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                                                                     EXHIBIT 2.2
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                          AGREEMENT AND PLAN OF MERGER

                          DATED AS OF SEPTEMBER 1, 2004

                                      AMONG

                       BENJAMIN FRANKLIN BANCORP, M.H.C.,

                         BENJAMIN FRANKLIN SAVINGS BANK

                                       AND

                         CHART BANK, A COOPERATIVE BANK

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                                TABLE OF CONTENTS

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ARTICLE I. DEFINITIONS; DISCLOSURE...............................................................................      2

   1.1. CERTAIN DEFINITIONS......................................................................................      2
   1.2. OTHER DEFINITIONAL MATTERS...............................................................................      9
   1.3. DISCLOSURE SCHEDULES.....................................................................................      9

ARTICLE II. THE MERGER...........................................................................................      9

   2.1. THE MERGER...............................................................................................      9
   2.2. SURVIVING BANK...........................................................................................      9
   2.3. BANCORP..................................................................................................     10
   2.4. EFFECT OF THE MERGER.....................................................................................     11
   2.5. ADDITIONAL ACTIONS.......................................................................................     11
   2.6. EFFECTIVE DATE AND EFFECTIVE TIME; CLOSING...............................................................     11

ARTICLE III. CONSIDERATION; EXCHANGE PROCEDURES..................................................................     12

   3.1. CONVERSION OF SHARES.....................................................................................     12
   3.2. ELECTION PROCEDURES......................................................................................     13
   3.3. EXCHANGE PROCEDURES......................................................................................     15
   3.4. RIGHTS AS SHAREHOLDERS; STOCK TRANSFERS..................................................................     17
   3.5. NO FRACTIONAL SHARES.....................................................................................     17
   3.6. DISSENTING SHARES........................................................................................     18
   3.7. ANTIDILUTION PROVISIONS.................................................................................      18
   3.8. WITHHOLDING RIGHTS.......................................................................................     18
   3.9. CHART OPTIONS............................................................................................     18

ARTICLE IV. ACTIONS PENDING MERGER...............................................................................     19

   4.1. AGREEMENTS OF CHART......................................................................................     19
   4.2. PARACHUTE PAYMENTS.......................................................................................     23
   4.3. AGREEMENTS OF BANCORP....................................................................................     23

ARTICLE V. REPRESENTATIONS AND WARRANTIES OF CHART...............................................................     24

   5.1. ORGANIZATION, STANDING AND AUTHORITY.....................................................................     24
   5.2. CHART CAPITAL STOCK......................................................................................     24
   5.3. SUBSIDIARIES.............................................................................................     25
   5.4. CORPORATE POWER..........................................................................................     26
   5.5. CORPORATE AUTHORITY......................................................................................     26
   5.6. REGULATORY APPROVALS; NO DEFAULTS........................................................................     26
   5.7. CHART FINANCIAL STATEMENTS...............................................................................     27
   5.8. CHART REPORTS............................................................................................     28
   5.9. ABSENCE OF UNDISCLOSED LIABILITIES.......................................................................     29
   5.10. ABSENCE OF CERTAIN CHANGES OR EVENTS....................................................................     29
   5.11. LITIGATION..............................................................................................     30
   5.12. REGULATORY MATTERS......................................................................................     30
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   5.13. COMPLIANCE WITH LAWS....................................................................................     31
   5.14. MATERIAL CONTRACTS; DEFAULTS............................................................................     31
   5.15. NO BROKERS..............................................................................................     33
   5.16. EMPLOYEE BENEFIT PLANS..................................................................................     33
   5.17. LABOR MATTERS...........................................................................................     35
   5.18. ENVIRONMENTAL MATTERS...................................................................................     35
   5.19. TAX MATTERS.............................................................................................     36
   5.20. RISK MANAGEMENT INSTRUMENTS.............................................................................     37
   5.21. INVESTMENT SECURITIES...................................................................................     38
   5.22. LOANS; NONPERFORMING AND CLASSIFIED ASSETS..............................................................     38
   5.23. BANK OWNED LIFE INSURANCE...............................................................................     39
   5.24. PROPERTIES..............................................................................................     39
   5.25. INTELLECTUAL PROPERTY...................................................................................     39
   5.26. FIDUCIARY ACCOUNTS......................................................................................     40
   5.27. CAPITALIZATION..........................................................................................     40
   5.28. COMMUNITY REINVESTMENT ACT, ANTI-MONEY LAUNDERING AND CUSTOMER INFORMATION SECURITY....................      40
   5.29. BOOKS AND RECORDS.......................................................................................     40
   5.30. INSURANCE...............................................................................................     40
   5.31. ALLOWANCE FOR LOAN LOSSES...............................................................................     41
   5.32. CREDIT CARD ACCOUNTS....................................................................................     41
   5.33. MERCHANT PROCESSING.....................................................................................     41
   5.34. TRANSACTIONS WITH AFFILIATES............................................................................     41
   5.35. MATERIAL INTERESTS OF CERTAIN PERSONS...................................................................     41
   5.36. REQUIRED VOTE; ANTITAKEOVER PROVISIONS..................................................................     41
   5.37. FAIRNESS OPINION........................................................................................     42
   5.38. DISCLOSURE..............................................................................................     42

ARTICLE VI. REPRESENTATIONS AND WARRANTIES OF BANCORP............................................................     42

   6.1. ORGANIZATION, STANDING AND AUTHORITY.....................................................................     42
   6.2. CAPITAL STRUCTURE........................................................................................     42
   6.3. SUBSIDIARIES.............................................................................................     42
   6.4. CORPORATE POWER..........................................................................................     44
   6.5. CORPORATE AUTHORITY......................................................................................     44
   6.6. REGULATORY APPROVALS; NO DEFAULTS........................................................................     44
   6.7. BANCORP FINANCIAL STATEMENTS.............................................................................     45
   6.8. BANCORP REPORTS..........................................................................................     46
   6.9. ABSENCE OF UNDISCLOSED LIABILITIES.......................................................................     46
   6.10. NO MATERIAL ADVERSE EFFECT..............................................................................     46
   6.11. LITIGATION..............................................................................................     47
   6.12. REGULATORY MATTERS......................................................................................     47
   6.13. COMPLIANCE WITH LAWS....................................................................................     47
   6.14. MATERIAL CONTRACTS; DEFAULTS............................................................................     48
   6.15. NO BROKERS..............................................................................................     48
   6.16. EMPLOYEE BENEFIT PLANS..................................................................................     48
   6.17. LABOR MATTERS...........................................................................................     50
   6.18. ENVIRONMENTAL MATTERS...................................................................................     50
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
   6.19. TAX MATTERS.............................................................................................     51
   6.20. RISK MANAGEMENT INSTRUMENTS.............................................................................     53
   6.21. INVESTMENT SECURITIES...................................................................................     53
   6.22. LOANS; NONPERFORMING AND CLASSIFIED ASSETS..............................................................     53
   6.23. BANK OWNED LIFE INSURANCE...............................................................................     54
   6.24. PROPERTIES..............................................................................................     54
   6.25. INTELLECTUAL PROPERTY...................................................................................     55
   6.26. FIDUCIARY ACCOUNTS......................................................................................     55
   6.27. CAPITALIZATION..........................................................................................     55
   6.28. COMMUNITY REINVESTMENT ACT, ANTI-MONEY LAUNDERING AND CUSTOMER INFORMATION SECURITY.....................     55
   6.29. BOOKS AND RECORDS.......................................................................................     56
   6.30. INSURANCE...............................................................................................     56
   6.31. ALLOWANCE FOR LOAN LOSSES...............................................................................     56
   6.32. CREDIT CARD ACCOUNTS....................................................................................     56
   6.33. MERCHANT PROCESSING.....................................................................................     56
   6.34. TRANSACTIONS WITH AFFILIATES............................................................................     56
   6.35. OWNERSHIP OF CHART COMMON STOCK.........................................................................     57
   6.36. DISCLOSURE..............................................................................................     57

ARTICLE VII. COVENANTS...........................................................................................     57

   7.1. REASONABLE BEST EFFORTS..................................................................................     57
   7.2. BANCORP CONVERSION FROM MUTUAL TO STOCK FORM.............................................................     57
   7.3. REGISTRATION STATEMENTS..................................................................................     58
   7.4. SHAREHOLDER APPROVAL.....................................................................................     59
   7.5. REGULATORY FILINGS.......................................................................................     59
   7.6. PRESS RELEASES...........................................................................................     60
   7.7. ACCESS; INFORMATION......................................................................................     60
   7.8. AFFILIATES...............................................................................................     61
   7.9. ACQUISITION PROPOSAL.....................................................................................     61
   7.10. CERTAIN POLICIES........................................................................................     62
   7.11. NASDAQ LISTING..........................................................................................     63
   7.12. INDEMNIFICATION.........................................................................................     63
   7.13. EMPLOYMENT AND BENEFIT MATTERS..........................................................................     64
   7.14. PAYMENTS AND RELATED AGREEMENTS.........................................................................     66
   7.15. NOTIFICATION OF CERTAIN MATTERS.........................................................................     66
   7.16. UPDATE OF DISCLOSURE SCHEDULES..........................................................................     66
   7.17. CURRENT INFORMATION.....................................................................................     67
   7.18. LOAN LOSS RESERVES......................................................................................     67
   7.19. CONTROL OF OTHER PARTY'S BUSINESS.......................................................................     67
   7.20. BANCORP PRODUCTS AND SERVICES...........................................................................     67
   7.21. ALCO MANAGEMENT.........................................................................................     67
   7.22. TAX MATTERS.............................................................................................     68
   7.23. SECTION 16..............................................................................................     68

ARTICLE VIII. CONDITIONS TO CONSUMMATION OF THE MERGER...........................................................     68

   8.1. CONDITIONS TO EACH PARTY'S OBLIGATIONS TO EFFECT THE MERGER..............................................     68
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   8.2. CONDITIONS TO OBLIGATIONS OF CHART.......................................................................     69
   8.3. CONDITIONS TO OBLIGATIONS OF BANCORP.....................................................................     70

ARTICLE IX. TERMINATION..........................................................................................     71

   9.1. TERMINATION..............................................................................................     71
   9.2. EFFECT OF TERMINATION; EXPENSES..........................................................................     73
   9.3. BANCORP SPECIAL PAYMENT..................................................................................     74
   9.4. CHART SPECIAL PAYMENT....................................................................................     75

ARTICLE X. MISCELLANEOUS.........................................................................................     77

   10.1. SURVIVAL................................................................................................     77
   10.2. WAIVER; AMENDMENT.......................................................................................     77
   10.3. COUNTERPARTS AND FACSIMILE SIGNATURES...................................................................     77
   10.4. GOVERNING LAW...........................................................................................     77
   10.5. EXPENSES................................................................................................     77
   10.6. NOTICES.................................................................................................     77
   10.7. ENTIRE UNDERSTANDING; NO THIRD PARTY BENEFICIARIES......................................................     78
   10.8. SEVERABILITY............................................................................................     78
   10.9. ENFORCEMENT OF THE AGREEMENT............................................................................     79
   10.10. INTERPRETATION.........................................................................................     79
   10.11. ASSIGNMENT.............................................................................................     79
   10.12. ALTERNATIVE STRUCTURE..................................................................................     79


                          AGREEMENT AND PLAN OF MERGER

      AGREEMENT AND PLAN OF MERGER, dated as of September 1, 2004 (this "AGREEMENT"), by and among Benjamin Franklin Bancorp, M.H.C. ("BANCORP"), Benjamin Franklin Savings Bank ("BANCORP BANK") and Chart Bank, A Cooperative Bank ("CHART"). Capitalized terms used but not defined in the Recitals to this Agreement shall have the meanings defined in Section 1.1.

                                    RECITALS

      WHEREAS, Chart is a Massachusetts chartered co-operative bank in stock form, having its principal place of business in Waltham, Massachusetts;

      WHEREAS, Bancorp is a Massachusetts chartered mutual holding company, having its principal place of business in Franklin, Massachusetts;

      WHEREAS, the Boards of Bancorp, Bancorp Bank and Chart have each determined that it is advisable and in the best interests of their respective companies (and, with respect to Chart, its stockholders) for Chart to merge with and into Bancorp Bank, subject to the terms and conditions set forth herein;

      WHEREAS, Bancorp will convert from mutual to stock form pursuant to a plan of conversion;

      WHEREAS, Bancorp Bank is a direct, wholly-owned subsidiary of Bancorp;

      WHEREAS, Chart will merge with Bancorp Bank, with Bancorp Bank as the surviving bank;

      WHEREAS, as a condition and inducement to Bancorp to enter into this Agreement, each person listed on Exhibit A to this Agreement ("SHAREHOLDER") is entering into an agreement, simultaneously with the execution of this Agreement, in the form of Exhibit B hereto (collectively, the "VOTING AGREEMENTS") pursuant to which each such Shareholder has agreed, among other things, to vote the Shareholder's shares of Chart Common Stock in favor of this Agreement and the transactions contemplated hereby;

      WHEREAS, as a condition and inducement to Bancorp to enter into this Agreement, each director of Chart is entering into an agreement, simultaneously with the execution of this Agreement, in the form of Exhibit C hereto (collectively, the "RELEASE AGREEMENTS") pursuant to which each such director has agreed to release Chart and any successors in interest from claims as specified therein.

      WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the business combination transactions described in this Agreement and to prescribe certain conditions thereto;

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE I.
                             DEFINITIONS; DISCLOSURE

      1.1. CERTAIN DEFINITIONS. The following terms are used in this Agreement with the meanings set forth below:

      "ACQUISITION PROPOSAL" shall mean (x) a bona fide proposal by any person (other than Bancorp or any subsidiary of Bancorp) to Chart or its stockholders to engage in a Change in Control Transaction, (y) a public statement by any person (other than Bancorp or any subsidiary of Bancorp) to Chart or its stockholders of such person's intention to make a proposal to engage in a Change in Control Transaction if this Agreement terminates or (z) the filing by any person (other than Bancorp or any subsidiary of Bancorp) of an application or notice with any Governmental Authority to engage in a Change in Control Transaction.

      "AGGREGATE CASH CONSIDERATION" shall be the product of the number of shares of Chart Common Stock outstanding immediately prior to the Effective Time times 0.45 times the Per Share Cash Consideration.

      "AGREEMENT" shall mean this Agreement, as amended or modified from time to time in accordance with Section 10.2.

      "ARTICLES OF MERGER" shall have the meaning set forth in Section 2.6(a).

      "AUTHORIZED REPRESENTATIVE" shall mean the Chief Executive Officer (with respect to Chart) or the Chief Executive or Chief Financial Officer (with respect to Bancorp).

      "BANCORP" shall have the meaning set forth in the preamble to this Agreement.

      "BANCORP ARTICLES" shall mean the Articles of Organization of Bancorp, as amended.

      "BANCORP BANK" shall mean Benjamin Franklin Savings Bank, and any successor thereto.

      "BANCORP BANK BYLAWS" shall mean the Bylaws of Bancorp Bank.

      "BANCORP BANK CHARTER" shall mean the Articles of Organization of Bancorp Bank

      "BANCORP BENEFIT PLANS" shall have the meaning set forth in Section
6.16(a).

      "BANCORP BOARD" shall mean the Board of Trustees of Bancorp (before the Conversion) and the Board of Directors of Bancorp (after the Conversion).

      "BANCORP BYLAWS" shall mean the Bylaws of Bancorp.

      "BANCORP COMMON STOCK" shall mean the common stock of Bancorp, which stock shall be authorized in the Conversion.

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      "BANCORP PREFERRED STOCK" shall mean the preferred stock of Bancorp, which stock shall be authorized in the Conversion.

      "BANCORP REGULATORY AUTHORITY" shall have the meaning set forth in Section 6.12(a).

      "BANCORP SPECIAL PAYMENT" shall have the meaning set forth in Section 9.3.

      "BANK REGULATOR" shall mean and include any pertinent federal or state Governmental Authority charged with the supervision of banks or bank or financial holding companies or engaged in the insurance of bank deposits, including without limitation, the Federal Reserve Board, the FDIC, the Depositors Insurance Fund of Massachusetts, the Co-operative Central Bank and the Massachusetts Bank Commissioner.

      "BHCA" shall mean the Bank Holding Company Act of 1956, as amended.

      "BOLI" shall have the meaning set forth in Section 5.23.

      "BUSINESS DAY" shall mean Monday through Friday of each week, except a legal holiday recognized as such by the U.S. Government or any day on which banking institutions in the Commonwealth of Massachusetts are authorized or obligated to close.

      "CASH ELECTION SHARES" shall have the meaning set forth in Section 3.2(b)(ii).

      "CERTIFICATE" shall mean any certificate that immediately prior to the Effective Time represented shares of Chart Common Stock.

      "CHANGE IN CONTROL TRANSACTION" shall mean (A) a merger, reorganization, tender or exchange offer, recapitalization, reorganization, liquidation, share exchange, consolidation or similar transaction involving Chart or any Chart Subsidiary, (B) the disposition, by sale, lease, exchange or otherwise, of assets of Chart or any Chart Subsidiary representing in either case 25% or more of the consolidated assets of Chart and Chart Subsidiaries, or (C) the issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 19.9% or more of the voting power of Chart or any Chart Subsidiary.

      "CHART" shall have the meaning set forth in the preamble to this Agreement.

      "CHART AFFILIATES" shall have the meaning set forth in Section 7.8.

      "CHART BENEFIT PLANS" shall have the meaning set forth in Section 5.16(a).

      "CHART BOARD" shall mean the Board of Directors of Chart.

      "CHART BOARD RECOMMENDATION" shall have the meaning set forth in Section 7.4.

      "CHART BYLAWS" shall mean the Bylaws of Chart.

      "CHART CHARTER" shall mean the Amended and Restated Charter of Chart.

      "CHART COMMON STOCK" shall mean the Series A and Series B common stock, $1.00 par value per share, of Chart.

      "CHART FINANCIAL STATEMENTS" shall have the meaning set forth in Section 5.7.

      "CHART LOAN PROPERTY" shall have the meaning set forth in Section 5.18(b).

      "CHART MEETING" shall have the meaning set forth in Section 7.4.

      "CHART OPTIONS" shall mean the options to acquire Chart Common Stock issued under the Chart Stock Option Plan.

      "CHART PREFERRED STOCK" shall mean the serial preferred stock, par value $1.00 per share, of Chart.

      "CHART REGULATORY AUTHORITIES" shall have the meaning set forth in Section 5.12(a).

      "CHART REPORTS" shall have the meaning set forth in Section 5.8.

      "CHART SPECIAL PAYMENT" shall have the meaning set forth in Section 9.4.

      "CHART STOCK" shall mean, collectively, Chart Common Stock and Chart Preferred Stock.

      "CHART STOCK OPTION PLAN" shall mean the Chart Bank 1996 Stock Option Plan, as amended.

      "CLOSING" and "CLOSING DATE" shall have the meanings set forth in Section 2.6(b).

      "CODE" shall mean the Internal Revenue Code of 1986, as amended.

      "COMMUNITY REINVESTMENT ACT" shall mean the Community Reinvestment Act of 1977, as amended.

      "CONSULTING AGREEMENT" has the meaning set forth in Section 7.14.

      "CONVERSION" shall mean the conversion of Bancorp from mutual to stock form.

      "CORPORATORS" shall mean the Corporators of Bancorp.

      "DETERMINATION DATE" shall mean the date on which the last required approval of a Governmental Authority is obtained with respect to the Transactions, without regard to any requisite waiting period.

      "DERIVATIVES CONTRACT" shall have the meaning set forth in Section 5.19.

      "DISCLOSURE SCHEDULE" shall have the meaning set forth in Section 1.3.

      "DISSENTING SHARES" shall have the meaning set forth in Section 3.6.

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      "DPC SHARES" shall mean shares of Chart Common Stock held in respect of debt previously contracted.

      "EFFECTIVE DATE" shall have the meaning set forth in Section 2.6(a).

      "EFFECTIVE TIME" shall have the meaning set forth in Section 2.6(a).

      "ELECTION DEADLINE" shall have the meaning set forth in Section 3.2(e).

      "ELECTION FORM" shall have the meaning set forth in Section 3.2(a)(ii).

      "ENVIRONMENTAL LAWS" shall mean any federal, state or local law, regulation, order, decree, permit, authorization, opinion or agency requirement relating to: (A) the protection or restoration of the environment, health, safety, or natural resources, (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (C) wetlands, pollution, contamination or any injury or threat of injury to Persons or property in connection with any Hazardous Substance.

      "EQUAL CREDIT OPPORTUNITY ACT" shall mean the Equal Credit Opportunity Act, as amended.

      "EQUITY INTERESTS" shall mean, with respect to any Person, warrants, options, rights, subscriptions, calls, commitments, convertible securities and other arrangements or commitments of any character that call for the Person to issue, deliver or dispose, or cause to be issued, delivered or disposed, any of its or its Subsidiaries' capital stock or other ownership or equity interests of such Person or its Subsidiaries.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

      "ERISA AFFILIATE" shall mean any entity that is considered one employer with Chart or Bancorp, as the case may be, under Section 4001(b)or Section 414 of the Code.

      "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

      "EXCHANGE AGENT" shall have the meaning set forth in Section 3.2(a).

      "EXPENSES" shall have the meaning set forth in Section 9.2(b).

      "EXPIRATION DATE" shall have the meaning set forth in Section 9.1(b).

      "FAIR HOUSING ACT" shall mean the Fair Housing Act, as amended.

      "FDIC" shall mean the Federal Deposit Insurance Corporation.

      "FEDERAL RESERVE ACT" shall mean the Federal Reserve Act, as amended.

      "FEDERAL RESERVE BOARD" shall mean the Board of Governors of the Federal Reserve System.

      "GAAP" shall mean United States generally accepted accounting principles.

      "GOVERNMENTAL AUTHORITY" shall mean any United States or foreign, federal, state or local governmental commission, board, body, bureau, or other regulatory authority, agency, including courts and other judicial bodies, or any self-regulatory body or authority, including any instrumentality or entity designated to act for or on behalf of the foregoing.

      "HAZARDOUS SUBSTANCE" shall mean any substance that is: (A) listed, classified or regulated pursuant to any Environmental Law, (B) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon or (C) any other substance that is the subject of regulatory action by any Governmental Authority in connection with any Environmental Law.

      "INDEMNIFIED PARTY," "INDEMNIFIED PARTIES" and "INDEMNIFYING PARTY" shall have the meanings set forth in Section 7.12(a).

      "INSURANCE AMOUNT" shall have the meaning set forth in Section 7.12(c).

      "INSURANCE POLICIES" shall have the meaning set forth in Section 5.30.

      "JOINT VENTURE" shall mean any corporation, limited liability company, limited liability partnership, partnership, joint venture, trust, association or other entity that is not a Subsidiary of Chart, as the case may be, and in which
(a) Chart, directly or indirectly, owns or controls any shares of any class of the outstanding voting securities or other Equity Interests, including without limitation, an equity investment, as such term as of the date hereof is defined in the FDIC's rules and regulations regarding activities and investments of insured state banks at 12 C.F.R. Section 362.2(g), or (b) Chart or any of its Subsidiaries is a general partner.

      "KNOWLEDGE" or any words or phrase of similar effect shall mean, with respect to any Person, the actual knowledge of such Person, after reasonable due inquiry.

      "LIENS" shall mean any charge, mortgage, pledge, security interest, restriction, options, rights of first refusal, claim, lien or encumbrance.

      "LOANS" shall have the meaning set forth in Section 5.22(a).

      "LOAN LOSS RESERVES" shall mean the reserves established by Chart in accordance with its customary practices with respect to Loans as of the Closing Date.

      "MASSACHUSETTS BANK COMMISSIONER" shall mean the Commissioner of Banks of The Commonwealth of Massachusetts.

      "MATERIAL ADVERSE EFFECT" shall mean, with respect to any Person, any change or effect that (i) is or would be reasonably likely to be material and adverse to the financial position, results of operations or business of such Person and its Subsidiaries taken as a whole or (ii) would materially impair the ability of any Person to perform their respective obligations under any Transaction Document or otherwise materially impede the consummation of the Transactions.

      "MATERIAL CONTRACT" shall have the meaning set forth in Sections 5.14.

      "MGL" shall mean the Massachusetts General Laws, as amended.

      "MERGER" shall have the meaning set forth in Section 2.1.

      "MERGER CONSIDERATION" shall mean the number of whole shares of Bancorp Common Stock, plus cash in lieu of any factional share interest, and/or the amount of cash into which shares of Chart Common Stock shall be converted pursuant to the provisions of Article III.

      "MHPF" shall mean the Massachusetts Housing Partnership Fund.

      "MIXED ELECTION" shall have the meaning set forth in Section 3.2(b)(iii).

      "NASDAQ" shall mean The Nasdaq Stock Market, Inc.'s National Market.

      "NATIONAL LABOR RELATIONS ACT" shall mean the National Labor Relations Act, as amended.

      "NO-ELECTION SHARES" shall have the meaning set forth in Section
3.2(b)(iv).

      "OREO" shall mean other real estate owned.

      "PAYMENT EVENT" shall have the meaning set forth in Section 9.4(a).

      "PAYMENTS AGREEMENTS" shall have the meaning set forth in Section 7.14.

      "PENSION PLAN" shall have the meaning set forth in Section 5.16(b).

      "PER SHARE CASH CONSIDERATION" shall have the meaning set forth in Section 3.1(b)(ii).

      "PER SHARE MERGER CONSIDERATION" shall mean the Per Share Stock Consideration plus cash in lieu of any fractional share interest or the Per Share Cash Consideration.

      "PER SHARE STOCK CONSIDERATION" shall have the meaning set forth in
Section 3.1(b)(i).

      "PERSON" shall mean any individual, bank, corporation, partnership, association, joint-stock company, business trust, limited liability company or unincorporated organization.

      "PREVIOUSLY DISCLOSED" by a party shall mean information set forth in a section of its Disclosure Schedule corresponding to the section of this Agreement where such term is used (except as otherwise specifically provided in Section 1.3 or otherwise in this Agreement).

      "PROCEEDING" shall have the meaning set forth in Section 7.12(a).

      "PROXY STATEMENT" shall have the meaning set forth in Section 7.3(a).

      "REALLOCATED CASH SHARES" shall have the meaning set forth in Section 3.2(g)(i)(C).

      "REALLOCATED STOCK SHARES" shall have the meaning set forth in Section 3.2(g)(ii)(B).

      "REGISTRATION STATEMENT" shall mean each and both of the registration statements referred to in Section 7.3(a).

      "REPRESENTATIVES" shall have the meaning set forth in Section 7.9.

      "SAIF" shall mean the Savings Association Insurance Fund maintained by the FDIC.

      "SEC" shall mean the Securities and Exchange Commission.

      "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

      "SHAREHOLDERS" shall have the meaning set forth in the recitals to this Agreement.

      "SPECIAL PAYMENT TERMINATION DATE" shall have the meaning set forth in
Section 9.4(c).

      "STOCK ELECTION SHARES" shall have the meaning set forth in Section 3.2(b)(i).

      "STOCK OPTION EXCHANGE RATIO" shall mean the Per Share Stock
Consideration.

      "SUBSIDIARY" shall have the meaning ascribed to that term in Rule 1-02 of Regulation S-X of the SEC.

      "SURVIVING BANK" shall have the meaning set forth in Section 2.1.

      "TAX" and "TAXES" mean all federal, state, local or foreign income, gross income, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, custom duties, unemployment or other taxes of any kind whatsoever, together with any interest, additions or penalties thereto and any interest in respect of such interest and penalties.

      "TAX RETURNS" shall mean any return, declaration, report, claim for refund, information return or other document (including any schedules or attachments thereto) filed or required to be filed in connection with the determination, assessment or collection of any Tax or the administration of any laws, regulations or administrative requirements relating to any Tax.

      "TENDER OFFER" shall mean a tender offer or exchange offer to purchase any shares of Chart Common Stock such that, upon consummation of such offer, the person making such tender offer or exchange offer would own or control 19.9% or more of the then outstanding shares of Chart Common Stock.

      "TIME EXTENSION EVENT" shall have the meaning set forth in Section 9.4(b).

      "TRANSACTIONS" shall mean the Conversion and the Merger.

      "TRANSACTION DOCUMENT" shall mean any and all of this Agreement, the Disclosure Schedules of Chart and Bancorp, the Voting Agreements, the Release Agreements, the Payments Agreements and the Consulting Agreements.

      "UNPERFECTED DISSENTING SHARES" shall have the meaning set forth in
Section 3.6.

      "USA PATRIOT ACT" shall have the meaning set forth in Section 5.28.

      "VOTING AGREEMENTS" shall have the meaning set forth in the recitals to this Agreement.

      "WELFARE PLAN" shall mean an employee welfare benefit plan (within the meaning of Section 3(1) of ERISA).

    1.2. OTHER DEFINITIONAL MATTERS. Unless the context otherwise requires, a term defined anywhere in this Agreement has the same meaning throughout; all references to "the Agreement" or "this Agreement" are to this Agreement as modified, supplemented or amended from time to time; and terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

    1.3. DISCLOSURE SCHEDULES. On or prior to the date hereof, Bancorp has delivered to Chart a schedule and Chart has delivered to Bancorp a schedule (respectively, its "DISCLOSURE SCHEDULE") setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Article V or
Article VI or to one or more of its covenants contained in Article IV. The mere inclusion of a fact, circumstance or event in a Disclosure Schedule shall not be deemed an admission by a party that such item represents a material exception or that such item is reasonably likely to result in a Material Adverse Effect. Any matter disclosed pursuant to one section of a party's Disclosure Schedule shall be deemed disclosed for all purposes of such party's Disclosure Schedule, but only to the extent that it is reasonably apparent from a reading of the disclosure that it also qualifies or applies to other sections of the Agreement and the corresponding Schedule.

                                   ARTICLE II.
                                   THE MERGER

    2.1. THE MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time, Chart shall be merged with and into Bancorp Bank (the "MERGER") and Bancorp Bank shall be the surviving bank of the Merger. The identity, rights, privileges, powers, franchises, properties, assets, liabilities and obligations of Bancorp Bank shall continue unaffected and unimpaired by the Merger. At the time of the Merger, the separate existence of Chart shall cease and all of the rights, privileges, powers, franchises, properties, assets, liabilities and obligations of Chart shall be vested in and assumed by Bancorp Bank, as the surviving bank (the "SURVIVING BANK").

    2.2. SURVIVING BANK.

      (a) CHARTER AND BYLAWS. The Charter and Bylaws of Surviving Bank shall be the Charter and Bylaws of Bancorp Bank as in effect immediately prior to the Effective Time, until thereafter amended as provided therein and by applicable law.

      (b) NAME AND PURPOSES. The name of Surviving Bank shall be Benjamin Franklin Savings Bank, Benjamin Franklin Bank or such other name as Bancorp may designate, with the prior written consent of Chart (which consent shall not be unreasonably withheld), and the purposes of Surviving Bank shall be the purposes of Bancorp Bank as contained in its Charter, until thereafter amended as provided in the Charter of Surviving Bank and by applicable law.

      (c) CAPITAL STOCK. The total number of shares and the par value of each class of stock that Surviving Bank is authorized to issue and the description of each class, with their respective preferences, voting powers, qualifications, special or relative rights or privileges, shall be the same as that of Bancorp Bank as contained in its Charter, until thereafter amended as provided in said Charter and by applicable law.

      (d) DIRECTORS AND OFFICERS OF SURVIVING BANK.

         (i) Except as set forth in Section 2.2(d)(ii), the directors and officers of Surviving Bank immediately after the Merger shall be the directors and officers of Bancorp Bank immediately prior to the Merger, until such time as their successors shall be duly elected and qualified.

         (ii) Promptly following the Effective Time, six persons (one of whom shall be Chart's President and Chief Executive Officer) who were serving as directors of Chart as of the date of this Agreement and who are mutually agreed upon by Chart and Bancorp shall be elected or appointed to the Surviving Bank Board of Directors. Such former directors of Chart shall be classified evenly, to the extent practicable, into each of the classes of the Surviving Bank Board of Directors and each of the committees of the Surviving Bank Board of Directors shall include a number of former Chart directors such that, to the extent practicable, former Chart directors serve on each committee in the same proportions as they serve on the Surviving Bank Board of Directors. If any person initially designated to be a Director of Surviving Bank is unable at the time of such election or appointment to serve as a Director of Surviving Bank for any reason, a replacement or replacements designated by the mutual agreement of (i) the Directors of Surviving Bank who were formerly directors of Chart (ii) and the Directors of Surviving Bank who were formerly directors of Bancorp Bank shall be so elected or appointed instead.

      2.3. BANCORP.

            (a) CHARTER AND BYLAWS. The Charter and Bylaws of Bancorp as of the Effective Time shall be in the forms reviewed and approved by the Massachusetts Bank Commissioner as part of Bancorp's Conversion approval process, until thereafter amended as provided therein and by applicable law. Bancorp shall give Chart the opportunity to review and comment on its Charter and Bylaws prior to submitting them to the Massachusetts Bank Commissioner for approval, and will accept and honor the reasonable comments and requests of Chart with respect to the terms of the Bancorp Charter and Bylaws to the extent such comments and requests relate to implementation of Section 2.3(b) in accordance with its terms, and will otherwise give due consideration to the reasonable comments of Chart relating to the terms of the Bancorp Charter and Bylaws.

            (b) DIRECTORS OF BANCORP. Promptly following the Effective Time, six persons (one of whom shall be Chart's President and Chief Executive Officer) who were serving as directors of Chart as of the date of this Agreement and who are mutually agreed upon by Chart and Bancorp shall be elected or appointed to the Bancorp Board of Directors. Such former directors of Chart shall be classified evenly, to the extent practicable, into each of the classes of the Bancorp Board and each of the committees of the Bancorp Board shall include a number of former Chart directors, to the extent practicable, such that former Chart directors serve on each committee in the same proportions as they serve on the Bancorp Board. If any person initially designated to be a Director of Bancorp is unable at the time of such election or appointment to serve as a Director of Bancorp for any reason, a replacement or replacements designated by the mutual agreement of (i) the Directors of Bancorp who were formerly directors of Chart and (ii) the Directors of Bancorp who were formerly trustees of Bancorp shall be so elected or appointed instead.

      2.4. EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and in the applicable provisions of Chapters 168, 170 and 172 of the MGL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Chart shall vest in Surviving Bank, and all debts, liabilities, obligations, restrictions, disabilities and duties of Chart shall become the debts, liabilities, obligations, restrictions, disabilities and duties of Surviving Bank.

      2.5. ADDITIONAL ACTIONS. If, at any time after the Effective Time, Surviving Bank shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in Surviving Bank its right, title or interest in, to or under any of the rights, properties or assets of Chart acquired or to be acquired by Surviving Bank as a result of, or in connection with, the Merger, or
(ii) otherwise carry out the purposes of this Agreement, Chart and its proper officers and directors shall be deemed to have granted to Surviving Bank an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in Surviving Bank and otherwise to carry out the purposes of this Agreement, and the proper officers and directors of Surviving Bank are fully authorized in the name of Surviving Bank or otherwise to take any and all such action.

      2.6. EFFECTIVE DATE AND EFFECTIVE TIME; CLOSING.

         (a) Subject to the satisfaction or waiver of the conditions set forth in Article VIII and those conditions that by their nature are to be satisfied at the consummation of the Merger, but subject to the fulfillment or waiver of those conditions), the parties shall cause articles of merger relating to the Merger (the "ARTICLES OF MERGER") to be filed with the Secretary of State of The Commonwealth of Massachusetts pursuant to the MGL on (i) a date selected by Bancorp after such satisfaction or waiver which is no later than five Business Days after such satisfaction or waiver, or (ii) such other date to which the parties may agree in writing; provided, however, that the closing of the Conversion, including all of the necessary filings in connection therewith, shall occur and become effective prior to and on the same day as the effective date of the Articles of Merger. The Merger shall become effective on the date the Articles of Merger, accompanied by payment of the filing fee (as provided in Chapter 156B, Section 6 and Section 114 of the MGL), have been examined by and received the endorsed approval of the Secretary of State of the Commonwealth of Massachusetts or on such later date as may be specified therein (the "EFFECTIVE DATE"). The "EFFECTIVE TIME" of the Merger shall be the time at which the Articles of Merger with respect to the Merger, accompanied by payment of the filing fee (as provided in Chapter 156B, Section 6 and Section 114 of the MGL), have been examined by an received the endorsed approval of the Secretary of State of the Commonwealth of Massachusetts or as set forth in such filing (the "EFFECTIVE TIME"). The filing of the Articles of Merger and all filings necessary to complete the Conversion shall be made on the Closing Date.

         (b) A closing (the "CLOSING") shall take place on the date on which the Articles of Merger are filed at 10:00 a.m., Eastern Time, at the principal offices of Foley Hoag LLP, Boston, Massachusetts, or at such other place, at such other time, or on such other date as the parties may mutually agree upon (such date, the "CLOSING DATE"). At the Closing, there shall be delivered to Bancorp and Chart the opinions, certificates and other documents required to be delivered under Article VIII hereof.

                                  ARTICLE III.
                       CONSIDERATION; EXCHANGE PROCEDURES

      3.1. CONVERSION OF SHARES. At the Effective Time, by virtue of the Merger and without any action on the part of a holder of stock or any other Equity Interests of Chart:

         (a) Each share of Chart Common Stock held of record immediately prior to the Effective Time by Chart, Bancorp or any Subsidiary of Chart or of Bancorp (other than DPC Shares) shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

         (b) Subject to Sections 3.2, 3.5, 3.6 and 3.7, each share of Chart Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 3.1(a)) shall be converted into, and shall be canceled in exchange for, the right to receive:

            (i) 3.075 shares of Bancorp Common Stock (the "PER SHARE STOCK CONSIDERATION"), or

            (ii) a cash amount equal to $30.75 per share of Chart Common Stock (the "PER SHARE CASH CONSIDERATION").

The definition of the Per Share Stock Consideration set forth in Section 3.1(b)(i) assumes that the initial public offering price of the Bancorp Common Stock in the Conversion will be $10.00 per share, which price shall be the price at which shares of Bancorp Common Stock are initially sold in the Conversion, based upon the appraised pro forma market value of Bancorp Common Stock determined by a qualified independent appraiser selected by Bancorp and approved by the Massachusetts Bank Commissioner (the "IPO PRICE"). If the IPO Price is an amount other than $10.00, the Per Share Stock Consideration shall be proportionately adjusted so that (i) the number of shares of Bancorp Common Stock received for each share of Chart Bank Common Stock times (ii) the IPO Price, equals $30.75.

      3.2. ELECTION PROCEDURES.

         (a) Bancorp shall designate an exchange agent to act as agent (the "EXCHANGE AGENT") for purposes of conducting the election procedure and the exchange procedure described in Sections 3.2 and 3.3. Provided that Chart has delivered, or caused to be delivered, to the Exchange Agent all information that is necessary for the Exchange Agent to perform its obligations as specified herein, the Exchange Agent shall, no later than the twenty-fifth (25th) Business Day prior to the anticipated Effective Date, mail or make available to each holder of record of a Certificate or Certificates:

            (i) a notice and letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates theretofore representing shares of Chart Common Stock shall pass, only upon proper delivery of the Certificates to the Exchange Agent) advising such holder of the anticipated effectiveness of the Merger and the procedure for surrendering to the Exchange Agent such Certificate or Certificates in exchange for the consideration set forth in Section 3.1(b) hereof deliverable in respect thereof pursuant to this Agreement and

            (ii) an election form in such form as Bancorp and Chart shall mutually agree (the "ELECTION FORM").

         (b) Each Election Form shall permit the holder (or in the case of nominee record holders, the beneficial owner through proper instructions and documentation)

            (i) to elect to receive Bancorp Common Stock with respect to all of such holder's Chart Common Stock as hereinabove provided (the "STOCK ELECTION SHARES"),

            (ii) to elect to receive cash with respect to all of such holder's Chart Common Stock as hereinabove provided (the "CASH ELECTION SHARES"),

            (iii) to elect to receive Bancorp Common Stock with respect to part of such holder's Chart Common Stock and to receive cash with respect to the remaining part of such holder's Chart Common Stock as hereinabove provided (a "MIXED ELECTION"), or

            (iv) to indicate that such holder makes no such election with respect to such holder's shares of Chart Common Stock (the "NO-ELECTION SHARES").

         (c) With respect to each holder of Chart Common Stock who makes a Mixed Election, the shares of Chart Common Stock such holder elects to be converted into the right to receive Bancorp Common Stock shall be treated as Stock Election Shares and the shares such holder elects to be converted into the right to receive cash shall be treated as Cash Election Shares for purposes of the provisions contained in Sections 3.2(b), 3.2(g) and 3.2(h). Nominee record holders who hold Chart Common Stock on behalf of multiple beneficial owners shall indicate how many of the shares held by them are Stock Election Shares, Cash Election Shares and No-Election Shares.

         (d) If a shareholder either (i) does not submit a properly completed Election Form prior to the Election Deadline or (ii) revokes an Election Form prior to the Election Deadline and does not resubmit a properly completed Election Form prior to the Election Deadline, the shares of Chart Common Stock held by such shareholder shall be treated as No-Election Shares. Any Dissenting Shares shall be deemed to be Cash Election Shares, and with respect to such shares the holders thereof shall in no event receive consideration consisting of Bancorp Common Stock.

         (e) The term "ELECTION DEADLINE" shall mean 5:00 p.m., Eastern Time, on the 20th Business Day following but not including the date of mailing of the Election Form or such other date as Bancorp and Chart shall mutually agree upon.

         (f) Any election to receive Bancorp Common Stock or cash shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. An Election Form will be properly completed only if accompanied by Certificates representing all shares of Chart Common Stock covered thereby, subject to the provisions of
Section 3.3(c). Any Election Form may be revoked or changed by the Person submitting such Election Form to the Exchange Agent by written notice to the Exchange Agent only if such written notice is actually received by the Exchange Agent at or prior to the Election Deadline. The Certificate or Certificates representing Chart Common Stock relating to any revoked Election Form shall be promptly returned without charge to the Person submitting the Election Form to the Exchange Agent. The Exchange Agent shall have reasonable discretion to determine when any election, modification or revocation is received, whether any such election, modification or revocation has been properly made and to disregard immaterial defects in any Election Form, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive. Neither Bancorp nor the Exchange Agent shall be under any obligation to notify any Person of any defect in an Election Form.

         (g) Within five (5) Business Days after the Election Deadline, the Exchange Agent shall calculate the allocation among holders of Chart Common Stock of rights to receive Bancorp Common Stock or cash in the Merger in accordance with the Election Forms as follows:

            (i) If the number of Cash Election Shares times the Per Share Cash Consideration is less than the Aggregate Cash Consideration, then:

               (A) all Cash Election Shares (subject to Section 3.6 with respect to Dissenting Shares) shall be converted into the right to receive cash,

               (B) No-Election Shares shall then be deemed to be Cash Election Shares to the extent necessary to have the total number of Cash Election Shares times the Per Share Cash Consideration equal the Aggregate Cash Consideration. If less than all of the No-Election Shares need to be treated as Cash Election Shares, then the Exchange Agent shall select which No-Election Shares shall be treated as Cash Election Shares in such manner as the Exchange Agent shall determine in accordance with Section 3.2(h), and all remaining No-Election Shares shall thereafter be treated as Stock Election Shares,

               (C) If all of the No-Election Shares are treated as Cash Election Shares under the preceding subsection, and the total number of Cash Election Shares (including such No-Election Shares treated as such) times the Per Share Cash Consideration remains less than the Aggregate Cash Consideration, then the Exchange Agent shall convert on a pro rata basis as described below a sufficient number of Stock Election Shares into Cash Election Shares ("REALLOCATED CASH SHARES") such that the sum of the number of Cash Election Shares plus the number of Reallocated Cash Shares times the Per Share Cash Consideration equals the Aggregate Cash Consideration, and all Reallocated Cash Shares will be converted into the right to receive the Per Share Cash Consideration, and

               (D) the Stock Election Shares that are not Reallocated Cash Shares shall be converted into the right to receive the Per Share Stock Consideration.

            (ii) If the number of Cash Election Shares times the Per Share Cash Consideration is greater than the Aggregate Cash Consideration, then:

               (A) all Stock Election Shares and all No-Election Shares shall be converted into the right to receive Bancorp Common Stock,

               (B) the Exchange Agent shall convert on a pro rata basis as described below a sufficient number of Cash Election Shares (excluding any Dissenting Shares) ("REALLOCATED STOCK SHARES") such that the number of remaining Cash Election Shares (including Dissenting Shares) times the Per Share Cash Consideration equals the Aggregate Cash Consideration, and all Reallocated Stock Shares shall be converted into the right to receive the Per Share Stock Consideration, and

               (C) the Cash Election Shares (subject to Section 3.6 with respect to Dissenting Shares) that are not Reallocated Stock Shares shall be converted into the right to receive the Per Share Cash Consideration.

            (iii) If the number of Cash Election Shares times the Per Share Cash Consideration is equal to the Aggregate Cash Consideration, then Sections 3.2(g)(i) and 3.2(g)(ii) above shall not apply and all No-Election Shares and all Stock Election Shares will be converted into the right to receive the Per Share Stock Consideration.

      (h) In the event that the Exchange Agent is required pursuant to Section 3.2(g)(i)(C) to convert some Stock Election Shares into Reallocated Cash Shares, each holder of Stock Election Shares shall be allocated a pro rata portion of the total Reallocated Cash Shares. In the event the Exchange Agent is required, pursuant to Section 3.2(g)(ii)(B), to convert some Cash Election Shares into Reallocated Stock Shares, each holder of Cash Election Shares shall be allocated a pro rata portion of the total Reallocated Stock Shares. In the event the Exchange Agent is required pursuant to Section 3.2(g)(i)(B) to convert some No-Election Shares into Cash Election Shares, such conversion shall be allocated on a pro rata basis among No-Election Shares.

            (i) Bancorp will include in its plan of conversion relating to the Conversion a provision to the effect that, if any shares of Bancorp Common Stock that are offered for sale in the community offering that is conducted as part of the Conversion remain unsold, such shares may, in the sole discretion of Bancorp, be issued to holders of Chart Common Stock as part of the Merger Consideration.

      3.3. EXCHANGE PROCEDURES.

         (a) At or prior to the Effective Time, for the benefit of the holders of Certificates,

Bancorp shall deliver to the Exchange Agent certificates evidencing the number of shares of Bancorp Common Stock issuable and the Aggregate Cash Consideration payable pursuant to this Article III in exchange for Certificates representing outstanding shares of Chart Common Stock. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of Bancorp Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares for the account of the Persons entitled thereto.

         (b) After completion of the allocation referred to in Section 3.2(g), each holder of an outstanding Certificate or Certificates who has surrendered such Certificate or Certificates to the Exchange Agent will, upon acceptance thereof by the Exchange Agent, be entitled to a certificate or certificates representing the number of whole shares of Bancorp Common Stock and the amount of cash into which the aggregate number of shares of Chart Common Stock previously represented by such Certificate or Certificates surrendered shall have been converted pursuant to this Agreement and any other distribution theretofore paid with respect to Bancorp Common Stock issuable in the Merger, if such holder's shares of Chart Common Stock have been converted into Bancorp Common Stock, in each case without interest. The Exchange Agent shall accept such Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. Each outstanding Certificate which prior to the Effective Time represented Chart Common Stock and that is not surrendered to the Exchange Agent in accordance with the procedures provided for herein shall, except as otherwise herein provided, until duly surrendered to the Exchange Agent be deemed to evidence ownership of the number of shares of Bancorp Common Stock or the right to receive the amount of cash into which such Chart Common Stock shall have been converted. After the Effective Time, there shall be no further transfer on the records of Chart of Certificates representing shares of Chart Common Stock and if such Certificates are presented to Chart for transfer, they shall be cancelled against delivery of certificates for Bancorp Common Stock or cash as hereinabove provided. No dividends that have been declared will be remitted to any Person entitled to receive shares of Bancorp Common Stock under this Agreement until such Person surrenders the Certificate or Certificates representing Chart Common Stock, at which time such dividends shall be remitted to such Person, without interest.

         (c) Appropriate transmittal materials in a form satisfactory to Bancorp (including a letter of transmittal specifying that delivery shall be effected and risk of loss and title to such certificate shall pass, only upon delivery of such certificate to the Exchange Agent) shall be mailed as soon as practicable after the Effective Time to each holder of record of Chart Common Stock as of the Effective Time who did not previously submit a properly completed Election Form. Bancorp shall not be obligated to deliver cash and/or a certificate or certificates representing shares of Bancorp Common Stock to which a holder of Chart Common Stock would otherwise be entitled as a result of the Merger until such holder surrenders the Certificate or Certificates representing the shares of Chart Common Stock for exchange as provided in this Section 3.3, or, in default thereof, an appropriate affidavit of loss and indemnity agreement and/or a bond as may be required by Bancorp or the Exchange Agent. If any certificates evidencing shares of Bancorp Common Stock are to be issued in a name other than that in which the Certificate evidencing Chart Common Stock surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed or accompanied by an executed form of assignment separate from the Certificate and otherwise in proper form for transfer and that the Person requesting such exchange pay to the Exchange Agent any transfer or other tax required by reason of the issuance of a certificate for shares of Bancorp Common Stock in any name other than that of the registered holder of the Certificate surrendered or otherwise establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

         (d) Any portion of the shares of Bancorp Common Stock and cash delivered to the Exchange Agent by Bancorp pursuant to Section 3.3(a) that remains unclaimed by the stockholders of Chart for one year after the Effective Time (as well as any proceeds from any investment thereof) shall be delivered by the Exchange Agent to Bancorp. Any stockholders of Chart who have not theretofore complied with Section 3.3(c) shall thereafter look only to Bancorp for the consideration deliverable in respect of each share of Chart Common Stock such shareholder holds as determined pursuant to this Agreement without any interest thereon. If outstanding Certificates for shares of Chart Common Stock are not surrendered or the payment for them is not claimed prior to the date on which such shares of Bancorp Common Stock or cash would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of Bancorp (and to the extent not in its possession shall be delivered to it), free and clear of all claims or interest of any Person previously entitled to such property. Neither the Exchange Agent nor any party to this Agreement shall be liable to any holder of stock represented by any Certificate for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Bancorp and the Exchange Agent shall be entitled to rely upon the stock transfer books of Chart to establish the identity of those Persons entitled to receive the consideration specified in this Agreement, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Certificate, Bancorp and the Exchange Agent shall be entitled to deposit any consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

         (e) Notwithstanding anything in this Agreement to the contrary, Certificates surrendered for exchange by any Chart Affiliate shall not be exchanged for certificates representing shares of Bancorp Common Stock to which such Chart Affiliate may be entitled pursuant to the terms of this Agreement until Bancorp has received a written agreement from such Person as specified in
Section 7.8.

      3.4. RIGHTS AS SHAREHOLDERS; STOCK TRANSFERS. At the Effective Time, holders of Chart Stock shall cease to be, and shall have no rights as, stockholders of Chart other than to receive the consideration provided under this Article III. After the Effective Time, there shall be no transfers on the stock transfer books of Chart of shares of Chart Stock.

      3.5. NO FRACTIONAL SHARES. Notwithstanding any other provision of this Agreement, neither certificates nor scrip for fractional shares of Bancorp Common Stock shall be issued in the Merger. Each holder of Chart Common Stock who otherwise would have been entitled to a fraction of a share of Bancorp Common Stock (after taking into account all Certificates delivered by such holder) shall receive in lieu thereof cash (without interest) in an amount determined by multiplying the fractional share interest to which such holder would otherwise be entitled by the

Per Share Cash Consideration. No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share.

      3.6. DISSENTING SHARES. Each outstanding share of Chart Common Stock the holder of which has perfected his right to dissent under applicable law and has not effectively withdrawn or lost such right as of the Effective Time (the "DISSENTING SHARES") shall not be converted into or represent a right to receive shares of Bancorp Common Stock and cash hereunder. Rather, the holder thereof shall be entitled only to payment of the appraised value of such Dissenting Shares in accordance with the provisions of Section 26D of Chapter 170 of the MGL. Chart shall give Bancorp (i) prompt notice of any demands filed pursuant to such Section 26D received by Chart, withdrawals of such demands, and any other instruments served in connection with such demands pursuant to applicable law and received by Chart, and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands under applicable law consistent with the obligations of Chart thereunder. Chart shall not, except with the prior written consent of Bancorp's Authorized Representative, (x) make any payment with respect to, or to any person making, any such demand, (y) offer to settle or settle any such demand or (z) waive any failure to timely deliver a written demand in accordance with applicable law. If any holder of Dissenting Shares shall fail to perfect or shall have effectively withdrawn or lost the right to dissent (which shares are referred to as "UNPERFECTED DISSENTING SHARES") at any time, the Unperfected Dissenting Shares held by such holder shall be converted on a share by share basis into the right to receive the Per Share Stock Consideration and/or the Per Share Cash Consideration in accordance with the applicable provisions of this Agreement, as Bancorp or the Exchange Agent shall determine, without any interest thereon. Any payments made in respect of Dissenting Shares shall be made by Surviving Bank.

      3.7. ANTI-DILUTION PROVISIONS. If, between the date hereof and the Effective Time, the shares of Chart Common Stock shall be changed or adjusted into a different number or class of shares by reason of any reclassification, recapitalization, split-up, combination, subdivision, exchange of shares or readjustment, or a dividend thereon, payable in stock or other security convertible or exchangeable into stock, shall be declared with a record date within said period, the Per Share Stock Consideration shall be adjusted accordingly. The provisions of this Agreement assume that, at the Effective Time, there will be no more than an aggregate of 1,557,000 shares of Chart Common Stock outstanding or issuable upon the exercise of options or warrants or otherwise. If there is any change in this number as of the Effective Time, the Merger Consideration will be appropriately adjusted.

      3.8. WITHHOLDING RIGHTS. Bancorp (through the Exchange Agent, if applicable) shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement to any holder of shares of Chart Common Stock such amounts as Bancorp is required under the Code or any state, local or foreign tax law or regulation thereunder to deduct and withhold with respect to the making of such payment. Any amounts so withheld shall be treated for all purposes of this Agreement as having been paid to the holder of Chart Common Stock in respect of which such deduction and withholding was made by Bancorp.

      3.9. CHART OPTIONS. At the Effective Time, each Chart Option that is outstanding and unexercised immediately prior to the Effective Time, whether or not then vested and exercisable, shall be terminated and each grantee thereof shall be entitled to receive, in lieu of each share of

Chart Common Stock that would otherwise have been issuable upon the exercise of such options, whether or not then vested or exercisable, an amount of cash computed by multiplying (i) the difference between (x) the Per Share Cash Consideration and (y) the per share exercise price applicable to such Chart Option by (ii) the number of such shares of Chart Common Stock subject to such Chart Option. Chart agrees to take or to cause to be taken all action necessary to provide for such termination and payment effective at or before the Effective Time.

                                   ARTICLE IV.
                             ACTIONS PENDING MERGER

      4.1. AGREEMENTS OF CHART.

         (a) Chart covenants and agrees that, except as expressly contemplated by this Agreement, between the date of this Agreement and the Effective Time, unless Bancorp shall otherwise agree in writing, (i) the business of Chart and Chart's Subsidiaries shall be conducted only in, and Chart and Chart's Subsidiaries shall not take any action except in, the usual, regular and ordinary course of business and generally to conduct their business in substantially the same way as heretofore conducted, and without limiting the foregoing, to continue to operate in the same geographic markets serving the same market segments and maintain its current loan, deposit, banking products and service programs on substantially the same terms and conditions; (ii) Chart shall use commercially-reasonable efforts to preserve the business organization of Chart and Chart's Subsidiaries, to keep available the present services of the officers, employees and consultants of Chart and Chart's Subsidiaries and to preserve the current relationships and goodwill of Chart and Chart's Subsidiaries with customers, suppliers and other Persons with which Chart or any of Chart's Subsidiaries have business relationships; and (iii) Chart shall take no action that would materially adversely affect or materially delay the ability of Chart to obtain any necessary approvals of any Governmental Authority required for the transactions contemplated hereby or to perform its covenants and agreements under any Transaction Document.

         (b) Without limiting the generality of Section 4.1(a) above, except as expressly contemplated by this Agreement, Chart shall not, nor shall Chart permit any of Chart's Subsidiaries, between the date of this Agreement and the Effective Time, directly or indirectly do, or publicly announce an intention to do, any of the following without the prior written consent of Bancorp's Authorized Representative (which agreement shall not be unreasonably withheld or delayed):

            (i) CAPITAL STOCK. Other than pursuant to the Equity Interests set forth on Section 4.1(b)(i) of Chart's Disclosure Schedule and outstanding on the date hereof, (i) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of stock or any Equity Interests or (ii) permit any additional shares of stock to become subject to grants of employee or director stock options or other Equity Interests.

            (ii) DIVIDENDS; ETC. (i) Make, declare, pay or set aside for payment any dividend on or in respect of, or declare or make any distribution on any shares of Chart Stock, other than a regular, quarterly cash dividend at a rate not in excess of $0.16 per share on Chart Common Stock, declared on the first day of each calendar quarter and paid within ten (10) days thereafter; provided, however, that any quarterly cash dividend declared on April 1, 2005 (and any subsequent quarterly dividend declaration date while this Agreement is in effect) may be at a rate not in excess of $0.18 per share on Chart Common Stock, or (ii) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, or issue any other securities in respect of, in lieu of, or in substitution for, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock (other than pursuant to the Equity Interests set forth on Schedule 5.2 of Chart's Disclosure Schedule and outstanding on the date hereof).

            (iii) CONTRACTS. Except as set forth in Section 4.1(b)(iii) of Chart's Disclosure Schedule, as otherwise permitted under this Section 4.1 or as required by law, enter into or terminate any Material Contract (as defined in Section 5.13) or amend or modify any of its existing Material Contracts.

            (iv) HIRING. Hire any Person as an employee of Chart or any of its Subsidiaries or promote any employee, except (i) to satisfy contractual obligations existing as of the date hereof and set forth on Schedule 4.1(b)(iv) of Chart's Disclosure Schedule, and (ii) Persons hired to fill any vacancies arising after the date hereof and whose employment is terminable at the will of Chart or a Subsidiary of Chart, as applicable, provided, however, that Chart shall not hire any Person who would have a base salary, including any guaranteed bonus or any similar bonus, considered on an annual basis of more than $50,000.

            (v) BENEFIT PLANS. Enter into, establish, adopt, renew or amend (except (i) as may be required by applicable law, (ii) to satisfy contractual obligations existing as of the date hereof and set forth on
    Schedule 4.1(b)(v) of Chart's Disclosure Schedule or (iii) as otherwise contemplated by this Agreement) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, officer or employee of Chart or its Subsidiaries or take any action to accelerate the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder except pursuant to this Agreement.

            (vi) DISPOSITIONS. Sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties, or cancel or release any indebtedness of a Person or any claims held by any Person, except in the ordinary course of business consistent with past practice.

            (vii) COMPENSATION; EMPLOYMENT AGREEMENTS. Except as contemplated by this Agreement, enter into or amend or renew any employment, consulting, severance or similar agreements or arrangements with any director, officer or employee of Chart or its Subsidiaries or grant any salary or wage increase or increase any employee benefit (including incentive or bonus payments), except (i) for normal individual increases in compensation to employees (other than employees who are subject to Payments Agreements) in the ordinary course of business consistent with past practice in connection with annual reviews, provided that such increases shall not result in an annual adjustment in base compensation of more than 4% in the aggregate for all employees of Chart for the 2004 calendar year, and (ii) for bonus payments in the ordinary course of business consistent with past practices, provided that such payments shall not exceed in the aggregate the amount set forth on Section 4.1(b)(vii) of Chart's Disclosure Schedule, and
    (iii) for other changes that are required by applicable law.

            (viii) ENVIRONMENTAL. Foreclose upon or take a deed or title to any commercial real estate without first conducting a Phase I environmental assessment of the property or foreclose upon any commercial real estate if such environmental assessment indicates the presence of Hazardous Substance in amounts that, if such foreclosure were to occur, would be material.

            (ix) INSURANCE. Renew, amend or permit to expire, lapse or terminate or knowingly take any action reasonably likely to result in the creation, renewal, amendment, expiration, lapse or termination of any insurance policies referred to in Section 5.30 hereof, provided, however, that the restrictions contained in this Section 4.1(b)(ix) concerning renewal shall apply only to those insurance policies with a term greater than one (1) year or for which a fully earned premium has been or will be or is required to be paid at the commencement of the coverage period (or such renewal coverage period).

            (x) ACQUISITIONS. Acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith) all or any portion of the assets, business, deposits or properties of any other entity, including by merging or consolidating with, or by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, Joint Venture, other business organization or any division thereof or any material amount of assets, other than in the ordinary course of business consistent with past practice.

            (xi) INVESTMENTS. Make any investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other Person other than a wholly owned Subsidiary of Chart, or commitment to make such an investment, unless otherwise permitted under Section 4.1(b)(xix).

            (xii) CAPITAL EXPENDITURES. Make any capital expenditures other than
    (i) capital expenditures in the ordinary course of business consistent with past practice in amounts not exceeding $10,000 individually or $50,000 in the aggregate and (ii) the capital expenditures set forth in Section 4.1(b)(xii) of Chart's Disclosure Schedule.

            (xiii) GOVERNING DOCUMENTS. Amend the Chart Charter or the Chart Bylaws or the articles of organization or bylaws (or equivalent documents) of any Subsidiary of Chart.

            (xiv) ACCOUNTING METHODS. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by changes in laws or regulations or GAAP.

            (xv) CLAIMS. Enter into any settlement or similar agreement with respect to any action, suit, proceeding, order or investigation to which Chart or any of its Subsidiaries is or becomes a party after the date of this Agreement, which settlement, agreement or action involves payment by Chart and its Subsidiaries of an amount that exceeds $5,000 individually or $25,000 in the aggregate and/or would impose any material restriction on the business of Chart.

            (xvi) DERIVATIVES CONTRACTS. Enter into any Derivatives Contract, except in the ordinary course of business consistent with past practice.

            (xvii) INDEBTEDNESS. Become responsible for the obligations of any other Person (excluding endorsements of checks in the ordinary course of business) or incur any indebtedness for borrowed money, other than deposits, federal funds purchased, cash management accounts, borrowings from the Federal Home Loan Bank of Boston, secured letters of credit, signature medallion guarantee activities (within insurance limits) and securities sold under agreements to repurchase, in each case in the ordinary course of business consistent with past practice.

            (xviii) LENDING. Other than in the ordinary course of business and consistent with existing lending policies and practices, make any commercial, commercial real estate, or commercial and industrial loan.

            (xix) INVESTMENT SECURITIES PORTFOLIO. Other than in the ordinary course of business, restructure or materially change its investment securities portfolio or its gap position, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported.

            (xx) REAL ESTATE. Make any new or additional equity investment in real estate or commitment to make any such an investment or in any real estate development project, other than (i) in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings in the ordinary course of business consistent with past practice, or (ii) as required by agreements or instruments in effect as of the date hereof.

            (xxi) LOAN AND INVESTMENT POLICIES. Change in any material respect its loan or investment policies and procedures, except as required by regulatory authorities.

            (xxii) LEASES. Enter into or renew, amend or terminate, or give notice of a proposed renewal, amendment or termination of or make any commitment with respect to (i) any lease, license, contract, agreement or commitment for office space, operations space or branch space, regardless of where located or to be located, to which Chart or any of its Subsidiaries is, or may be, a party or by which Chart or any of its Subsidiaries or their respective properties is bound, other than in the ordinary course and consistent with past practices, or (ii) regardless of whether in the ordinary course or consistent with past practices, any such lease, license, contract, agreement or commitment involving an aggregate payment by or to Chart or any of its Subsidiaries of more than $10,000 or having a term of one year or more from the date of execution, other than as set forth in
    Section 4.1(b)(xxii) of Chart's Disclosure Schedule.

            (xxiii) DEFAULTS. Commit any act or omission that constitutes a material breach or default by Chart or any of its Subsidiaries under any agreement with any Governmental Authority or under any material contract or material license to which any of them is a party or by which any of them or their respective properties is bound.

            (xxiv) ADVERSE ACTIONS. (1) Take any action that would, or is reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code, or (2) take any action that is intended or is reasonably likely to result in
        (x) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (y) any of the conditions to the Merger set forth in Article VIII not being satisfied or (z) a material violation of any provision of any Transaction Document, except, in each case, as may be required by applicable law or regulation.

            (xxv) COMMITMENTS. Enter into any contract with respect to, or otherwise agree or commit to do, any of the foregoing.

      4.2. PARACHUTE PAYMENTS. Notwithstanding anything to the contrary contained in this Agreement, in no event shall Chart or any of its Subsidiaries take any action or make any payments that could result, in the reasonable opinion of Bancorp or its professional advisors, either individually or in the aggregate, in the payment of an "excess parachute payment" within the meaning of
Section 280G of the Code or that could result, in the reasonable opinion of Bancorp or its professional advisors, either individually or in the aggregate, in payments that would be nondeductible pursuant to Section 162(m) of the Code.

      4.3. AGREEMENTS OF BANCORP. From the date hereof until the Effective Time, Bancorp will operate in the ordinary course of business consistent with past practice. In addition, except as expressly contemplated or permitted by this Agreement, without the prior written consent of Chart's Authorized Representative, Bancorp will not, and will cause each of its Subsidiaries not to
(1) take any action that would, or is reasonably likely to, prevent or impede the Conversion from qualifying as a reorganization within the meaning of Section 368(a) of the Code that is wholly tax-free for Bancorp and its subsidiaries and affiliates, and the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code, that is wholly tax-free for Bancorp and Chart and their respective subsidiaries, affiliates and shareholders (except for tax imposed on Chart's shareholders with respect to the cash consideration received by them); (2) take any action that is intended or is reasonably likely to result in (w) any materially adverse impact on Bancorp's ability to perform its covenants and agreements under this Agreement, (x) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time,
(y) any of the conditions to the Merger set forth in Article VIII not being satisfied or (z) a material violation of any provision of any Transaction Document except, in each case, as may be required by applicable law or regulation, (3) take any action that would materially adversely affect or materially delay the ability of Bancorp or any of its Subsidiaries to obtain any necessary approvals of any Governmental Authority required for the transactions contemplated hereby or to perform its covenants and agreements under any Transaction Document; (4) acquire or agree to acquire any business or any Person (by merger or consolidation, asset purchase, purchase of equity securities or by any other manner), or otherwise acquire or agree to acquire any assets, except (I) in the ordinary course of business consistent with past practice and
(II) for such acquisition that would not reasonably be expected to prevent, impede or materially delay the consummation of the transactions contemplated by the Transaction Documents; (5) change in any material respect its accounting methods (or underlying assumptions), principles or practices affecting its assets, liabilities or business, including any reserving, renewal or residual method, practice or policy, in each case, in effect on the date hereof, except as required by changes in GAAP or regulatory accounting principles; (6) agree or consent to any agreement or modifications of existing agreements with any Governmental Authority in respect of the operations of its business, except (A) as required by law, (B) to effect the consummation of the transactions contemplated by the Transaction Documents, or (C) as would not reasonably be expected to have a Material Adverse Effect; or (7) enter into any contract with respect to, or otherwise agree or commit to do, any of the foregoing; provided that nothing herein shall preclude Bancorp from amending its Charter and Bylaws or adopting various compensation and benefit plans, contracts and policies in connection with the Conversion and further provided that the Conversion shall be considered to be in the ordinary course of business of Bancorp.

                                   ARTICLE V.
                     REPRESENTATIONS AND WARRANTIES OF CHART

         Except as Previously Disclosed, Chart hereby represents and warrants to
Bancorp:

      5.1. ORGANIZATION, STANDING AND AUTHORITY. Chart is a co-operative bank in stock form duly organized and validly existing under the laws of The Commonwealth of Massachusetts. Chart is duly qualified to do business and is in corporate good standing in each jurisdiction where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified, except when the failure to be so licensed or in good standing would not result in a Material Adverse Effect. Chart has in effect all federal, state, local and foreign governmental authorizations necessary for it to own, operate or lease its properties and assets and to carry on its business as now conducted. The deposit accounts of Chart are insured by the Bank Insurance Fund of the FDIC and the Share Insurance Fund of the Co-operative Central Bank of Massachusetts in the manner and to the maximum extent provided by applicable law and except as set forth in Section 5.1 of Chart's Disclosure Schedule, and Chart has paid all deposit insurance premiums and assessments required by applicable laws and regulations. Chart is not obligated to make any payments for premiums and assessments, and it has filed all reports required by the FDIC. Chart does not have any deposits insured by the SAIF. As of the date hereof, no proceedings for the revocation or termination of Chart's deposit insurance are pending or, to the best knowledge of Chart, threatened. The Chart Charter and the Chart Bylaws, copies of which have previously been made available to Bancorp, are true, complete and correct copies of such documents in effect as of the date of this Agreement. Chart is not in violation of any provision of the Chart Charter or Chart Bylaws. The minute books of Chart contain in all material respects true and accurate records of all meetings held and corporate actions taken since January 1, 2001 of Chart's stockholders and Board (including committees of Chart's Board) other than minutes that have not been prepared as of the date hereof.

      5.2. CHART CAPITAL STOCK. The authorized capital stock of Chart consists solely of 3,000,000 shares of Series A Chart Common Stock, of which 1,420,000 shares are outstanding as of the date hereof, 3,000,000 shares of Series B Chart Common Stock, of which no shares are outstanding and 3,000,000 shares of Chart Preferred Stock, of which no shares are outstanding. As of the date hereof, no shares of Chart Common Stock were held in treasury by Chart. Except for DPC Shares, no shares of Chart Common Stock are held by Chart's Subsidiaries. The outstanding shares of Chart Common Stock have been duly authorized and validly issued and are fully paid and non-assessable, and except as set forth in Section 5.2 of Chart's Disclosure Schedule, free of preemptive rights, with no personal liability attaching to the ownership thereof, and none of the outstanding shares of Chart Common Stock have been issued in violation of the preemptive rights of any Person. Section 5.2 of Chart's Disclosure Schedule sets forth for each Chart Option, the name of the grantee, the date of the grant, the status of the option grant as qualified or non-qualified under Section 422 of the Code, the number of shares of Chart Common Stock subject to each option, the number of shares of Chart Common Stock subject to options that are currently exercisable and the exercise price per share. Except as set forth in the preceding sentence, there are no shares of Chart Stock reserved for issuance, Chart does not have any Equity Interests issued or outstanding with respect to Chart Stock, and Chart does not have any commitment to authorize, issue or sell any Chart Stock or Equity Interests. There are no outstanding contractual obligations of Chart to repurchase, redeem or otherwise acquire any shares of capital stock of, or other Equity Interests in, Chart or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary of Chart. Except as set forth in Section 5.2 of Chart's Disclosure Schedule, there are no shares of Chart Common Stock outstanding that are subject to vesting over time or upon the satisfaction of any condition precedent, or that are otherwise subject to any right or obligation of repurchase or redemption on the part of Chart.

      5.3. SUBSIDIARIES.

         (a) (1) Chart has Previously Disclosed a list of all of its Subsidiaries together with the jurisdiction of organization of each such Subsidiary and the percentage and type of equity security owned or controlled by Chart, (2) Chart owns, directly or indirectly, all the issued and outstanding equity securities of each of its Subsidiaries, all of which are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof, (3) no equity securities of any of its Subsidiaries are or may become required to be issued (other than to Chart) by reason of any Equity Interest or otherwise, (4) there are no contracts, commitments, understandings or arrangements by which any of its Subsidiaries is or may be bound to sell or otherwise transfer any of its equity securities (other than to Chart or any of its wholly-owned Subsidiaries), (5) there are no contracts, commitments, understandings, or arrangements relating to Chart's rights to vote or to dispose of such securities, (6) all the equity securities of Chart's Subsidiaries held by Chart or its Subsidiaries are fully paid and nonassessable and are owned by Chart or its Subsidiaries free and clear of any Liens and (7) there are no outstanding contractual obligations of any Subsidiary of Chart to repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity interests in, Chart or any such Subsidiary or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any such Subsidiary of Chart.

         (b) Except for securities and other interests held in a fiduciary capacity and beneficially owned by third parties or taken in consideration of debts previously contracted and except as set forth in Section 5.3(b) of Chart's Disclosure Schedule, Chart does not own beneficially, directly or indirectly, any equity securities or similar interests of any Person or any interest in a partnership or Joint Venture of any kind other than its Subsidiaries and stock in the Federal Home Loan Bank of Boston.

         (c) Each of Chart's Subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization and is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, except when the failure to be so licensed or in good standing would not result in a Material Adverse Effect.

         (d) The Articles of Organization and Bylaws or equivalent organizational documents of each of Chart's Subsidiaries, copies of which have previously been made available to Bancorp, are true, correct and complete copies of such documents in effect as of the date of this Agreement. Neither Chart nor any of its Subsidiaries is in violation of any provision of its Articles of Organization, Bylaws or equivalent organizational documents. The minute books of each of Chart's Subsidiaries contain in all material respects true and accurate records of all meetings held and corporate actions taken since January 1, 2001 of its stockholders and board of directors (including committees of its board of directors) other than minutes that have not been prepared as of the date hereof.

      5.4. CORPORATE POWER. Each of Chart and its Subsidiaries has the requisite corporate power and authority to carry on its business as it is now being conducted and to own, lease or operate all its properties and assets; and Chart has the requisite corporate power and authority to execute, deliver and perform its obligations under the Transaction Documents to which it is or will be a party and to consummate the transactions contemplated hereby and thereby, subject to receipt of all necessary approvals of Governmental Authorities and the approval of this Agreement by the holders of not less than two-thirds of the outstanding shares of Chart Common Stock.

      5.5. CORPORATE AUTHORITY. Subject to the approval of this Agreement by the holders of not less than two-thirds of the outstanding shares of Chart Common Stock, this Agreement and the transactions contemplated hereby have been authorized by all necessary corporate action of Chart and Chart Board on or prior to the date hereof. The execution and delivery of this Agreement and the other Transaction Documents, and the consummation of the transactions contemplated hereby and thereby have been declared advisable by, and have been duly and validly approved by the vote of, the Chart Board. The Chart Board (i) has directed that this Agreement and the transactions contemplated hereby, including the Merger, be submitted to the stockholders of Chart for approval at a meeting of such stockholders and (ii) has recommended that the stockholders of Chart approve this Agreement and the transactions contemplated hereby. Chart has duly executed and delivered this Agreement and, assuming due authorization, execution and delivery by Bancorp and Bancorp Bank, each of this Agreement and the other Transaction Documents to which Chart is (or will be) a party is (or will be) a valid and legally binding obligation of Chart, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

      5.6. REGULATORY APPROVALS; NO DEFAULTS.

         (a) Except as set forth in Section 5.6 of Chart's Disclosure Schedule, no consents or approvals of, or waivers by, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by Chart or any of its Subsidiaries in connection with the execution, delivery or performance by Chart of this Agreement and the other Transaction Documents to which Chart or such Chart Subsidiary is (or will be) a party, as applicable, or to consummate the Transactions and the other transactions contemplated hereby and thereby, except for (A) filings of applications or notices with, and approvals or waivers by, the Federal Reserve Board, FDIC, the Massachusetts Bank Commissioner, the Co-operative Central Bank and the MHPF, as required, (B) filings with the SEC and state securities authorities in connection with the issuance of Bancorp Common Stock in the Merger and the solicitation of proxies from Chart's shareholders for approval of the Merger,
(C) the filing of Articles of Merger with the Secretary of State of the Commonwealth of Massachusetts, (D) the approval of this Agreement by the holders of not less than two-thirds of the outstanding shares of Chart Common Stock and
(E) such corporate approvals and such consents or approvals of, or waivers by, or filings or registrations with, certain of the foregoing federal and state banking agencies in connection with the Merger. As of the date hereof, Chart is not aware of any reason why the approvals set forth above or referred to in
Section 8.1(c) will not be received in a timely manner and without the imposition of a condition, restriction or requirement of the type described in
Section 8.1(c) or that the requisite approval of Chart's stockholders will not be obtained.

         (b) Subject to receipt of the approvals referred to in Section 5.6(a), and the expiration of related waiting periods, the execution, delivery and performance of this Agreement and the other Transaction Documents to which Chart is (or will be) a party by Chart, and the consummation of the Transactions and the other transactions contemplated hereby and thereby do not and will not (A) constitute a breach or violation of, or a default under (or, with notice or lapse of time, or both, would constitute a default under), or give rise to any Lien, any acceleration of remedies or performance or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture, note, bond, mortgage, deed of trust, lease or instrument of Chart or any of its Subsidiaries or to which Chart or any of its Subsidiaries or any of their respective properties or assets is subject, affected or bound (whether as issuer, guarantor, obligor or otherwise), (B) constitute a breach or violation of, or a default under, the articles of organization or bylaws (or similar governing documents) of Chart or any of its Subsidiaries or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture, note, bond, mortgage, deed of trust, lease or instrument.

      5.7. CHART FINANCIAL STATEMENTS.

         (a) Chart has previously furnished to Bancorp true, correct and complete copies of Chart's audited consolidated balance sheets as of December 31, 2001, 2002, and 2003, and the related consolidated statements of income, changes in stockholders equity and statements of cash flows for the years then ended, together with related notes of such financial statements (all the foregoing financial statements are referred to collectively as the "CHART AUDITED FINANCIAL STATEMENTS"). The Chart Audited Financial Statements are prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated and present fairly the financial condition and results of operations of Chart as of their respective dates and for the periods indicated thereon.

         (b) Chart has provided to Bancorp true and correct copies of Chart's unaudited consolidated balance sheets as of June 30, 2004 and the related unaudited consolidated statement of income for the six months ended June 30, 2003 and 2004 (the foregoing financial statements are referred to collectively as the "CHART INTERIM FINANCIAL STATEMENTS"). The Chart Interim Financial Statements present fairly the financial condition and results of operations of Chart for the periods indicated thereon and are prepared in accordance with GAAP (except for the omission of notes to the Chart Interim Financial Statements and year-end adjustments to interim results, which adjustments will not be material) applied on a consistent basis with all prior periods and throughout the periods indicated.

         (c) Chart has provided to Bancorp true and complete copies of all quarterly Consolidated Reports of Condition and Income ("CALL REPORTS") as filed with the FDIC since December 31, 2003 through and including June 30, 2004. Such Call Reports were prepared in accordance with the FDIC's instructions and fairly present the information purported to be shown therein.

         (d) The Chart Audited Financial Statements and the Chart Interim Financial Statements are herein referred to together as the "CHART FINANCIAL STATEMENTS."

         (e) Each of the balance sheets included in any Chart Financial Statement sent to Chart shareholders or filed with the FDIC with respect to any period subsequent to the year ended December 31, 2003 (including any related notes and schedules), does or will fairly present the consolidated financial position of Chart as of its date, and the other financial statements included therein (including any related notes and schedules) do or will fairly present the consolidated results of operations or other information included therein of Chart for the periods or as of the dates therein set forth, subject to the notes thereto, in each case in accordance with generally accepted accounting principles and auditing standards, and do or will reflect all of its assets, liabilities and accruals and all of its items of income and expense in accordance with such principles consistently applied during the periods involved.

      5.8. CHART REPORTS. Since January 1, 2001, Chart and its Subsidiaries have timely filed, and subsequent to the date hereof will timely file, all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were and are required to be filed with (i) the FDIC and (ii) any applicable state securities or banking authorities (except, in the case of state securities authorities, no such representation is made as to filings that are not material) (all such reports, registrations and statements, together with any amendments thereto and the Chart Financial Statements, are collectively referred to herein as the "CHART REPORTS") and have paid all fees and assessments due and payable in connection with any of the foregoing. As of the date filed or to be filed and as amended prior to the date hereof, Chart Reports complied and, with respect to filings made after the date of this Agreement, will at the date of filing comply, in all material respects with all of the statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed. Except for normal periodic examinations conducted by a Bank Regulator in the regular course of the business of Chart and its Subsidiaries, since January 1, 2001, no Bank Regulator has initiated any proceeding or, to the best knowledge of Chart, investigation into the business or operations of Chart or any of its Subsidiaries. Except as set forth on
Section 5.8 of Chart's Disclosure Schedule, Chart and its Subsidiaries have resolved all material violations, criticisms or exceptions by any Bank Regulator with respect to any such normal periodic examination.

      5.9. ABSENCE OF UNDISCLOSED LIABILITIES. Except for those liabilities that are appropriately reflected or reserved against in the balance sheets of the Chart Reports and for liabilities incurred in the ordinary course of business consistent with past practice or in connection with this Agreement or the transactions contemplated hereby, since January 1, 2004, neither Chart nor any of its Subsidiaries has incurred any obligation or liability (contingent or otherwise) that, either alone or when combined with all similar liabilities, has had, or could reasonably be expected to have, a Material Adverse Effect on Chart.

      5.10. ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 2003, except as set forth in Section 5.10 of Chart's Disclosure Schedule or reflected in the Chart Reports, there has not been (a) either individually or in the aggregate, any Material Adverse Effect and, to the best knowledge of Chart, no fact or condition exists that is reasonably likely to cause such a Material Adverse Effect in the future (assuming, for purposes of this Section 5.10 that "MATERIAL ADVERSE EFFECT" is subject to the same exclusions contained in Section 8.3(g)((1)-(5)), (b) any material damage, destruction or loss with respect to any property or asset of Chart or any of its Subsidiaries, (c) any change by Chart or any of its Subsidiaries in its accounting methods, principles or practices, other than changes required by applicable law or GAAP or regulatory accounting as concurred in by Chart's independent accountants, (d) any revaluation by Chart or any of its Subsidiaries of any asset, including, without limitation, writing off of notes or accounts receivable, other than in the ordinary course of business consistent with past practice, (e) any entry by Chart or any of its Subsidiaries into any contract or commitment (other than with respect to Loans, as hereinafter defined) of more than $15,000 or with a term of more than one (1) year that is not terminable without penalty, other than in the ordinary course of business consistent with past practice, (f) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of Chart or any of its Subsidiaries or any redemption, purchase or other acquisition of any of such securities, (g) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any directors, officers or employees of or consultants to Chart or any of its Subsidiaries, or any grant of severance or termination pay, or any contract or arrangement entered into to make or grant any severance or termination pay, any payment of any bonus, or the taking of any other material action not in the ordinary course of business with respect to the compensation or employment of directors, officers or employees of or consultants to Chart or any of its Subsidiaries, (h) any strike, work stoppage, slowdown or other labor disturbance, (i) any material election made by Chart or any of its Subsidiaries for federal or state income tax purposes, (j) any change in the credit policies or procedures of Chart or any of its Subsidiaries, the effect of which was or is to make any such policy or procedure materially less restrictive in any material respect, (k) any material liability or obligation of any nature (whether accrued, absolute, contingent or otherwise and whether due or to become due), including without limiting the generality of the foregoing, liabilities as guarantor under any guarantees or liabilities for taxes, other than in the ordinary course of business consistent with past practice, (l) any forgiveness or cancellation of any indebtedness or contractual obligation other than in the ordinary course of business consistent with past practice, (m) any mortgage, pledge, lien or lease of any assets, tangible or intangible, of

Chart or any of its Subsidiaries with a value in excess of $25,000 in the aggregate, except with respect to (i) funds borrowed by Chart or any of its Subsidiaries from the Federal Home Loan Bank, (ii) as required in connection with banking services for governmental agencies (including without limitation municipal deposits) or (iii) as required in connection with borrowing or other activities involving the Federal Reserve Bank of Boston, in each case in the ordinary course of business and in amounts and with terms consistent with past practice, (n) any acquisition or disposition of any assets or properties having a value in excess of $50,000, or any contract for any such acquisition or disposition entered into other than loans and investment securities, (o) any lease of real or personal property entered into, other than in connection with foreclosed property or in the ordinary course of business consistent with past practice.

      5.11. LITIGATION. There is no claim, suit, action, proceeding or investigation of any nature pending or, to the best knowledge of Chart, threatened, against Chart or any Subsidiary of Chart or challenging the validity or propriety of the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule, award or order of any legal or administrative body or arbitrator outstanding against Chart or any Subsidiary of Chart having, or that insofar as reasonably can be foreseen, in the future could have, any such effect or restricting, or that could restrict, its ability to conduct business in any material respect in any area. Chart is not aware of any facts that could reasonably give rise to any such claim, suit, action, investigation or other proceeding.

      5.12. REGULATORY MATTERS.

         (a) Neither Chart nor any of its Subsidiaries nor any of any of their respective properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, order to cease and desist with, or extraordinary supervisory letter from, any federal or state governmental agency or authority charged with the supervision or regulation of financial institutions or issuers of securities or engaged in the insurance of deposits or the supervision or regulation of it (collectively, the "CHART REGULATORY AUTHORITIES"), or is subject to any order or directive specifically naming or referring to Chart or any of its Subsidiaries by, has been required to adopt any board resolution by, any Chart Regulatory Authority that is currently in effect, and neither Chart nor any of its Subsidiaries has received written notification from any such Chart Regulatory Authority that any such Person may be requested to enter into, or otherwise be subject to, any such commitment letter, written agreement, memorandum of understanding, cease and desist order or any other similar order or directive. Except as set forth in Section 5.12(a) of Chart's Disclosure Schedule, neither Chart nor any of its Subsidiaries is a party to any agreement or arrangement entered into in connection with the consummation of a federally assisted acquisition of a depository institution pursuant to which Chart or any of its Subsidiaries is entitled to receive financial assistance or indemnification from any Governmental Authority. Chart and its Subsidiaries have paid all assessments made or imposed by any Chart Regulatory Authority.

         (b) Neither Chart nor any its Subsidiaries has been advised by, or has any knowledge of facts that would reasonably be expected to give rise to an advisory notice by, any Chart Regulatory Authority that such Chart Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

      5.13. COMPLIANCE WITH LAWS. Each of Chart and its Subsidiaries:

         (a) is in material compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices;

         (b) has all permits, licenses, franchises, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to Chart's knowledge, no suspension or cancellation of any of them is threatened; and

         (c) has received, since December 31, 2000, no notification or communication from any Governmental Authority (A) asserting that Chart or any of its Subsidiaries is not in material compliance with any of the statutes, regulations or ordinances that such Governmental Authority enforces or (B) threatening to revoke any license, franchise, permit or governmental authorization (nor, to Chart's knowledge, do any grounds for any of the foregoing exist).

      5.14. MATERIAL CONTRACTS; DEFAULTS.

         (a) Except as set forth on Section 5.14 of Chart's Disclosure Schedule, neither Chart nor any of its Subsidiaries is a party to, bound by or subject to any agreement, contract, arrangement, commitment or understanding (whether written or oral):

            (i) that would be a "MATERIAL CONTRACT" within the meaning of Item 601(b)(10) of the SEC's Regulation S-K;

            (ii) that materially restricts the conduct of business by Chart or by any of its Subsidiaries;

            (iii) that is material to the financial condition, results of operations or business of Chart, except those entered into in the ordinary course of business;

            (iv) relating to the employment, including without limitation, employment as a consultant, of any person, or the election or retention in office, or severance of any present or former director or officer of Chart or any of its Subsidiaries;

            (v) with any labor union;

            (vi) by and among Chart, any Subsidiary of Chart and/or any affiliate thereof;

            (vii) that, upon the consummation of the transactions contemplated by this Agreement or the other Transaction Documents, will result in any payment (whether of severance pay or otherwise) becoming due from Chart or any of its Subsidiaries to any officer or employee thereof;

            (viii) requiring that a particular line of business be maintained;

            (ix) that is a consulting or other agreement (including agreements entered into in the ordinary course and data processing, software programming and licensing contracts) not terminable without penalty on sixty (60) days or less notice involving the payment of more than $20,000 per annum;

            (x) except for the Chart Stock Option Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by any Transaction Document, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by any Transaction Document;

            (xi) that purports to limit in any respect, the ability of Chart or its businesses to solicit customers or the manner in which, or the localities in which, all or any substantial portion of the business of Chart and its Subsidiaries, taken as a whole, or, following consummation of the transactions contemplated by any Transaction Document, Bancorp and its Subsidiaries, is or would be conducted;

            (xii) providing for the indemnification by Chart or a subsidiary of Chart of any person, other than customary agreements relating to the indemnity of directors, officers and employees of Chart or its Subsidiaries;

            (xiii) that is a Joint Venture or partnership agreement;

            (xiv) that grants any right of first refusal or right of first offer or similar right or that limits (or purports to limit) the ability of Chart or any of its Subsidiaries to own, operate, sell, transfer, pledge or otherwise dispose of any material amount of assets or business;

            (xv) providing for any material future payments that are conditioned, in whole or in part, on a change of control of Chart or any of its Subsidiaries;

            (xvi) that contains a "most favored nation" clause;

            (xvii) pertaining to the use of or granting any right to use or practice any rights under any Chart intellectual property assets, whether Chart or any of its Subsidiaries is the licensee or licensor thereunder; or

            (xviii) that is an investment management or investment advisory or sub-advisory or any other contract for the provision of financial planning, brokerage (including, without limitation, insurance brokerage) or similar services not terminable on sixty (60) days or less notice.

         (b) Neither Chart nor any of its Subsidiaries is in material default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its respective assets, business, or operations may be bound or affected, or under which it or its respective assets, business, or operations receives benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default. No power of attorney or similar authorization given directly or indirectly by Chart or any of its Subsidiaries is currently outstanding.

      5.15. NO BROKERS. Excluding a Previously Disclosed arrangement with and fee paid or payable to Ryan Beck & Co. LLC, neither Chart nor any of its officers, directors, employees, affiliates or agents has employed any broker, finder or financial advisor or incurred any liability for any fees or commissions in connection with any of the transactions contemplated by this Agreement except for legal, accounting and other professional fees payable in connection with the Merger and the other transactions contemplated hereby. Chart will be responsible for the payment of all such fees. The fee payable to Ryan Beck & Co. LLC in connection with the transactions contemplated by this Agreement is as described in an engagement letter between Chart and Ryan Beck & Co. LLC, a true and complete copy of which has heretofore been furnished to Bancorp.

      5.16. EMPLOYEE BENEFIT PLANS.

         (a) All benefit and compensation plans, contracts, policies or arrangements covering current or former employees of Chart and its Subsidiaries and current or former directors of Chart including, but not limited to, "employee benefit plans" within the meaning of Section 3(3) of ERISA, and deferred compensation, stock option, stock purchase, stock appreciation rights, stock based, incentive and bonus plans (the "CHART BENEFIT PLANS"), are Previously Disclosed in the Disclosure Schedule. True and complete copies of all Benefit Plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent annual report (Form 5500, with all applicable attachments), and all related trust instruments, insurance contracts, and other funding arrangements, forming a part of any Benefit Plans and all amendments thereto have been provided or made available to Bancorp.

         (b) All Chart Benefit Plans are in substantial compliance with ERISA, the Code, and other applicable laws in all material respects. Except as set forth in Section 5.16 of Chart's Disclosure Schedule, each Chart Benefit Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("PENSION PLAN") and that is intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the Internal Revenue Service, and Chart is not aware of any circumstances likely to result in revocation of any such favorable determination letter or the loss of the qualification of such Pension Plan under Section 401(a) of the Code. There is no material pending or, to Chart's knowledge, threatened litigation relating to the Chart Benefit Plans. Neither Chart nor any of its Subsidiaries has engaged in a transaction with respect to any Chart Benefit Plan or Pension Plan that could subject Chart or any of its Subsidiaries to a tax or penalty imposed by either
Section 4975 of the Code or Section 502(i) of ERISA in an amount that would be material.

         (c) All contributions required to be made under the terms of any Chart Benefit Plan have been timely made or have been reflected on the financial statements of Chart included in the Chart Reports.

         (d) Neither Chart, nor any of its Subsidiaries, or any ERISA Affiliate, has incurred any liability under Title IV of ERISA that will not have been paid in full prior to the Closing. Neither Chart nor any of its Subsidiaries or any ERISA Affiliate currently maintains any Pension Plan subject to Code Section 412 or ERISA Section 302, and Chart has received approval from the Pension Benefit Guaranty Corporation with regard to the termination of its defined benefit Pension Plan. Neither Chart, nor any of its Subsidiaries, or any ERISA Affiliate has ever maintained a Multiemployer Plan.

         (e) There are no pending or, to the knowledge of Chart, threatened claims by or on behalf of any Chart Benefit Plan, or by or on behalf of any individual participants or beneficiaries of any Benefit Plan, alleging any breach of fiduciary duty on the part of Chart or any of its officers, directors or employees under ERISA or any other applicable regulations, or claiming benefit payments for which Chart may be liable (other than those made in the ordinary operation of such plans), nor is there, to the knowledge of Chart, any basis for such claim. The Chart Benefit Plans are not the subject of any pending (or to the knowledge of Chart, any threatened) investigation or audit by the Internal Revenue Service, the Department of Labor or the Pension Benefit Guaranty Corporation.

         (f) With respect to any Chart Benefit Plan that is a Welfare Plan and except as Previously Disclosed, (i) each Welfare Plan for which contributions are claimed by Chart as deductions under any provision of the Code is in material compliance with all applicable requirements pertaining to such deduction, (ii) any Chart Benefit Plan that is a group health plan (within the meaning of Section 4980B(g)(2) of the Code) complies, and in each and every case has complied, with all of the applicable material requirements of Section 4980B of the Code, ERISA, Title XXII of the Public Health Service Act and the Social Security Act, and (iii) all Welfare Plans may be amended or terminated at any time on or after the Closing Date without incurring any liability thereunder.

         (g) Neither Chart nor any of its Subsidiaries has any obligations for retiree health and life benefits under any Chart Benefit Plan, other than coverage as may be required under Section 4980B of the Code or Part 6 of Title I of ERISA, or under the continuation of coverage provisions of the laws of any state or locality.

         (h) Neither Chart nor any of its Subsidiaries is a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of (i) any "excess parachute payment" within the meaning of Code Section 280G (or any corresponding provision of state, local or foreign Tax law) or (ii) any amount that will not be fully deductible as a result of Code Section 162(m) (or any corresponding provision of state, local or foreign Tax law). Except as contemplated by the Transaction Documents, none of the execution of this Agreement, shareholder approval of this Agreement or consummation of the transactions contemplated by this Agreement will (A) entitle any employees of Chart or any of its Subsidiaries to severance pay or any increase in severance pay upon any termination of employment after the date hereof, (B) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Chart

Benefit Plans, (C) result in any breach or violation of, or a default under, any of the Chart Benefit Plans, (D) result in any payment that would be a "parachute payment" to a "disqualified individual" as those terms are defined in Section 280G of the Code, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future or
(E) result in any payment that would be nondeductible pursuant to Section 162(m) of the Code.

      5.17. LABOR MATTERS. Neither Chart nor any of its Subsidiaries is a party to or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is Chart or any of its Subsidiaries the subject of a proceeding asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel Chart or any of its Subsidiaries to bargain with any labor organization as to wages or conditions of employment, nor is there any strike, work stoppage or other labor dispute, arbitration, lawsuit or administrative proceeding involving it or any of its Subsidiaries pending or, to Chart's knowledge, threatened, nor is Chart or any of its Subsidiaries aware of any activity involving its employees seeking to certify a collective bargaining unit or engaging in other organizational activity. No employees of Chart or any of its Subsidiaries are represented by any labor union.

      5.18. ENVIRONMENTAL MATTERS.

         (a) Chart and its Subsidiaries are in material compliance with applicable Environmental Laws;

         (b) to Chart's knowledge, no real property (including buildings or other structures) currently or formerly owned or operated by Chart or any of its Subsidiaries, or any property in which Chart or any of its Subsidiaries has held a security interest, Lien or a fiduciary or management role ("CHART LOAN PROPERTY"), has been contaminated with, or has had any release of, any Hazardous Substance except in compliance with Environmental Laws;

         (c) neither Chart nor any of its Subsidiaries has participated in the management regarding Hazardous Substances of, any Chart Loan Property that has been contaminated with, or has had any release of, any Hazardous Substance except in compliance with Environmental Laws;

         (d) neither Chart nor any of its Subsidiaries has any material liability for any Hazardous Substance disposal or contamination on any third party property;

         (e) neither Chart nor any of its Subsidiaries has received any notice, demand letter, claim or request for information alleging any violation of, or liability under, any Environmental Law;

         (f) neither Chart nor any of its Subsidiaries is subject to any order, decree, injunction or other agreement with any Governmental Authority or any third party relating to any Environmental Law;

         (g) to Chart's knowledge, there are no circumstances or conditions (including the presence of asbestos, underground storage tanks, lead products, polychlorinated biphenyls, prior manufacturing operations, dry-cleaning, or automotive services) involving Chart or any of its Subsidiaries, any currently or formerly owned or operated property, or any Chart Loan Property, that could reasonably be expected to result in any claims, liability or investigations against Chart or any of its Subsidiaries, result in any restrictions on the ownership, use, or transfer of any property pursuant to any Environmental Law, or adversely affect the value of any Chart Loan Property; and

      (h) Chart has delivered or, at Bancorp's request, made available to Bancorp copies of all environmental reports, studies, sampling data, correspondence, filings and other environmental information in its possession or reasonably available to it relating to Chart, its Subsidiaries and any currently or formerly owned or operated property or any Chart Loan Property.

      5.19. TAX MATTERS.

            (a) For the taxable years ended December 31, 2003, 2002, 2001, 2000, 1999, 1998 and 1997, each of Chart and its Subsidiaries has filed all Tax Returns that it was required to file under applicable laws and regulations. All such Tax Returns were correct and complete in all material respects and have been prepared in substantial compliance with all applicable laws and regulations. All Taxes due and owing by Chart or any of its Subsidiaries (whether or not shown on any Tax Return) have been paid. Neither Chart nor any of its Subsidiaries is currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where Chart or any of its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of Chart or any of its Subsidiaries.

            (b) Chart and each of its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

            (c) Except as set forth on Section 5.19(c) of Chart's Disclosure Schedule, no foreign, federal, state, or local tax audits or administrative or judicial Tax proceedings are pending or being conducted with respect to Chart or any of its Subsidiaries. Neither Chart nor any of its Subsidiaries has received from any foreign, federal, state, or local taxing authority (including jurisdictions where Chart or any of its Subsidiaries has not filed Tax Returns) any (i) notice indicating an intent to open an audit or other review, (ii) request for information related to Tax matters, or (iii) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted, or assessed by any taxing authority against Chart or any of its Subsidiaries.

            (d) Chart has provided Bancorp with true and complete copies of the United States federal, state, local, and foreign income Tax Returns filed with respect to Chart and its Subsidiaries for taxable periods ended on or after December 31, 2000. The Disclosure Schedule indicates those Tax Returns that have been audited during the last three years, and those Tax Returns that currently are the subject of an audit. Chart has delivered to Bancorp correct and complete copies of all examination reports, and statements of deficiencies assessed against or agreed to by Chart or any of its Subsidiaries filed for the years ended on or after December 31, 2000.

            (e) Neither Chart nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

            (f) Neither Chart nor any of its Subsidiaries has filed a consent under Code Section 341(f) concerning collapsible corporations. Neither Chart nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). Chart and each of its Subsidiaries has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662. Neither Chart nor any of its Subsidiaries is a party to or bound by any Tax allocation or sharing agreement. Neither Chart nor any of its Subsidiaries (A) has been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was Chart) and (B) has any liability for the Taxes of any Person (other than Chart and its Subsidiaries) under Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

            (g) Except as set forth on Section 5.19(g) of Chart's Disclosure Schedule, the unpaid Taxes of Chart and its Subsidiaries do not exceed the reserve for Tax liability (which reserve is distinct and different from any reserve for deferred Taxes established to reflect timing differences between book and Tax income) established on the books and records of Chart and its Subsidiaries.

            (h) Neither Chart nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (A) change in method of accounting for a taxable period ending on or prior to the Closing Date; (B) "closing agreement" as described in Code Section 7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; (C) intercompany transactions or any excess loss account described in Treasury Regulations under Code Section 1502 (or any corresponding or similar provision of state, local or foreign income Tax law); (D) installment sale or open transaction disposition made on or prior to the Closing Date; or (E) prepaid amount received on or prior to the Closing Date.

            (i) Neither Chart nor any of its Subsidiaries has distributed stock of another person, nor had its stock distributed by another person, in a transaction that was purported or intended to be governed in whole or in part by Code section 355 or Code section 361.

      5.20. RISK MANAGEMENT INSTRUMENTS. Neither Chart nor any of its Subsidiaries is a party or has agreed to enter into an exchange traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is not included on the balance sheet and is a derivatives contract (including various combinations thereof) (each, a "DERIVATIVES CONTRACT") or owns securities that
(i) are referred to generically as "structured notes," "high risk mortgage derivatives," "capped floating rate notes" or "capped floating rate mortgage derivatives" or (ii) are likely to have changes in value as a result of non-minimal interest or exchange rate changes, except for those Derivatives Contracts and other instruments legally purchased or entered into in the ordinary course of business, consistent with safe and sound banking practices and regulatory guidance. All of such Derivatives Contracts or other instruments, are legal, valid and binding obligations of Chart or any of its Subsidiaries enforceable in accordance with their terms (except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally), and are in full force and effect. Chart and its Subsidiaries have duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued; and, to Chart's knowledge, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder that would have or would reasonably be expected to have a Material Adverse Effect on Chart.

      5.21. INVESTMENT SECURITIES. Except for pledges to secure public and trust deposits, Federal Reserve borrowings, Federal Home Loan Bank advances, repurchase agreements and reverse repurchase agreements entered into in arms'-length transactions pursuant to normal commercial terms and conditions and other pledges required by law, none of the investments reflected in the balance sheet of Chart contained in its most recent Financial Statements made available to Bancorp, and none of the material investments made by Chart or any of its Subsidiaries since January 1, 2004 is subject to any restriction (contractual, statutory or otherwise) that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time. The information (including electronic information and information contained on tapes and computer disks) with respect to all investment securities (including mortgaged-backed securities) of Chart and its Subsidiaries furnished to Bancorp by Chart is, as of the respective dates indicated therein, true and correct in all material respects.

      5.22. LOANS; NONPERFORMING AND CLASSIFIED ASSETS.

            (a) Each loan agreement, note or borrowing arrangement (whether written or oral), including without limitation portions of outstanding lines of credit, loan commitments, leases, credit enhancements and guarantees (collectively, "LOANS"), on the books and records of Chart and its Subsidiaries, was made and has been serviced in all material respects in accordance with customary lending standards in the ordinary course of business, is evidenced in all material respects by appropriate and sufficient documentation and, to the knowledge of Chart, constitutes the legal, valid and binding obligation of the obligor named therein, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditor's rights or by general equity principles. The information (including electronic information and information contained on tapes and computer disks) with respect to all Loans of Chart and its Subsidiaries furnished to Bancorp by Chart is, as of the respective dates indicated therein, true and correct in all material respects. To the best knowledge of Chart, all loans originated, directly or through third party mortgage brokers, have been originated in compliance with all federal, state and local laws, including without limitation, the Real Estate Settlement Procedures Act of 1974, as amended.

            (b) Chart has Previously Disclosed as to Chart and each Chart Subsidiary as of the latest practicable date: (i) any written or, to Chart's knowledge, oral Loan under the terms of which the obligor is 60 or more days delinquent in payment of principal or interest, or to Chart's knowledge, in default of any other material provision thereof; (ii) each Loan that has been classified as "substandard," "doubtful," "loss" or "special mention" (or words of similar import) by Chart, a Chart Subsidiary or an applicable regulatory authority (it being understood that no representation is being made that FDIC or Staff of the Massachusetts Bank Commissioner would agree with the loan classifications established by Chart); (iii) a listing of the OREO acquired by foreclosure or by deed-in-lieu thereof, including the book value thereof; and (iv) each Loan with any director, executive officer or five percent or greater shareholder of Chart or a Chart Subsidiary, or to the best knowledge of Chart, any Person controlling, controlled by or under common control with any of the foregoing.

            (c) No agreement pursuant to which any loans or other assets have been or shall be sold by Chart or its Subsidiaries entitled the buyer of such loans or other assets, unless there is material breach of a representation or covenant by Chart or its Subsidiaries, to cause Chart or its Subsidiaries to repurchase such loan or other asset or the buyer to pursue any other form of recourse against Chart or its Subsidiaries.

      5.23. BANK OWNED LIFE INSURANCE. Neither Chart nor any of its Subsidiaries owns any Bank Owned Life Insurance ("BOLI").

      5.24. PROPERTIES. The real and material personal property owned by Chart or a Subsidiary of Chart or presently used by any of them in its respective business is in an adequate condition (ordinary wear and tear excepted) and is sufficient to carry on its business in the ordinary course of business consistent with its past practices. Chart has good and marketable title free and clear of all Liens to all of the real and material personal properties and assets reflected on the consolidated statement of financial condition of Chart as of December 31, 2003 included in the Chart Reports or acquired after such date, other than properties sold by Chart in the ordinary course of business, except (i) Liens for current taxes and assessments not yet due or payable, (ii) pledges to secure deposits and other Liens incurred in the ordinary course of its banking business, (iii) such imperfections of title, easements and encumbrances, if any, as are not, individually or in the aggregate, material in character, amount or extent and (iv) as reflected on the consolidated statement of financial condition of Chart as of December 31, 2003 included in the Chart Reports. All real and personal property that is material to Chart's business on a consolidated basis and leased or licensed by Chart or a Subsidiary of Chart is held pursuant to leases or licenses that are valid and enforceable in accordance with their respective terms and such leases will not terminate or lapse prior to the Effective Time and there exists no material default under any such leases or licenses by Chart or any of its Subsidiaries nor, to the best knowledge of Chart and except as set forth on Section 5.24 of Chart's Disclosure Schedule, any event that with notice or lapse of time or both would constitute a material default thereunder by Chart or any other Chart Subsidiaries, except for such defaults that, individually, or in the aggregate, would not result in the forfeiture of the use or occupancy of the property covered by such lease or in a material liability to Chart.

      5.25. INTELLECTUAL PROPERTY. Chart and each Subsidiary of Chart owns or possesses valid and binding licenses and other rights to use without payment of any material amount all material patents, copyrights, trade secrets, trade names, service marks and trademarks used in its businesses, all of which have been Previously Disclosed by Chart, and none of Chart or any of its Subsidiaries has received any notice of conflict with respect thereto that asserts the right of others. Chart and each Subsidiary has performed in all material respects all the obligations required to be performed by it and is not in default under any contract, agreement, arrangement or commitment relating to any of the foregoing.

      5.26. FIDUCIARY ACCOUNTS. Neither Chart nor any of its Subsidiaries engage in any trust business or administers or maintains accounts for which it acts as a fiduciary (other than individual retirement accounts and Keogh accounts), including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor.

      5.27. CAPITALIZATION. Chart is "well capitalized," as such term is defined in the rules and regulations promulgated by the FDIC.

      5.28. COMMUNITY REINVESTMENT ACT, ANTI-MONEY LAUNDERING AND CUSTOMER INFORMATION SECURITY. Chart is not aware of, has not been advised of, and has no reason to believe that any facts or circumstances exist, that would cause Chart:
(i) to be deemed not to be in satisfactory compliance in any material respect with the Community Reinvestment Act, and the regulations promulgated thereunder, or to be assigned a rating for Community Reinvestment Act purposes by federal or state bank regulators of lower than "satisfactory;" or (ii) to be deemed to be operating in violation in any material respect of the federal Bank Secrecy Act, as amended, and its implementing regulations (31 C.F.R. Part 103), the USA Patriot Act of 2001, Public Law 107-56 (the "USA PATRIOT ACT"), and the regulations promulgated thereunder, any order issued with respect to anti-money laundering by the U.S. Department of the Treasury's Office of Foreign Assets Control, or any other applicable anti-money laundering statute, rule or regulation; or (iii) to be deemed not to be in satisfactory compliance in any material respect with the applicable privacy of customer information requirements contained in any federal and state privacy laws and regulations, including without limitation, in Title V of the Gramm-Leach-Bliley Act of 1999 and regulations promulgated thereunder, as well as the provisions of the information security program adopted by Chart pursuant to 12 C.F.R. Part 364. Furthermore, the Chart Board has adopted and Chart has implemented an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that has not been deemed ineffective in any material respects by any Bank Regulators and that meets the requirements in all material respects of Section 352 of the USA Patriot Act and the regulations thereunder.

      5.29. BOOKS AND RECORDS. The books and records of Chart and its Subsidiaries are being maintained in material compliance with applicable legal and accounting requirements, and such books and records accurately reflect in all material respects all dealings and transactions in respect of the business, assets, liabilities and affairs of Chart and its Subsidiaries.

      5.30. INSURANCE. Chart has Previously Disclosed all of the material insurance policies, binders, or bonds currently maintained by Chart or any of its Subsidiaries ("INSURANCE POLICIES"). Chart and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of Chart reasonably has determined to be prudent in accordance with industry practices. All the Insurance Policies are in full force and effect; Chart and its Subsidiaries are not in material default thereunder and have not received any notice of cancellation with respect thereto; and all claims thereunder have been filed in due and timely fashion, and Chart and its Subsidiaries, as applicable, have timely provided such insurers with due notice of all matters that may reasonably become a claim or otherwise constitute a basis for seeking recovery under the Insurance Policies.

      5.31. ALLOWANCE FOR LOAN LOSSES. Chart's allowance for loan losses is in compliance with Chart's existing methodology for determining the adequacy of its allowance for loan losses and, to the knowledge of Chart, the standards established by applicable Governmental Authorities and the Financial Accounting Standards Board and is adequate under all such standards.

      5.32. CREDIT CARD ACCOUNTS. Neither Chart nor any of its Subsidiaries originate, maintain or administer credit card accounts.

      5.33. MERCHANT PROCESSING. Except as set forth on Section 5.33 of Chart's Disclosure Schedule, neither Chart nor any of its Subsidiaries provide, or has provided, merchant credit card processing services to any merchants.

      5.34. TRANSACTIONS WITH AFFILIATES. All "covered transactions" between Chart and an "affiliate" within the meaning of Sections 23A and 23B of the Federal Reserve Act have been in compliance with such provisions and the provisions of Federal Reserve Board Regulation W.

      5.35. MATERIAL INTERESTS OF CERTAIN PERSONS. Except as set forth on
Section 5.35 of Chart's Disclosure Schedules, to the knowledge of Chart, no officer or director of Chart, or any "associate" (as such term is defined in Rule 14a-1 under the Exchange Act) of any such officer or director, (i) has any interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of Chart or any of the Chart Subsidiaries or (ii) is indebted to, or has the right under a line of credit to borrow from, Chart or any Chart Subsidiary in an amount exceeding $25,000.

      5.36. REQUIRED VOTE; ANTITAKEOVER PROVISIONS.

            (a) The affirmative vote of the holders of at least two-thirds of the issued and outstanding shares of Chart Common Stock is necessary to approve this Agreement and the Transactions on behalf of Chart. Except as disclosed in
Section 5.36 of Chart's Disclosure Schedule, no other vote of the shareholders of Chart is required by law, the Chart Charter, the Chart Bylaws or otherwise to approve this Agreement and the Transactions.

            (b) Assuming the accuracy of the representation and warranty of Bancorp contained in Section 6.35, no "control share acquisition," "business combination moratorium," "fair price" or other form of antitakeover statute or regulation, including without limitation MGL Chapter 110F, is applicable to this Agreement and the transactions contemplated hereby.

            (c) Chart (including the Chart Board) does not have in place, and has not ever adopted, a shareholder rights or similar plan pursuant to which, subject to the occurrence of specified triggering events, Chart shareholders would be permitted to purchase at a discount shares of Chart Common Stock or other Equity Interests or property of Chart, with the intention and/or effect of diluting the value or voting power of Chart Common Stock with respect to any stockholder, or any other arrangement designed to have a similar intention and/or effect (including any plan commonly referred to as a "poison pill").

      5.37. FAIRNESS OPINION. Chart Board has received the oral opinion of Ryan Beck & Co. LLC., which opinion will be promptly confirmed in writing and dated as of the date of this Agreement, to the effect that as of the date hereof the Merger Consideration is fair to the holders of Chart Common Stock from a financial point of view.

      5.38. DISCLOSURE. The representations and warranties contained in this
Article V, when considered as a whole, together with any certificate, list or other writing, including but not limited to Chart's Disclosure Schedule, specifically required to be furnished to Bancorp pursuant to the provisions hereof, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein and therein not misleading.

                                  ARTICLE VI.
                    REPRESENTATIONS AND WARRANTIES OF BANCORP

      Except as Previously Disclosed, Bancorp hereby represents and warrants to
Chart:

      6.1. ORGANIZATION, STANDING AND AUTHORITY. Bancorp is a corporation duly organized, validly existing and in good standing under the laws of The Commonwealth of Massachusetts. Bancorp is duly qualified to do business and is in corporate good standing in each jurisdiction where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified, except when the failure to be so licensed or in good standing would not result in a Material Adverse Effect. Bancorp has in effect all federal, state, local and foreign governmental authorizations necessary for it to own, operate or lease its properties and assets and to carry on its business as now conducted. Bancorp is a bank holding company registered with the Federal Reserve Board under the BHCA. Bancorp Articles and Bancorp Bylaws, copies of which have previously been made available to Chart, are true, complete and correct copies of such documents in effect as of the date of this Agreement. Bancorp is not in violation of any provision of the Bancorp Articles or Bancorp Bylaws. The minute books of Bancorp contain in all material respects true and accurate records of all meetings held and corporate actions taken since January 1, 2001 of Bancorp's Corporators and the Bancorp Board (including committees of the Bancorp Board) other than minutes that have not been prepared as of the date hereof.

      6.2. CAPITAL STRUCTURE. Bancorp has no capital stock issued and outstanding as of the date hereof. As of the Effective Time, Bancorp will have outstanding such number of shares of Common Stock as are issued and sold in the Conversion and will not have outstanding any other classes of capital stock. All shares of Bancorp Common Stock to be issued in exchange for Chart Common Stock upon consummation of the Merger, when issued in accordance with this Agreement, will be, and the shares of Bancorp Common Stock to be issued in connection with the Conversion will be duly authorized, validly issued, fully paid and nonassessable.

      6.3. SUBSIDIARIES.

            (a) (1) Bancorp has Previously Disclosed a list of all of its Subsidiaries together with the jurisdiction of organization of each such Subsidiary and the percentage and type of equity security owned or controlled by Bancorp, (2) Bancorp owns, directly or indirectly, all the issued and outstanding equity securities of each of its Subsidiaries, all of which are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof, (3) no equity securities of any of its Subsidiaries are or may become required to be issued (other than to Bancorp) by reason of any Equity Interest or otherwise, (4) there are no contracts, commitments, understandings or arrangements by which any of its Subsidiaries is or may be bound to sell or otherwise transfer any of its equity securities (other than to Bancorp or any of its wholly-owned Subsidiaries), (5) there are no contracts, commitments, understandings, or arrangements relating to Bancorp's rights to vote or to dispose of such securities, (6) all the equity securities of Bancorp's Subsidiaries held by Bancorp or its Subsidiaries are fully paid and nonassessable and are owned by Bancorp or its Subsidiaries free and clear of any Liens, and (7) there are no outstanding contractual obligations of any Subsidiary of Bancorp to repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity interests in, Bancorp or any such Subsidiary or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any such Subsidiary of Bancorp.

            (b) Except for securities and other interests held in a fiduciary capacity and beneficially owned by third parties or taken in consideration of debts previously contracted, Bancorp does not own beneficially, directly or indirectly, any equity securities or similar interests of any Person or any interest in a partnership or Joint Venture of any kind other than its Subsidiaries, stock in the Federal Home Loan Bank of Boston and stock in the Savings Bank Life Insurance Company of Massachusetts.

            (c) Each of Bancorp's Subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization and is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, except when the failure to be so licensed or in good standing would not result in a Material Adverse Effect.

            (d) Bancorp owns all of the capital stock of Bancorp Bank free and clear of any lien or encumbrance.

            (e) The deposit accounts of Bancorp Bank are insured by the Bank Insurance Fund of the FDIC and the Deposit Insurance Fund of the Depositors Insurance Fund of Massachusetts in the manner and to the maximum extent provided by applicable law, and Bancorp Bank has paid all deposit insurance premiums and assessments required by applicable laws and regulations. Bancorp Bank is not obligated to make any payments for premiums and assessments and it has filed all reports required by the FDIC. Bancorp Bank does not have any deposits insured by the SAIF. As of the date hereof, no proceedings for the revocation or termination of such deposit insurance are pending or, to the best knowledge of Bancorp, threatened.

            (f) The Articles of Organization and Bylaws or equivalent organizational documents of each of Bancorp's Subsidiaries, copies of which have previously been made available to Chart, are true, correct and complete copies of such documents in effect as of the date of this Agreement. Neither Bancorp nor any of its Subsidiaries is in violation of any provision of its Articles of Organization, Bylaws or equivalent organizational documents. The minute books of each of Bancorp's Subsidiaries contain in all material respects true and accurate records of all meetings held and corporate actions taken since January 1, 2001 of its stockholders and Board

(including committees of its Board) other than minutes that have not been prepared as of the date hereof.

      6.4. CORPORATE POWER. Each of Bancorp and its Subsidiaries has the requisite corporate power and authority to carry on its business as it is now being conducted and to own, lease or operate all its properties and assets; and Bancorp has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, subject to receipt of all necessary approvals of Governmental Authorities and the approval of this Agreement and the Conversion by its Corporators.

      6.5. CORPORATE AUTHORITY. Subject to the approval of this Agreement and the Conversion by Bancorp's Corporators, this Agreement and the transactions contemplated hereby have been authorized by all necessary corporate action of Bancorp and Bancorp Board on or prior to the date hereof. The execution and delivery of this Agreement and the other Transaction Documents, and the consummation of the transactions contemplated hereby and thereby have been declared advisable by, and have been duly and validly approved by the vote of, the Bancorp Board. The Conversion has been approved by the Bancorp Board. The Bancorp Board (i) has directed that this Agreement and the transactions contemplated hereby, including the Conversion and the Merger, be submitted to the Corporators of Bancorp for approval at a meeting of such Corporators and
(ii) has recommended that the Corporators of Bancorp approve this Agreement and the transactions contemplated hereby (including the Conversion and the Merger). Bancorp has duly executed and delivered this Agreement and, assuming due authorization, execution and delivery by Chart, this Agreement is a valid and legally binding obligation of Bancorp, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

      6.6. REGULATORY APPROVALS; NO DEFAULTS.

            (a) No consents or approvals of, or waivers by, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by Bancorp or any of its Subsidiaries in connection with the execution, delivery or performance by Bancorp or Bancorp Bank of this Agreement and the other Transaction Documents to which it is or will be a party, as applicable, or to consummate the Transactions and the other transactions contemplated hereby and thereby, except for (A) filings of applications or notices with, and approvals or waivers by, the Federal Reserve Board, the FDIC, the Massachusetts Bank Commissioner, the Depositors Insurance Fund of Massachusetts, the Co-operative Central Bank and the MHPF, as required,
(B) filings with the Massachusetts Bank Commissioner, the FDIC and the SEC and state securities authorities in connection with the Conversion and the issuance of Bancorp Common Stock in the Conversion and in the Merger, (C) the filing of Amended and Restated Articles of Organization and Articles of Merger with the Secretary of State of the Commonwealth of Massachusetts, (D) the approval of the Conversion and this Agreement by the Bancorp Corporators and (E) such corporate approvals and such consents or approvals of, or waivers by, or filings or registrations with, certain of the foregoing federal and state banking agencies in connection with the Conversion or the Merger. As of the date hereof, Bancorp is not aware of any reason why the approvals set forth above or referred to in
Section 8.1(c) will not be received in a timely manner and without the imposition of a condition, restriction or requirement of the type described in Section 8.1(c) or that the requisite approval of Bancorp's Corporators will not be obtained.

            (b) Subject to receipt of the approvals referred to in Section 6.6(a), and the expiration of related waiting periods, the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party by Bancorp and the consummation of the Transactions and the other transactions contemplated hereby and thereby do not and will not (A) constitute a breach or violation of, or a default under (or, with notice or lapse of time, or both, would constitute a default under), or give rise to any Lien, any acceleration of remedies or performance or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture, note, bond, mortgage, deed of trust, lease or instrument of Bancorp or any of its Subsidiaries or to which Bancorp or any of its Subsidiaries or any of their respective properties or assets is subject, affected or bound (whether as issuer, guarantor, obligor or otherwise), (B) constitute a breach or violation of, or a default under, the articles of organization or bylaws (or similar governing documents) of Bancorp or any of its Subsidiaries or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture, note, bond, mortgage, deed of trust, lease or instrument.

      6.7. BANCORP FINANCIAL STATEMENTS.

            (a) Bancorp has previously furnished to Chart true, correct and complete copies of Bancorp's audited consolidated balance sheets as of December 31, 2001, 2002, and 2003, and the related consolidated statements of income, changes in retained earnings and cash flows for the years then ended, together with related notes of such financial statements (all the foregoing financial statements are referred to collectively as the "BANCORP AUDITED FINANCIAL STATEMENTS"). The Bancorp Audited Financial Statements are prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated and present fairly the financial condition and results of operations of Bancorp as of their respective dates and for the periods indicated thereon.

            (b) Bancorp has provided to Chart true and correct copies of Bancorp's unaudited consolidated balance sheets as of June 30, 2004 and the related unaudited consolidated statements of income for the six months ended June 30, 2003 and 2004 (hereinafter the foregoing financial statements are referred to collectively as the "BANCORP INTERIM FINANCIAL STATEMENTS"). The Bancorp Interim Financial Statements present fairly the financial condition and results of operations of Bancorp for the periods indicated thereon and are prepared in accordance with GAAP (except for the omission of notes to the Bancorp Interim Financial Statements and year-end adjustments to interim results, which adjustments will not be material) applied on a consistent basis with all prior periods and throughout the periods indicated.

            (c) Bancorp has provided to Chart true and complete copies of all quarterly Consolidated Statements for Bank Holding Companies ("CONSOLIDATED STATEMENTS") as filed with the Federal Reserve Board since December 31, 2003 through and including June 30, 2004. Such Consolidated Statements were prepared in accordance with the Federal Reserve Board's instructions and fairly present the information purported to be shown therein.

            (d) The Audited Financial Statements and the Interim Financial Statements are herein referred to together as the "BANCORP FINANCIAL STATEMENTS."

            (e) Each of the balance sheets included in any Bancorp Financial Statement filed with the Federal Reserve Board with respect to any period subsequent to the year ended December 31, 2003 (including any related notes and schedules), does or will fairly present the consolidated financial position of Bancorp as of its date, and the other financial statements included therein (including any related notes and schedules) do or will fairly present the consolidated results of operations or other information included therein of Bancorp for the periods or as of the dates therein set forth, subject to the notes thereto, in each case in accordance with generally accepted accounting principles and auditing standards, and do or will reflect all of its assets, liabilities and accruals and all of its items of income and expense in accordance with such principles consistently applied during the periods involved.

      6.8. BANCORP REPORTS. Since January 1, 2001, Bancorp and its Subsidiaries have timely filed, and subsequent to the date hereof will timely file, all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were and are required to be filed with (i) the FDIC and the Federal Reserve Board and (ii) any applicable state securities or banking authorities (except, in the case of state securities authorities, no such representation is made as to filings which are not material) (all such reports, registrations and statements, together with any amendments thereto and the Bancorp Financial Statements, are collectively referred to herein as the "BANCORP REPORTS") and have paid all fees and assessments due and payable in connection with any of the foregoing. As of the date filed or to be filed and as amended prior to the date hereof, Bancorp Reports complied and, with respect to filings made after the date of this Agreement, will at the date of filing comply, in all material respects with all of the statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed. Except for normal periodic examinations conducted by a Bank Regulator in the regular course of the business of Bancorp and its Subsidiaries, since January 1, 2001, no Bank Regulator has initiated any proceeding or, to the best knowledge of Bancorp, investigation into the business or operations of Bancorp or any of its Subsidiaries. Except as set forth on Section 5.7 of Bancorp's Disclosure Schedule, Bancorp and its Subsidiaries have resolved all material violations, criticisms or exceptions by any Bank Regulator with respect to any such normal periodic examination.

      6.9. ABSENCE OF UNDISCLOSED LIABILITIES. Except for those liabilities that are appropriately reflected or reserved against in the balance sheets of the Bancorp Reports and for liabilities incurred in the ordinary course of business consistent with past practice or in connection with this Agreement or the transactions contemplated hereby, since January 1, 2004, neither Bancorp nor any of its Subsidiaries has incurred any obligation or liability (contingent or otherwise) that, either alone or when combined with all similar liabilities, has had, or could reasonably be expected to have, a Material Adverse Effect on Bancorp.

      6.10. NO MATERIAL ADVERSE EFFECT. Since December 31, 2003, except as set forth in Section 6.10 of Bancorp's Disclosure Schedule or reflected in the Bancorp Reports, there has not been either individually or in the aggregate, any Material Adverse Effect and, to the best knowledge of Bancorp, no fact or condition exists that is reasonably likely to cause such a

Material Adverse Effect in the future (assuming, for purposes of this Section
6.10 that "MATERIAL ADVERSE EFFECT" is subject to the same exclusions contained in Section 8.2(c) (1)-(5)),

      6.11. LITIGATION. Except as set forth on Section 6.11 of Bancorp's Disclosure Schedule, there is no claim, suit, action, proceeding or investigation of any nature pending or, to the best knowledge of Bancorp, threatened, against Bancorp or any Subsidiary of Bancorp or challenging the validity or propriety of the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule, award or order of any legal or administrative body or arbitrator outstanding against Bancorp or any Subsidiary of Bancorp having, or which insofar as reasonably can be foreseen, in the future could have, any such effect or restricting, or that could restrict, its ability to conduct business in any material respect in any area. Bancorp is not aware of any facts that could reasonably give rise to any such claim, suit, action, investigation or other proceeding.

      6.12. REGULATORY MATTERS.

            (a) Neither Bancorp nor any of its Subsidiaries nor any of any of their respective properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, order to cease and desist with, or extraordinary supervisory letter from, any federal or state governmental agency or authority charged with the supervision or regulation of financial institutions or issuers of securities or engaged in the insurance of deposits or the supervision or regulation of it (collectively, the "BANCORP REGULATORY AUTHORITIES"), or is subject to any order or directive specifically naming or referring to Bancorp or any of its Subsidiaries by, has been required to adopt any board resolution by, any Bancorp Regulatory Authority that is currently in effect, and neither Bancorp nor any of its Subsidiaries has received written notification from any such Bancorp Regulatory Authority that any such Person may be requested to enter into, or otherwise be subject to, any such commitment letter, written agreement, memorandum of understanding, cease and desist order or any other similar order or directive. Except as set forth in Section 6.12(a) of Bancorp's Disclosure Schedule, neither Bancorp nor any of its Subsidiaries is a party to any agreement or arrangement entered into in connection with the consummation of a federally assisted acquisition of a depository institution pursuant to which Bancorp or any of its Subsidiaries is entitled to receive financial assistance or indemnification from any Governmental Authority. Bancorp and its Subsidiaries have paid all assessments made or imposed by any Bancorp Regulatory Authority.

            (b) Neither Bancorp nor any its Subsidiaries has been advised by, or has any knowledge of facts which would reasonably be expected to give rise to an advisory notice by, any Bancorp Regulatory Authority that such Bancorp Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

      6.13. COMPLIANCE WITH LAWS. Each of Bancorp and its Subsidiaries:

            (a) is in material compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices;

            (b) has all permits, licenses, franchises, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to Bancorp's knowledge, no suspension or cancellation of any of them is threatened; and

            (c) has received, since December 31, 2000, no notification or communication from any Governmental Authority (A) asserting that Bancorp or any of its Subsidiaries is not in material compliance with any of the statutes, regulations or ordinances which such Governmental Authority enforces or (B) threatening to revoke any license, franchise, permit or governmental authorization (nor, to Bancorp's knowledge, do any grounds for any of the foregoing exist).

      6.14. MATERIAL CONTRACTS; DEFAULTS. Except as set forth on Schedule 6.14 of Bancorp's Disclosure Schedules, neither Bancorp nor any of its Subsidiaries is in material default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its respective assets, business, or operations may be bound or affected, or under which it or its respective assets, business, or operations receives benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default. No power of attorney or similar authorization given directly or indirectly by Bancorp or any of its Subsidiaries is currently outstanding.

      6.15. NO BROKERS. Excluding a Previously Disclosed arrangement with and fee paid or payable to McConnell, Budd & Romano, Inc., neither Bancorp nor any of its officers, directors, employees, affiliates or agents has employed any broker, finder or financial advisor or incurred any liability for any fees or commissions in connection with any of the transactions contemplated by this Agreement except for legal, accounting and other professional fees payable in connection with the Merger and the other transactions contemplated hereby. Bancorp will be responsible for the payment of all such fees. The fee payable to McConnell, Budd & Romano, Inc. in connection with the transactions contemplated by this Agreement is as described in an engagement letter between Bancorp and McConnell, Budd & Romano, Inc., a true and complete copy of which has heretofore been furnished to Chart.

      6.16. EMPLOYEE BENEFIT PLANS.

            (a) All benefit and compensation plans, contracts, policies or arrangements covering current or former employees of Bancorp and its Subsidiaries and current or former directors of Bancorp and its Subsidiaries including, but not limited to, "employee benefit plans" within the meaning of
Section 3(3) of ERISA, and deferred compensation, stock option, stock purchase, stock appreciation rights, stock based, incentive and bonus plans (the "BANCORP BENEFIT PLANS"), are Previously Disclosed in the Disclosure Schedule. True and complete copies of all Bancorp Benefit Plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent annual report (Form 5500, with all applicable attachments), and all related trust instruments, insurance contracts, and other funding arrangements, forming a part of any Bancorp Benefit Plans and all amendments thereto have been provided or made available to Chart.

            (b) All Bancorp Benefit Plans are in substantial compliance with ERISA, the Code, and other applicable laws in all material respects. Each Bancorp Benefit Plan which is a Pension Plan and which is intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the Internal Revenue Service, and Bancorp is not aware of any circumstances likely to result in revocation of any such favorable determination letter or the loss of the qualification of such Pension Plan under
Section 401(a) of the Code. There is no material pending or, to Bancorp's knowledge, threatened litigation relating to the Bancorp Benefit Plans. Neither Bancorp nor any of its Subsidiaries has engaged in a transaction with respect to any Bancorp Benefit Plan or Pension Plan that could subject Bancorp or any of its Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount that would be material.

            (c) All contributions required to be made under the terms of any Bancorp Benefit Plan have been timely made or have been reflected on the financial statements of Bancorp included in the Bancorp Reports.

            (d) Neither Bancorp, nor any of its Subsidiaries, or any ERISA Affiliate, has incurred any liability under Title IV of ERISA which will not have been paid in full prior to the Closing. Neither Bancorp nor any of its Subsidiaries or any ERISA Affiliate currently maintains any Pension Plan subject to Code Section 412 or ERISA Section 302, and Bancorp has received approval from the Pension Benefit Guaranty Corporation with regard to the termination of its defined benefit Pension Plan. Neither Bancorp, nor any of its Subsidiaries, or any ERISA Affiliate has ever maintained a Multiemployer Plan.

            (e) There are no pending or, to the knowledge of Bancorp, threatened claims by or on behalf of any Bancorp Benefit Plans or by or on behalf of any individual participants or beneficiaries of any Bancorp Benefit Plan, alleging any breach of fiduciary duty on the part of Bancorp or any of its officers, directors or employees under ERISA or any other applicable regulations, or claiming benefit payments for which Bancorp may be liable (other than those made in the ordinary operation of such plans), nor is there, to the knowledge of Bancorp, any basis for such claim. The Bancorp Benefit Plans are not the subject of any pending (or to the knowledge of Bancorp, any threatened) investigation or audit by the Internal Revenue Service, the Department of Labor or the Pension Benefit Guaranty Corporation.

            (f) With respect to any Bancorp Benefit Plan that is a Welfare Plan and except as Previously Disclosed, (i) each Welfare Plan for which contributions are claimed by Bancorp as deductions under any provision of the Code is in material compliance with all applicable requirements pertaining to such deduction, (ii) any Bancorp Benefit Plan that is a group health plan (within the meaning of Section 4980B(g)(2) of the Code) complies, and in each and every case has complied, with all of the applicable material requirements of
Section 4980B of the Code, ERISA, Title XXII of the Public Health Service Act and the Social Security Act, and (iii) all Welfare Plans may be amended or terminated at any time on or after the Closing Date without incurring any liability thereunder.

            (g) Neither Bancorp nor any of its Subsidiaries has any obligations for retiree health and life benefits under any Bancorp Benefit Plan, other than coverage as may be required under Section 4980B of the Code or Part 6 of Title I of ERISA, or under the continuation of coverage provisions of the laws of any state or locality.

            (h) As of the date of this Agreement, neither Bancorp nor any of its Subsidiaries is a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of (i) any "excess parachute payment" within the meaning of Code Section 280G (or any corresponding provision of state, local or foreign Tax law) or (ii) any amount that will not be fully deductible as a result of Code Section 162(m) (or any corresponding provision of state, local or foreign Tax law). None of the execution of this Agreement, Corporator approval of this Agreement or consummation of the transactions contemplated by this Agreement will (A) entitle any employees of Bancorp or any of its Subsidiaries to severance pay or any increase in severance pay upon any termination of employment after the date hereof, (B) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Bancorp Benefit Plans, (C) result in any breach or violation of, or a default under, any of the Bancorp Benefit Plans, (D) result in any payment that would be a "parachute payment" to a "disqualified individual" as those terms are defined in Section 280G of the Code, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future or (E) result in any payment that would be nondeductible pursuant to Section 162(m) of the Code.

      6.17. LABOR MATTERS. Neither Bancorp nor any of its Subsidiaries is a party to or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is Bancorp or any of its Subsidiaries the subject of a proceeding asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel Bancorp or any of its Subsidiaries to bargain with any labor organization as to wages or conditions of employment, nor is there any strike, work stoppage or other labor dispute, arbitration, lawsuit or administrative proceeding involving it or any of its Subsidiaries pending or, to Bancorp's knowledge, threatened, nor is Bancorp or any of its Subsidiaries aware of any activity involving its employees seeking to certify a collective bargaining unit or engaging in other organizational activity. No employees of Bancorp or any of its Subsidiaries are represented by any labor union.

      6.18. ENVIRONMENTAL MATTERS.

            (a) Bancorp and its Subsidiaries are in material compliance with applicable Environmental Laws;

            (b) to Bancorp's knowledge, no real property (including buildings or other structures) currently or formerly owned or operated by Bancorp or any of its Subsidiaries, or any property in which Bancorp or any of its Subsidiaries has held a security interest, Lien or a fiduciary or management role ("BANCORP LOAN PROPERTY"), has been contaminated with, or has had any release of, any Hazardous Substance except in compliance with Environmental Laws;

            (c) neither Bancorp nor any of its Subsidiaries has participated in the management regarding Hazardous Substances of, any Bancorp Loan Property which has been contaminated with, or has had any release of, any Hazardous Substance except in compliance with Environmental Laws;

            (d) neither Bancorp nor any of its Subsidiaries has any material liability for any Hazardous Substance disposal or contamination on any third party property;

            (e) neither Bancorp nor any of its Subsidiaries has received any notice, demand letter, claim or request for information alleging any violation of, or liability under, any Environmental Law;

            (f) neither Bancorp nor any of its Subsidiaries is subject to any order, decree, injunction or other agreement with any Governmental Authority or any third party relating to any Environmental Law;

            (g) to Bancorp's knowledge, there are no circumstances or conditions (including the presence of asbestos, underground storage tanks, lead products, polychlorinated biphenyls, prior manufacturing operations, dry-cleaning, or automotive services) involving Bancorp or any of its Subsidiaries, any currently or formerly owned or operated property, or any Bancorp Loan Property, that could reasonably be expected to result in any claims, liability or investigations against Bancorp or any of its Subsidiaries, result in any restrictions on the ownership, use, or transfer of any property pursuant to any Environmental Law, or adversely affect the value of any Bancorp Loan Property; and

            (h) Bancorp has delivered or, at Chart's request, made available to Chart copies of all environmental reports, studies, sampling data, correspondence, filings and other environmental information in its possession or reasonably available to it relating to Bancorp, its Subsidiaries and any currently or formerly owned or operated property or any Bancorp Loan Property.

      6.19. TAX MATTERS.

            (a) For the taxable years ended December 31, 2003, 2002, 2001, 2000, 1999, 1998 and 1997, each of Bancorp and its Subsidiaries has filed all Tax Returns that it was required to file under applicable laws and regulations. All such Tax Returns were correct and complete in all material respects and have been prepared in substantial compliance with all applicable laws and regulations. All Taxes due and owing by Bancorp or any of its Subsidiaries (whether or not shown on any Tax Return) have been paid. Neither Bancorp nor any of its Subsidiaries is currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where Bancorp or any of its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of Bancorp or any of its Subsidiaries.

            (b) Bancorp and each of its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

            (c) No foreign, federal, state, or local tax audits or administrative or judicial Tax proceedings are pending or being conducted with respect to Bancorp or any of its Subsidiaries. Neither Bancorp nor any of its Subsidiaries has received from any foreign, federal, state, or local taxing authority (including jurisdictions where Bancorp or any of its Subsidiaries has not filed Tax Returns) any (i) notice indicating an intent to open an audit or other review, (ii) request for information related to Tax matters, or (iii) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted, or assessed by any taxing authority against Bancorp or any of its Subsidiaries.

            (d) Bancorp has provided Chart with true and complete copies of the United States federal, state, local, and foreign income Tax Returns filed with respect to Bancorp and its Subsidiaries for taxable periods ended on or after December 31, 2000. The Disclosure Schedule indicates those Tax Returns that have been audited during the last three years, and those Tax Returns that currently are the subject of an audit. Bancorp has delivered to Chart correct and complete copies of all examination reports, and statements of deficiencies assessed against or agreed to by Bancorp or any of its Subsidiaries filed for the years ended on or after December 31, 2000.

            (e) Neither Bancorp nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

            (f) Neither Bancorp nor any of its Subsidiaries has filed a consent under Code Section 341(f) concerning collapsible corporations. Neither Bancorp nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). Bancorp and each of its Subsidiaries has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662. Neither Bancorp nor any of its Subsidiaries is a party to or bound by any Tax allocation or sharing agreement. Neither Bancorp nor any of its Subsidiaries (A) has been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was Bancorp) and (B) has any liability for the Taxes of any Person (other than Bancorp and its Subsidiaries) under Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

            (g) The unpaid Taxes of Bancorp and its Subsidiaries do not exceed the reserve for Tax liability (which reserve is distinct and different from any reserve for deferred Taxes established to reflect timing differences between book and Tax income) established on the books and records of Bancorp and its Subsidiaries.

            (h) Neither Bancorp nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (A) change in method of accounting for a taxable period ending on or prior to the Closing Date; (B) "closing agreement" as described in Code Section 7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; (C) intercompany transactions or any excess loss account described in Treasury Regulations under Code Section 1502 (or any corresponding or similar provision of state, local or foreign income Tax law);
(D) installment sale or open transaction disposition made on or prior to the Closing Date; or (E) prepaid amount received on or prior to the Closing Date.

            (i) Neither Bancorp nor any of its Subsidiaries has distributed stock of another person, nor had its stock distributed by another person, in a transaction that was purported or intended to be governed in whole or in part by Code section 355 or Code section 361.

      6.20. RISK MANAGEMENT INSTRUMENTS. Neither Bancorp nor any of its Subsidiaries is a party or has agreed to enter into any Derivatives Contract or owns securities that (i) are referred to generically as "structured notes," "high risk mortgage derivatives," "capped floating rate notes" or "capped floating rate mortgage derivatives" or (ii) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes, except for those Derivatives Contracts and other instruments legally purchased or entered into in the ordinary course of business, consistent with safe and sound banking practices and regulatory guidance. All of such Derivatives Contracts or other instruments, are legal, valid and binding obligations of Bancorp or any of its Subsidiaries enforceable in accordance with their terms (except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally), and are in full force and effect. Bancorp and its Subsidiaries have duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued; and, to Bancorp's knowledge, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder that would have or would reasonably be expected to have a Material Adverse Effect on Bancorp.

      6.21. INVESTMENT SECURITIES. Except for pledges to secure public and trust deposits, Federal Reserve borrowings, Federal Home Loan Bank advances, repurchase agreements and reverse repurchase agreements entered into in arms'-length transactions pursuant to normal commercial terms and conditions and other pledges required by law, none of the investments reflected in the balance sheet of Bancorp contained in its most recent Financial Statements made available to Chart, and none of the material investments made by Bancorp or any of its Subsidiaries since January 1, 2004 is subject to any restriction (contractual, statutory or otherwise) that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time. The information (including electronic information and information contained on tapes and computer disks) with respect to all investment securities (including mortgaged-backed securities) of Bancorp and its Subsidiaries furnished to Chart by Bancorp is, as of the respective dates indicated therein, true and correct in all material respects.

      6.22. LOANS; NONPERFORMING AND CLASSIFIED ASSETS.

            (a) Each Loan on the books and records of Bancorp and its Subsidiaries, was made and has been serviced in all material respects in accordance with customary lending standards in the ordinary course of business, is evidenced in all material respects by appropriate and sufficient documentation and, to the knowledge of Bancorp, constitutes the legal, valid and binding obligation of the obligor named therein, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditor's rights or by general equity principles. The information (including electronic information and information contained on tapes and computer disks) with respect to all Loans of Bancorp and its Subsidiaries furnished to Chart by Bancorp is, as of the respective dates indicated therein, true and correct in all material respects. To the best knowledge of Bancorp, all loans originated, directly or through third party mortgage brokers, have been originated in compliance with all federal, state and local laws, including without limitation, the Real Estate Settlement Procedures Act of 1974, as amended.

            (b) Bancorp has Previously Disclosed as to Bancorp and each Bancorp Subsidiary as of the latest practicable date: (i) any written or, to Bancorp's knowledge, oral Loan under the terms of which the obligor is 60 or more days delinquent in payment of principal or interest, or to Bancorp's knowledge, in default of any other material provision thereof; (ii) each Loan that has been classified as "substandard," "doubtful," "loss" or "special mention" (or words of similar import) by Bancorp, a Bancorp Subsidiary or an applicable regulatory authority (it being understood that no representation is being made that FDIC or Staff of the Massachusetts Bank Commissioner would agree with the loan classifications established by Bancorp); (iii) a listing of the OREO acquired by foreclosure or by deed-in-lieu thereof, including the book value thereof; and
(iv) each Loan with any trustee, director, executive officer or Corporator of Bancorp, or to the best knowledge of Bancorp, any Person controlling, controlled by or under common control with any of the foregoing.

            (c) No agreement pursuant to which any loans or other assets have been or shall be sold by Bancorp or its Subsidiaries entitled the buyer of such loans or other assets, unless there is material breach of a representation or covenant by Bancorp or its Subsidiaries, to cause Bancorp or its Subsidiaries to repurchase such loan or other asset or the buyer to pursue any other form of recourse against Bancorp or its Subsidiaries.

      6.23. BANK OWNED LIFE INSURANCE. Bancorp has Previously Disclosed a true, correct and complete description of all BOLI owned by Bancorp or its Subsidiaries. The value of such BOLI as of the date hereof is fairly and accurately reflected on the most recent Bancorp Financial Statements in accordance with GAAP. Except as set forth on Section 6.23 of Bancorp's Disclosure Schedule, all life insurance policies on the lives of any of the current and former officers and directors of Bancorp or any of its Subsidiaries that are maintained by Bancorp or any such Subsidiary that are otherwise included as assets on the books of Bancorp or such Subsidiary are, or will at the Effective Time be, owned by Bancorp or such Subsidiary, as the case may be, free and clear of any claims thereon by the officers or members of their families, except with respect to the death benefits thereunder, as to which Bancorp or such Subsidiary agree that there will not be an amendment prior to the Effective Time without the consent of Chart's Authorized Representative.

      6.24. PROPERTIES. The real and material personal property owned by Bancorp or a Subsidiary of Bancorp or presently used by any of them in its respective business is in an adequate condition (ordinary wear and tear excepted) and is sufficient to carry on its business in

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the ordinary course of business consistent with its past practices. Bancorp has good and marketable title free and clear of all Liens to all of the real and material personal properties and assets reflected on the consolidated statement of financial condition of Bancorp as of December 31, 2003 included in the Bancorp Reports or acquired after such date, other than properties sold by Bancorp in the ordinary course of business, except (i) Liens for current taxes and assessments not yet due or payable, (ii) pledges to secure deposits and other Liens incurred in the ordinary course of its banking business, (iii) such imperfections of title, easements and encumbrances, if any, as are not, individually or in the aggregate, material in character, amount or extent and
(iv) as reflected on the consolidated statement of financial condition of Bancorp as of December 31, 2003 included in the Bancorp Reports. All real and personal property that is material to Bancorp's business on a consolidated basis and leased or licensed by Bancorp or a Subsidiary of Bancorp is held pursuant to leases or licenses that are valid and enforceable in accordance with their respective terms and such leases will not terminate or lapse prior to the Effective Time and there exists no material default under any such leases or licenses by Bancorp or any of its Subsidiaries nor, to the best knowledge of Bancorp and except as set forth on Section 6.24 of Bancorp's Disclosure Schedule, any event which, with notice or lapse of time or both, would constitute a material default thereunder by Bancorp or any other Bancorp Subsidiaries, except for such defaults which, individually, or in the aggregate, would not result in the forfeiture of the use or occupancy of the property covered by such lease or in a material liability to Bancorp. The consent of the landlord under the real estate leases listed on Section 6.24 of Bancorp's Disclosure Schedule may be required in order to consummate the transactions contemplated by this Agreement.

      6.25. INTELLECTUAL PROPERTY. Bancorp and each Subsidiary of Bancorp owns or possesses valid and binding licenses and other rights to use without payment of any material amount all material patents, copyrights, trade secrets, trade names, service marks and trademarks used in its businesses, all of which have been Previously Disclosed by Bancorp, and none of Bancorp or any of its Subsidiaries has received any notice of conflict with respect thereto that asserts the right of others. Bancorp and each Subsidiary has performed in all material respects all the obligations required to be performed by it and is not in default under any contract, agreement, arrangement or commitment relating to any of the foregoing.

      6.26. FIDUCIARY ACCOUNTS. Neither Bancorp nor any of its Subsidiaries engage in any trust business or administers or maintains accounts for which it acts as a fiduciary (other than individual retirement accounts and Keogh accounts), including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor.

      6.27. CAPITALIZATION. Bancorp Bank is "well capitalized," as such term is defined in the rules and regulations promulgated by the FDIC.

      6.28. COMMUNITY REINVESTMENT ACT, ANTI-MONEY LAUNDERING AND CUSTOMER INFORMATION SECURITY. Neither Bancorp nor Bancorp Bank is aware of, has been advised of, or has reason to believe that any facts or circumstances exist, which would cause Bancorp Bank: (i) to be deemed not to be in satisfactory compliance in any material respect with the Community Reinvestment Act, and the regulations promulgated thereunder, or to be assigned a rating for Community Reinvestment Act purposes by federal or state bank regulators of lower than

"satisfactory;" or (ii) to be deemed to be operating in violation in any material respect of the federal Bank Secrecy Act, as amended, and its implementing regulations (31 C.F.R. Part 103), the USA Patriot Act, and the regulations promulgated thereunder, any order issued with respect to anti-money laundering by the U.S. Department of the Treasury's Office of Foreign Assets Control, or any other applicable anti-money laundering statute, rule or regulation; or (iii) to be deemed not to be in satisfactory compliance in any material respect with the applicable privacy of customer information requirements contained in any federal and state privacy laws and regulations, including without limitation, in Title V of the Gramm-Leach-Bliley Act of 1999 and regulations promulgated thereunder, as well as the provisions of the information security program adopted by Bancorp Bank pursuant to 12 C.F.R. Part
364. Furthermore, the board of directors of Bancorp Bank has adopted and Bancorp Bank has implemented an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that has not been deemed ineffective in any material respects by any Bank Regulators and that meets the requirements in all material respects of Section 352 of the USA Patriot Act and the regulations thereunder.

      6.29. BOOKS AND RECORDS. The books and records of Bancorp and its Subsidiaries are being maintained in material compliance with applicable legal and accounting requirements, and such books and records accurately reflect in all material respects all dealings and transactions in respect of the business, assets, liabilities and affairs of Bancorp and its Subsidiaries.

      6.30. INSURANCE. Bancorp has Previously Disclosed all of the material Insurance Policies currently maintained by Bancorp or any of its Subsidiaries. Bancorp and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of Bancorp reasonably has determined to be prudent in accordance with industry practices. All the Insurance Policies are in full force and effect; Bancorp and its Subsidiaries are not in material default thereunder and have not received any notice of cancellation with respect thereto; and all claims thereunder have been filed in due and timely fashion, and Bancorp and its Subsidiaries, as applicable, have timely provided such insurers with due notice of all matters that may reasonably become a claim or otherwise constitute a basis for seeking recovery under the Insurance Policies.

      6.31. ALLOWANCE FOR LOAN LOSSES. Bancorp's allowance for loan losses is in compliance with Bancorp's existing methodology for determining the adequacy of its allowance for loan losses and, to the knowledge of Bancorp, the standards established by applicable Governmental Authorities and the Financial Accounting Standards Board and is adequate under all such standards.

      6.32. CREDIT CARD ACCOUNTS. Neither Bancorp nor any of its Subsidiaries originate, maintain or administer credit card accounts.

      6.33. MERCHANT PROCESSING. Neither Bancorp nor any of its Subsidiaries provide, or has provided, merchant credit card processing services to any merchants.

      6.34. TRANSACTIONS WITH AFFILIATES. All "covered transactions" between Bancorp Bank and an "affiliate" within the meaning of Sections 23A and 23B of the Federal Reserve Act have been in compliance with such provisions and the provisions of Federal Reserve Board Regulation W.

      6.35. OWNERSHIP OF CHART COMMON STOCK. None of Bancorp or any of Bancorp's Subsidiaries, or to Bancorp's knowledge, any of its other affiliates or associates (as such terms are defined under the Exchange Act), owns beneficially or of record, directly or indirectly, or is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, shares of Chart Common Stock (other than shares held in a fiduciary capacity that are beneficially owned by third parties or as a result of debts previously contracted) which in the aggregate represent 5% or more of the outstanding Chart Common Stock.

      6.36. DISCLOSURE. The representations and warranties contained in this
Article VI, when considered as a whole, together with any certificate, list or other writing, including but not limited to Bancorp's Disclosure Schedule, specifically required to be furnished to Chart pursuant to the provisions hereof, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein and therein not misleading.

                                  ARTICLE VII.
                                    COVENANTS

      7.1. REASONABLE BEST EFFORTS. Subject to the terms and conditions of this Agreement, each of Chart and Bancorp agrees to use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Transactions as promptly as practicable and otherwise to enable consummation of the Transactions, including the satisfaction of the conditions set forth in Article VIII hereof, and shall cooperate fully with the other parties hereto to that end. Without limiting the generality of the foregoing, (i) Bancorp will use its reasonable best efforts to cause the following steps to be taken on or prior to December 31, 2004: the filing of its Plan of Conversion with the Massachusetts Bank Commissioner (and related filings with the FDIC, if any) and the Federal Reserve; the filing of its Registration Statement on Form S-1 with the SEC (and related filings with the Massachusetts Bank Commissioner and the FDIC, if any); and the filing of its regulatory applications with respect to the Merger with the Massachusetts Bank Commissioner and the FDIC; and (ii) Chart will use its reasonable best efforts to provide Bancorp, at least two weeks prior to the date on which Bancorp intends to make such filings, with all financial and other information with respect to Chart (in substantially the form required by the applicable governmental agency) necessary to enable such filings to be made, provided that Bancorp has notified Chart of such expected filing dates at least five weeks in advance of such anticipated filing dates.

      7.2. BANCORP CONVERSION FROM MUTUAL TO STOCK FORM. Commencing promptly after the date of this Agreement, Bancorp and Bancorp Bank will take all reasonable steps necessary to expeditiously effect the Conversion. In addition, without limiting the generality of the foregoing, Bancorp shall cause the following to be done:

            (a) As promptly as practicable after receipt of all approvals or non-objections necessary from the applicable bank regulators, Bancorp shall duly call, give notice of, convene and hold a special meeting of its Corporators for the purpose of approving the Conversion and for such other purposes as may be, in the reasonable judgment of Bancorp, necessary or desirable. The Board of Trustees of Bancorp will recommend to the Corporators the approval of the

Conversion.

            (b) Bancorp will use its reasonable best efforts to prepare and file as promptly as practicable all required regulatory applications required in connection with the Conversion and the Merger, including, without limitation, filing applications with the Massachusetts Bank Commissioner, the FDIC and the Federal Reserve Board.

      7.3. REGISTRATION STATEMENTS.

            (a) Bancorp agrees to use its reasonable best efforts to prepare and file, as promptly as practicable, a Registration Statement on Form S-1 or other applicable form to be filed by Bancorp with the SEC and the Massachusetts Bank Commissioner in connection with the issuance of Bancorp Common Stock in the Conversion (including the prospectus constituting a part thereof (the "CONVERSION PROSPECTUS") and all related documents). Bancorp also agrees to prepare and file a registration statement on Form S-4 or other applicable form to be filed as soon as practicable (but in no event later than ten days following the date on which the SEC declares the Registration Statement on Form S-1 effective) by Bancorp with the SEC in connection with the issuance of Bancorp Common Stock in the Merger (including the proxy statement and prospectus and other proxy solicitation materials of Chart constituting a part thereof (the "PROXY STATEMENT") and all related documents). Chart shall use its reasonable best efforts to prepare and furnish, as soon as practicable, such information relating to it and its directors, officers and stockholders as may be reasonably required in connection with the above referenced documents based on its and its legal, financial and accounting advisors' knowledge of and access to the information required for said documents, and Chart, and its legal, financial and accounting advisors, shall have the right to review in advance each such Registration Statement prior to its filing. Chart agrees to cooperate with Bancorp and Bancorp's counsel and accountants in requesting and obtaining appropriate opinions, consents and letters from its financial advisor and independent auditor in connection with the Registration Statements and the Proxy Statement. Each of Chart and Bancorp agrees to use its reasonable best efforts to cause each Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after the filing thereof. Bancorp also agrees to use its reasonable best efforts to obtain approval from the Massachusetts Bank Commissioner and all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. Promptly after the Registration Statement containing the Conversion Prospectus is declared effective under the Securities Act, Bancorp shall mail at its expense the Conversion Prospectus to Bancorp Bank's eligible depositors. Promptly after the Registration Statement containing the Proxy Statement is declared effective under the Securities Act, Chart shall mail at its expense the Proxy Statement to its stockholders.

            (b) Each of Chart and Bancorp agrees that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in
(i) either Registration Statement shall, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Conversion Prospectus and any amendment or supplement thereto shall, at the date(s) of mailing to eligible depositors and at the time of the closing of the Conversion, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading at the time and in light of the circumstances under which such statement is made; and (iii) the Proxy Statement and any amendment or supplement thereto shall, at the date(s) of mailing to stockholders and at the time of Chart Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading at the time and in light of the circumstances under which such statement is made. Each of Chart and Bancorp further agrees that if such party shall become aware prior to the Effective Date of any information furnished by such party that would cause any of the statements in either Registration Statement, the Conversion Prospectus or the Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other parties thereof and to take the necessary steps to correct the Registration Statement, the Conversion Prospectus or the Proxy Statement.

            (c) Bancorp agrees to advise Chart, promptly after Bancorp receives notice thereof, of the time when a Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of Bancorp Common Stock for offering or sale in any jurisdiction, of the initiation or, to the extent Bancorp is aware thereof, threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of either Registration Statement or for additional information.

            (d) Upon Bancorp's request, Chart will cause its independent certified public accountants to prepare and deliver to Bancorp's Conversion agent and/or underwriter a "comfort" letter, dated the effective date of the Conversion Registration Statement and the Effective Date, with respect to certain financial information regarding Chart, in form and substance which is customary in transactions of the nature of the Conversion.

      7.4. SHAREHOLDER APPROVAL. Chart agrees to take, in accordance with applicable law and the Chart Charter and the Chart Bylaws, all action necessary to call, give notice of, convene, and hold as soon as reasonably practicable a meeting of its stockholders to consider and vote upon the approval of this Agreement and any other matters required to be approved by Chart's stockholders for consummation of the Transactions (including any adjournment or postponement, the "CHART MEETING"). Except with the prior approval of Bancorp, no other matters shall be submitted for the approval of Chart stockholders at Chart Meeting. Subject to Section 7.9, the Chart Board shall at all times prior to and during such meeting recommend such approval (the "CHART BOARD RECOMMENDATION") and shall take all reasonable lawful action to solicit such approval by its stockholders. Bancorp, as the sole stockholder of Bancorp Bank, has approved this Agreement and any other matters required to be approved by Bancorp Bank's stockholders for consummation of the Transactions.

      7.5. REGULATORY FILINGS.

            (a) Each of Bancorp and Chart and their respective Subsidiaries shall cooperate and use their respective commercially-reasonable efforts to promptly prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the Transactions and any other transactions contemplated by this Agreement or any other Transaction Document and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such Governmental Authorities; and any initial filings with Governmental Authorities (other than the Conversion Prospectus and the Proxy Statement) shall be made by Bancorp as soon as reasonably practicable after the execution hereof. Each of Bancorp and Chart shall have a reasonable time to review such filings in advance, and to the extent practicable each shall consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to all written information submitted to any third party or any Governmental Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of such parties agrees to act reasonably and as promptly as practicable. Each party hereto agrees that it shall consult with the other parties hereto with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement or any other Transaction Document, and each party shall keep the other parties apprised of the status of material matters relating to completion of the transactions contemplated hereby.

            (b) Each party agrees, upon request, to furnish the other parties with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other parties or any of their respective Subsidiaries to any third party or Governmental Authority.

      7.6. PRESS RELEASES. Chart and Bancorp shall consult with each other before issuing any press release with respect to the Transactions or this Agreement and shall not issue any such press release or make any such public statements without the prior consent of the other party's Authorized Representative, which shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party's Authorized Representative (but after such consultation, to the extent practicable in the circumstances), issue such press release or make such public statements as may upon the advice of outside counsel be required by law or the (to the extent the same become applicable) rules or regulations of Nasdaq or other regulatory authority. Chart and Bancorp shall cooperate to develop all public announcement materials and make appropriate management available at presentations related to the Transactions as reasonably requested by the other party.

      7.7. ACCESS; INFORMATION.

            (a) Chart agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, it shall afford Bancorp and Bancorp's officers, employees, counsel, accountants and other authorized representatives such access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, Tax Returns and work papers of independent auditors), properties and personnel and to such other information as Bancorp may reasonably request and, during such period, it shall furnish promptly to Bancorp all information concerning its business, properties and personnel as Bancorp may reasonably request. Representatives of Chart's senior management will meet periodically with representatives of Bancorp to coordinate post-closing integration planning, including working toward conforming Chart's and Bancorp's asset/liability management, lending practice, credit review and administrative and related policies and practices.

            (b) Bancorp agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, it shall afford Chart and its authorized representatives such access to Bancorp's personnel as Chart may reasonably request and to such information relating to Bancorp as Chart may reasonably request.

            (c) Each party agrees that it will not, and will cause its representatives not to, use any information obtained pursuant to this Section
7.7 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of law, each party shall keep confidential, and shall cause its representatives to keep confidential, all information and documents obtained pursuant to this Section 7.7 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) unless such information (i) was already known to such party, (ii) becomes available to such party from other sources not known by such party to be bound by a confidentiality obligation, (iii) is disclosed with the prior written approval of the party to which such information pertains or (iv) is or becomes readily ascertainable from publicly available sources. In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise fail to be consummated, each party shall promptly cause all copies of documents or extracts thereof containing information and data as to another party hereto to be returned to the party which furnished the same. No investigation by any party of the business and affairs of any other party shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to any party's obligation to consummate the transactions contemplated by this Agreement.

            7.8. AFFILIATES. Chart shall use its commercially-reasonable efforts to identify those Persons who may be deemed to be "affiliates" of Chart within the meaning of Rule 145 promulgated by the SEC under the Securities Act (the "CHART AFFILIATES") and to cause each Person so identified to deliver to Bancorp as soon as practicable, and in any event prior to the date of Chart Meeting, a written agreement ("AFFILIATE AGREEMENT") to comply with the requirements of Rule 145 under the Securities Act in connection with the sale or other transfer of Bancorp Common Stock received in the Merger, which agreement shall be in a form reasonably satisfactory to Chart and Bancorp.

            7.9. ACQUISITION PROPOSAL. Chart agrees that neither it nor any of its Subsidiaries nor any of Chart's or any of Subsidiary's, officers, directors, employees, agents or representatives (the "REPRESENTATIVES") shall, directly or indirectly, initiate, solicit, encourage or otherwise facilitate (including without limitation by way of furnishing confidential information or data) any inquiries regarding or the making of any Acquisition Proposal (other than by Bancorp). Chart further agrees that neither it nor any of its Subsidiaries nor any of Chart's or any of Subsidiary's Representatives shall, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to an Acquisition Proposal or enter into any agreement, arrangement or understanding with respect to an Acquisition Proposal or requiring it (or conditioned upon requiring it) to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by this Agreement; provided, however, that nothing contained in this Agreement shall prevent Chart or Chart Board between the date of this Agreement and prior to the date of Chart Meeting from (A) providing information in response to a request therefor by a Person who has made an unsolicited bona fide written Acquisition Proposal if Chart Board receives from the Person so requesting such information an executed confidentiality agreement no less favorable to it than the Confidentiality Agreement entered into on June 3, 2004 by Bancorp and Chart (and Chart shall enforce and not waive any provision of any confidentiality agreement entered into with any such Person contemplated by this
Section 7.9); (B) engaging in any negotiations or discussions with any Person who has made an unsolicited bona fide written Acquisition Proposal; or (C) recommending such an Acquisition Proposal to the stockholders of Chart, if and only to the extent that, (i) in each such case referred to in clause (A), (B) or
(C) above, Chart Board determines in good faith (after consultation with outside legal counsel) and by a majority vote of the entire Chart Board that such action would be required in order for its directors to comply with their respective fiduciary duties under applicable law, (ii) in each such case referred to in clause (A) or (B) above, Chart Board also determines in good faith (after consultation with its financial advisor) that such Acquisition Proposal, if accepted, is reasonably likely to lead to a Superior Proposal, and (iii) in the case referred to in clause (C) above, (w) Chart Board also determines in good faith (after consultation with its financial advisor) and by a majority of the entire Chart Board that such Acquisition Proposal is a Superior Proposal, (x) Chart Board has given Bancorp five (5) Business Days' prior written notice of its intention to recommend such Acquisition Proposal to the stockholders of Chart, (y) Chart Board has considered any changes to the Per Share Merger Consideration and to this Agreement (if any) proposed by Bancorp, and (z) Chart Board has determined in good faith and by a majority vote of the entire Chart Board, after consultation with Chart's outside legal counsel and after consultation with its financial advisor, that such unsolicited proposal remains a Superior Proposal even after the changes proposed by Bancorp. A "Superior Proposal" shall be a bona fide Acquisition Proposal for 100% of the outstanding securities of Chart that is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal and the Person making the proposal and, if consummated, is reasonably likely to result in a transaction more favorable to Chart's stockholders from a financial point of view than the Merger.

      Chart agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposals and shall request the return or destruction of all confidential information provided to any such parties prior to the date of this Agreement. Chart agrees that it will notify Bancorp immediately if any inquiries, proposals or offers are received by, any such information is requested from, or any discussions or negotiations are sought to be initiated or continued with, any of its Representatives relating to an Acquisition Proposal. Chart will promptly (within one Business Day) advise Bancorp following receipt of any Acquisition Proposal and the substance thereof (including the identity of the Person making such Acquisition Proposal), and will keep Bancorp apprised of any related developments, discussions and negotiations (including the terms and conditions (and any amendments or modifications thereto) of the Acquisition Proposal) on a current basis. Chart will use its commercially-reasonable efforts to enforce (and will not waive any provisions of) any confidentiality or similar agreement entered into by it or on its behalf by Ryan Beck & Co. LLC or otherwise relating to a potential Acquisition Proposal.

      7.10. CERTAIN POLICIES. Prior to the Effective Date, each of Chart and its Subsidiaries shall, consistent with GAAP and applicable banking laws and regulations, modify or change its loan, OREO, accrual, reserve, tax, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) so as to be applied on a basis that is consistent with that of Bancorp; provided, however, that no such modifications or changes need be made prior to the satisfaction of all of the conditions set forth in Article VIII; and further provided that in any event, no accrual or reserve made by Chart or any of its Subsidiaries pursuant to this Section 7.10 shall constitute or be deemed to be a breach, violation of or failure to satisfy any representation, warranty, covenant, agreement, condition or other provision of this Agreement or otherwise be considered in determining whether any such breach, violation or failure to satisfy shall have occurred. The recording of any such adjustments shall not be deemed to imply any misstatement of previously furnished financial statements or information and shall not be construed as concurrence of Chart or its management with any such adjustments.

      7.11. NASDAQ LISTING. Bancorp agrees to use its best efforts to list, prior to the Effective Date, on the Nasdaq the shares of Bancorp Common Stock to be issued in connection with the Conversion or the Merger.

      7.12. INDEMNIFICATION.

            (a) From and after the Effective Time, Bancorp (the "INDEMNIFYING PARTY") shall indemnify and hold harmless each present and former director, officer and employee of Chart or a Chart Subsidiary, as applicable, determined as of the Effective Time (each an "INDEMNIFIED PARTY" and collectively the "INDEMNIFIED PARTIES") against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, civil or criminal, brought or threatened to be brought in or before any court, tribunal, administrative or legislative body or agency, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, arising in whole or in part out of, or pertaining to the fact that he or she was a director, officer or employee of Chart or any Chart Subsidiary or is or was serving at the request of Chart or any of Chart Subsidiaries as a director, officer or employee, of another corporation, partnership, joint venture, trust or other enterprise, including without limitation matters related to the negotiation, execution and performance of this Agreement or any of the transactions contemplated hereby (a "PROCEEDING"), to the fullest extent which such Indemnified Parties would be entitled under the Chart Charter and the Chart Bylaws as in effect as of the date hereof (subject to 7.12(b)).

            (b) Any Indemnified Party wishing to claim indemnification under this Section 7.12, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Indemnifying Party, but the failure to so notify shall not relieve the Indemnifying Party of any liability it may have to such Indemnified Party if such failure does not actually prejudice the Indemnifying Party. In the event that any such claim, action, suit, proceeding or investigation is threatened or brought (whether before or after the Effective
Time), the Indemnified Parties may retain counsel reasonably satisfactory to the Indemnifying Party; provided, however, that, (i) the Indemnifying Party shall have the right to assume the defense thereof (provided that the Indemnifying Party confirms in writing to the Indemnified Party its obligation to indemnify such party to the extent required by this Agreement and provided, further, that the Indemnifying Party is at least "adequately capitalized" as defined in the relevant prompt corrective action regulations) and upon such assumption the Indemnifying Party shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the

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Indemnifying Party elects not to assume such defense or counsel for the
Indemnified Parties advises the Indemnified Parties that there are issues which raise conflicts of interest between the Indemnifying Party and the Indemnified Parties, the Indemnified Parties may retain counsel which is reasonably satisfactory to the Indemnifying Party, and the Indemnifying Party shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties (which may not exceed one firm for all Indemnified Parties, unless the proposed counsel for the Indemnified Parties reasonably advises the Indemnified Parties that there are issues which raise conflicts of interest among such parties, in which case the Indemnifying Party shall pay the reasonable fees and expenses of one additional counsel to the extent necessary to avoid such conflict), (ii) the Indemnified Parties will cooperate in the defense of any such matter, (iii) the Indemnifying Party shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld) and
(iv) the Indemnifying Party shall have no obligation hereunder in the event that a federal or state banking agency or a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of an Indemnified Party by the Indemnifying Party in the manner contemplated hereby is prohibited by applicable laws and regulations. The Indemnified Party shall be entitled to be reimbursed by the Indemnifying Party for fees and expenses reasonably incurred in connection with any Proceeding as such fees and expenses are incurred (and in advance of the final determination of the underlying claim) ("ADVANCED EXPENSES") if (x) the Indemnified Party provides an undertaking to repay such Advanced Expenses to the Indemnifying Party if such person shall be adjudicated or determined to be not entitled to indemnification pursuant to the indemnification provisions in Bancorp's Charter and/or By-laws, and (y) provides security for such undertaking reasonably acceptable to the Indemnifying Party, if the Board of Directors of the Indemnifying Party requests such security in its sole discretion.

            (c) Prior the Effective Time, Chart shall purchase an extended reporting period endorsement under its existing directors' and officers' liability insurance coverage for Chart's directors and officers which shall provide such directors and officers with coverage for six years following the Effective Time of not less than the existing coverage under, and have other terms that are substantially the same as and not materially less favorable on the whole to the insured Persons than the directors' and officers' liability insurance coverage presently maintained by Chart. Chart agrees to reasonably cooperate in good faith with Bancorp in order to obtain the lowest premium for such coverage (it being understood, however, that any such carrier will have no less than a Best's Rating of "A"), provided, however, that Chart, in its sole discretion, shall be entitled to fully pre-pay the premium for the entire coverage period and, provided, further, that in no event shall the aggregate premium for such insurance exceed $150,000. Bancorp shall maintain such policies in full force and effect, and will continue to honor the obligations thereunder.

            (d) If Bancorp or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any other entity, then and in each case, proper provision shall be made so that the successors and assigns of Bancorp shall assume the obligations set forth in this Section 7.12.

      7.13. EMPLOYMENT AND BENEFIT MATTERS.

            (a) As soon as administratively practicable after the Effective Time, Bancorp shall take all reasonable action so that employees of Chart and its Subsidiaries (i) shall receive employee benefits which are no less favorable than those generally afforded to other employees of Bancorp or its Subsidiaries holding similar positions and (ii) shall be entitled to participate in each employee benefit plan, program or arrangement of Bancorp of general applicability (the "GENERALLY APPLICABLE PLANS") to the same extent as similarly-situated employees of Bancorp and its Subsidiaries (it being understood that inclusion of the employees of Chart and its Subsidiaries in the Generally Applicable Plans may occur at different times with respect to different plans). Bancorp shall cause each Generally Applicable Plan in which employees of Chart and its Subsidiaries are eligible to participate to recognize, for purposes of determining eligibility to participate in, the vesting of benefits and for all other purposes (but not for determining the amount of benefits or for determining accrual of benefits) under Generally Applicable Plans, the service of such employees with Chart and its Subsidiaries to the same extent as such service was credited for such purpose by Chart. Employees of Chart and its Subsidiaries will be given credit for past service with Chart for purposes of Bancorp's vacation policy.

            (b) Notwithstanding anything to the contrary contained herein, Bancorp shall have sole discretion with respect to the determination as to whether or when to terminate, merge or continue any employee benefit plans and programs of Chart or any of its Subsidiaries. To the extent amounts are distributable under Chart Benefit Plans and constitute "eligible rollover distributions" (as defined in Section 402(f)(2)(A) of the Code) said amounts may be rolled over to any tax-qualified Bancorp Benefit Plan that accepts rollover distributions or to any eligible individual retirement account.

            (c) Except as otherwise expressly provided in this Agreement or in the Payments Agreements, Bancorp shall honor, and Surviving Bank shall continue to be obligated to perform, in accordance with their terms, all benefit obligations to, and contractual rights of, current and former employees of Chart existing as of the Effective Date, as well as all employment, severance, deferred compensation or "change-in-control" agreements, plans or policies of Chart, but only to the extent that such obligations (x) are Previously Disclosed in Sections 4.1(b)(v), 4.1(b)(vii) or 5.16(a) of Chart's Disclosure Schedule and
(y) would not involve any payment that would not be permitted under Section 4.2. Bancorp acknowledges that the consummation of the Merger will constitute a "change-in-control" of Chart for purposes of any employee benefit plans, agreements and arrangements of Chart.

            (d) If employees of Chart or any of its Subsidiaries become eligible to participate in a medical, dental or health plan of Bancorp, Bancorp shall cause each such plan to (i) waive any preexisting condition limitations to the extent such conditions are covered under the applicable medical, health or dental plans of Bancorp and (ii) waive any waiting period limitation or evidence of insurability requirement which would otherwise be applicable to such employee on or after the Effective Time to the extent such employee had satisfied any similar limitation or requirement under an analogous Plan prior to the Effective Time, and (iii) provide full credit under such plans for any deductibles, co-payments and out-of-pocket expenses incurred by the employees and their beneficiaries during the portion of the calendar year prior to such participation.

            (e) None of Bancorp or a Bancorp Subsidiary shall have any obligation to continue the employment of any employee of Chart or a Chart Subsidiary and nothing contained herein shall give any such Person the right to continued employment with Bancorp or a Bancorp Subsidiary after the Effective Time. Bancorp or a Bancorp Subsidiary shall provide the severance benefits set forth in Section 7.13(e) of Chart's Disclosure Schedule to any employee of Chart or a Chart Subsidiary who is not otherwise covered by a specific termination, severance or change in control agreement and who is terminated by Bancorp or a Bancorp Subsidiary for reasons other than "cause", or who resigns for "good reason," in both cases as defined in Section 7.13(e) of Chart's Disclosure Schedule.

            (f) Certain employees of Chart or a Chart Subsidiary jointly designated in writing by Chart and Bancorp shall be entitled to receive a "retention" bonus from Chart, a Chart Subsidiary, Bancorp or a Bancorp Subsidiary, as the case may be, in the event such employee remains an employee of Chart, a Chart Subsidiary, Bancorp or a Bancorp Subsidiary, as applicable, until the Effective Date (or in certain cases, through a post-closing transition period, including systems conversion, if applicable), provided that such employee satisfactorily fulfills the duties and responsibilities of the position of such employee through the Effective Date or thereafter, if applicable. The aggregate amount of such retention bonuses shall not exceed the aggregate amount set forth on Section 7.13(f) of Chart's Disclosure Schedule, and the employees entitled to receive retention bonuses and the amount of each such bonus shall be mutually agreed upon in writing by the Chief Executive Officer of Chart and the Chief Executive Officer or Chief Financial Officer of Bancorp. Retention bonuses shall not be payable to any employee of Chart or a Chart Subsidiary who is a party to an employment or other agreement that provides severance benefits in the event of a change in control of Chart.

      7.14. PAYMENTS AND RELATED AGREEMENTS. Concurrently with the execution of this Agreement by Chart, Bancorp and Bancorp Bank, (i) Bancorp, Chart and Bancorp Bank have entered into a Payments Agreement with each of Richard Bolton Jr. and Richard Bolton Sr. in a form that has been Previously Disclosed (the "PAYMENTS AGREEMENTS"), and (ii) a Consulting and Non-Competition Agreement with each of Mr. Bolton Jr. and Mr. Bolton Sr. in a form that has been Previously Disclosed (the "CONSULTING AGREEMENTS").

      7.15. NOTIFICATION OF CERTAIN MATTERS. Each of Chart and Bancorp shall give prompt notice to the other of any fact, event or circumstance known to it that (i) if it had been known as of the date of this Agreement, would have been required to have been included in Chart's Disclosure Schedule, (ii) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it, or (iii) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein.

      7.16. UPDATE OF DISCLOSURE SCHEDULES. From time to time prior to the Effective Time, Chart will promptly supplement or amend Chart's Disclosure
Schedule in writing to reflect any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in Chart's Disclosure Schedule or which is necessary to correct any information in Chart's Disclosure Schedule which has been rendered inaccurate thereby. In addition, at or prior to the Effective Time, Chart shall provide Bancorp with a written copy of the complete Chart's Disclosure Schedule, marked to show any and all such supplements and amendments, and/or, if no such supplements or amendments were made to a particular Section of Chart's Disclosure Schedule, Chart shall provide Bancorp with a certificate signed on behalf of Chart by a duly authorized officer of Chart to such effect. No supplement or amendment to Chart's Disclosure Schedule shall have any effect for the purpose of determining satisfaction of the conditions set forth in Section 8.3(a) hereof or compliance by Chart with the covenants set forth in Article V hereof.

      7.17. CURRENT INFORMATION.

            (a) As soon as practicable, each party will furnish to the other copies of all such financial statements and reports as it or any of its subsidiaries shall send to its stockholders or any Governmental Authority, to the extent any such reports furnished to any such Governmental Authority are not confidential and except as legally prohibited thereby, and will furnish such additional financial data as the other party may reasonably request.

            (b) Promptly upon receipt thereof, each party will furnish to the other copies of all internal control reports submitted to it and its Subsidiaries by independent auditors in connection with each annual, interim or special audit of the books of it and its Subsidiaries made by such auditors.

            (c) Each party will promptly notify the other of any material change in its normal course of business or in the operation of properties of it or any of its Subsidiaries and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of material litigation involving such party or any of its Subsidiaries, and will keep the other party reasonably informed of such events.

      7.18. LOAN LOSS RESERVES. During the period from the date of this Agreement to the Effective Time, Chart shall provide Bancorp with any information Bancorp shall reasonably request regarding Chart's Loan Loss Reserves.

      7.19. CONTROL OF OTHER PARTY'S BUSINESS. Nothing contained in this Agreement shall give Bancorp, directly or indirectly, the right to control or direct the operations of Chart prior to the Effective Time. Prior to the Effective Time, Chart shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over the operations of Chart and its Subsidiaries.

      7.20. BANCORP PRODUCTS AND SERVICES. From and after the date of this Agreement, Bancorp and Chart shall consult on a reasonable basis with each other on the introduction of products and services not currently offered by Chart which Bancorp Bank would expect to make available to customers following the Effective Time; provided, however, that nothing herein shall obligate Chart to offer any such products or services prior to the Effective Time.

      7.21. ALCO MANAGEMENT. Chart agrees to manage its assets and liabilities in accordance with Chart's asset and liability management policy as in effect on the date hereof, unless otherwise agreed by the parties. Chart shall not materially amend or modify such policy without the express written consent of Bancorp's Authorized Representative. Chart and Bancorp agree to consult on investment programs to be administered by Chart.

      7.22. TAX MATTERS. Without the prior written consent of the other party's Authorized Representative, neither Bancorp nor Chart will make or change any election, change an annual accounting period, adopt or change any accounting method, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment relating to it, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to it, or take any other similar action relating to the filing of any Tax Return or the payment of any Tax, if such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action would have the effect of increasing the its Tax liability for any period ending after the Closing Date or decreasing any Tax attribute of it existing on the Closing Date.

      7.23. SECTION 16. Prior to the Effective Time, Bancorp shall, as applicable, take all such steps as may be required to cause any acquisitions of Bancorp Common Stock resulting from the transactions contemplated by this Agreement by each individual who may be subject to the reporting requirements of
Section 16(a) of the Exchange Act with respect to Bancorp to be exempt under Rule 16b-3 promulgated under the Exchange Act. Chart agrees to promptly furnish Bancorp with all requisite information necessary for Bancorp to take the actions contemplated by this Section 7.23.

                                 ARTICLE VIII.
                    CONDITIONS TO CONSUMMATION OF THE MERGER

      8.1. CONDITIONS TO EACH PARTY'S OBLIGATIONS TO EFFECT THE MERGER. The respective obligation of each of the parties hereto to consummate the Merger is subject to the fulfillment, where permitted by law, or written waiver by the parties hereto prior to the Closing Date of each of the following conditions:

            (a) SHAREHOLDER APPROVAL. This Agreement shall have been duly approved by holders of not less than two-thirds of the outstanding shares of Chart Common Stock.

            (b) CORPORATOR APPROVAL. This Agreement and the Conversion shall each have been duly approved by the requisite percentage of the Bancorp Corporators.

            (c) REGULATORY APPROVALS. All regulatory approvals required to consummate the Transactions shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approval shall contain any conditions, restrictions or requirements which Bancorp Board reasonably determines in good faith would, individually or in the aggregate, materially reduce the benefits of the Transactions to such a degree that Bancorp would not have entered into this Agreement had such conditions, restrictions or requirements been known at the date hereof.

            (d) NO INJUNCTION. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the Transactions.

            (e) REGISTRATION STATEMENTS. The Registration Statements shall each have been declared effective under the Securities Act and no stop order suspending the effectiveness of the

Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated by the SEC and not withdrawn and Bancorp shall have received all required approvals by Governmental Authorities, including the Massachusetts Bank Commissioner and state securities or "blue sky" authorities.

            (f) NASDAQ LISTING. The shares of Bancorp Common Stock to be issued in the Merger and the Conversion shall have been authorized for listing on the Nasdaq, subject to official notice of issuance.

            (g) CONVERSION. Bancorp shall have consummated the Conversion, and such Conversion shall have resulted in net proceeds sufficient to enable Bancorp Bank to remain "well-capitalized" under applicable federal banking law and otherwise to meet regulatory capital requirements, in each case after giving effect to the Merger.

            (h) TAX OPINIONS WITH RESPECT TO MERGER. Bancorp and Bancorp Bank shall have received a letter setting forth the written opinion of Foley Hoag LLP, in form and substance reasonably satisfactory to Bancorp and Bancorp Bank, dated as of the Effective Date, and Chart shall have received a letter setting forth the written opinion of Goodwin Procter LLP, in form and substance reasonably satisfactory to Chart, dated as of the Effective Date, in each case substantially to the effect that, on the basis of the facts, representations and assumptions set forth in such letter, the Merger will constitute a tax-free reorganization described in section 368(a) of the Internal Revenue Code.

            (i) TAX OPINION WITH RESPECT TO CONVERSIONS. Bancorp shall have received a letter setting forth the written opinion of Foley Hoag LLP, in form and substance required by applicable regulatory authorities and reasonably satisfactory to it and to Chart, dated as of the Effective Date, to the effect that, on the basis of facts, representations and assumptions set forth in such letter, the Conversion will constitute a reorganization within the meaning of
Section 368(a) of the Code.

      8.2. CONDITIONS TO OBLIGATIONS OF CHART. The obligation of Chart to consummate the Merger is also subject to the fulfillment or written waiver by Chart prior to the Closing Date of each of the following conditions:

            (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Bancorp in this Agreement which is qualified as to materiality shall be true and correct and each such representation or warranty that is not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement, as applicable, and (except to the extent such representations and warranties speak as of an earlier date, with respect to which such representations and warranties shall be true and correct in all material respects as of such earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that for purposes of this
Section 8.2(a), such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, and without giving effect to any qualification as to materiality set forth in such representations or warranties, would have a Material Adverse Effect on Bancorp, and Chart shall have received a certificate, dated the Effective Date, signed by the Chief Executive Officer and the Chief Financial Officer of Bancorp to such effect.

            (b) PERFORMANCE OF OBLIGATIONS OF BANCORP. Bancorp shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Chart shall have received a certificate, dated the Effective Date, to such effect signed by the Chief Executive Officer and Chief Financial Officer of Bancorp.

            (c) ABSENCE OF BANCORP CHANGES. From the date of this Agreement through the Closing Date, there shall not have occurred any change that individually or in the aggregate has or could reasonably be expected to have a Material Adverse Effect on Bancorp, provided however, that solely for the purposes of determining whether this condition has been fulfilled, Material Adverse Effect shall not be deemed to include the impact of (1) changes in banking and similar laws, rules or regulations of general applicability or interpretations thereof by Governmental Authorities, (2) changes in GAAP or regulatory accounting requirements applicable to financial institutions and their holding companies generally, (3) changes in economic conditions affecting financial institutions generally, including but not limited to, changes in general levels of interest rates generally, (4) direct effects of compliance with this Agreement on the operating performance of Bancorp, including expenses incurred by Bancorp in consummating the transactions contemplated by this Agreement and (5) the effects of any action or omission otherwise contemplated by this Agreement or any other Transaction Document.

            (d) OTHER ACTIONS. Bancorp shall have furnished Chart with such certificates of its respective officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 8.1 and 8.2 as Chart may reasonably request.

      8.3. CONDITIONS TO OBLIGATIONS OF BANCORP. The obligations of Bancorp to consummate the Merger are also subject to the fulfillment or written waiver by Bancorp prior to the Closing Date of each of the following conditions:

            (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Chart in this Agreement which is qualified as to materiality shall be true and correct and each such representation or warranty that is not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement, and (except to the extent such representations and warranties speak as of an earlier date, with respect to which such representations and warranties shall be true and correct in all material respects as of such earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that for purposes of this Section 8.3(a), such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, and without giving effect to any qualification as to materiality set forth in such representations or warranties, would have a Material Adverse Effect on Chart, and Bancorp shall have received a certificate, dated the Effective Date, signed by the Chief Executive Officer and the Chief Financial Officer of Chart to such effect.

            (b) PERFORMANCE OF OBLIGATIONS OF CHART. Chart shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Bancorp shall have received a certificate, dated the Effective Date, to such effect signed by the Chief Executive Officer and Chief Financial Officer of Chart.

            (c) DISSENTING SHARES. Dissenting Shares shall not represent 10% or more of the outstanding Chart Common Stock.

            (d) PAYMENTS AGREEMENTS. The Payments Agreements referred to in
Section 7.14 shall have been duly executed and delivered by the respective parties thereto and shall be in full force and effect, and each party thereto other than Bancorp shall have performed in all material respects all obligations required to be performed by it thereunder at or prior to the Effective Time.

            (e) CONSENTS UNDER AGREEMENTS. The consent, approval or waiver of each Person (other than regulatory approvals contemplated in Section 8.1(c)) whose consent or approval shall be required in order to permit (i) the lawful consummation of the Merger and (ii) the succession by Surviving Bank pursuant to the Merger to any obligation, right or interest of Chart or any of Chart's Subsidiaries under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument shall have been obtained, except for such consents the failure of which to be obtained would not, individually or in the aggregate, have a Material Adverse Effect on Bancorp after giving effect to the consummation of the Transactions, and none of such permits, consents, waivers, clearances, approvals and authorizations shall contain any term or condition which would, individually or in the aggregate, have a Material Adverse Effect on Chart or Bancorp.

            (f) NO PARACHUTE PAYMENTS. Neither Chart or any of Chart's Subsidiaries shall have taken any action or made any payments that would result, either individually or in the aggregate, in any violation of the requirements set forth in Section 4.2.

            (g) ABSENCE OF CHART CHANGES. From the date of this Agreement through the Closing Date, there shall not have occurred any change that individually or in the aggregate has or could reasonably be expected to have a Material Adverse Effect on Chart, provided however, that solely for the purposes of determining whether this condition has been fulfilled, Material Adverse Effect shall not be deemed to include the impact of (1) changes in banking and similar laws, rules or regulations of general applicability or interpretations thereof by Governmental Authorities, (2) changes in GAAP or regulatory accounting requirements applicable to financial institutions and their holding companies generally, (3) changes in economic conditions affecting financial institutions generally, including but not limited to, changes in general levels of interest rates generally, (4) direct effects of compliance with this Agreement on the operating performance of Chart, including expenses incurred by Chart in consummating the transactions contemplated by this Agreement and (5) the effects of any action or omission taken with the prior consent of Bancorp or as otherwise contemplated by this Agreement or any other Transaction Document.

            (h) OTHER ACTIONS. Chart shall have furnished Bancorp with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 8.1 and 8.3 as Bancorp may reasonably request.

                            ARTICLE IX. TERMINATION

      9.1. TERMINATION. This Agreement may be terminated and the Merger and the other transactions contemplated by this Agreement may be abandoned at any time prior to the

Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the transactions contemplated in this Agreement by the stockholders of Chart:

            (a) MUTUAL CONSENT. By mutual consent of Bancorp and Chart, if the Board of each so determines by vote of a majority of the members of its entire Board.

            (b) DELAY. By either Bancorp or Chart (if its Board so determines by vote of a majority of the members of its entire Board) if (i) the Effective Time shall not have occurred on or before July 15, 2005 or such later date as the parties may have agreed upon in writing (the "EXPIRATION DATE"), except to the extent that the failure of the Merger then to be consummated arises out of or results from the knowing action or inaction of (i) the party seeking to terminate pursuant to this Section 9.1(b)) or (ii) any of the Shareholders (if Chart is the party seeking to terminate), which action or inaction is in violation of its obligations under this Agreement or, in the case of the Shareholders, his, her or its obligations under the relevant Voting Agreement.

            (c) NO APPROVAL. By Chart or Bancorp, if its Board so determines by a vote of a majority of the members of its entire Board, in the event that the approval of any Governmental Authority required for consummation of the Merger and the other transactions contemplated by this Agreement (other than the Conversion) shall have been denied by final nonappealable action of such Governmental Authority or an application therefor shall have been permanently withdrawn at the request of a Governmental Authority.

            (d) NO CONVERSION. By Chart or Bancorp, if its Board so determines by a vote of a majority of the members of its entire Board, in the event that
(i) the requisite approval of the Conversion by Bancorp's Board of Trustees or its Corporators is not received; (ii) the approval of any Governmental Authority required for consummation of the Conversion shall have been denied by final nonappealable action of such Governmental Authority or an application therefor shall have been permanently withdrawn at the request of a Governmental Authority; or (iii) if any court of competent jurisdiction or other governmental authority shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the Conversion and such order, decree, ruling or other action shall have become final and nonappealable.

            (e) BREACH. At any time prior to the Effective Time, by Bancorp or Chart (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if its Board so determines by vote of a majority of the members of its entire Board, in the event of: (i) a material breach by Bancorp or Chart, as the case may be, of any representation or warranty contained herein, which breach would constitute, if occurring or continuing on the Closing Date, the failure of the conditions set forth in Section 8.2(a) or 8.3(a), as the case may be, and which cannot be or has not been cured within 30 days after the giving of written notice to the breaching party or parties of such breach; or (ii) a material breach by Bancorp or Chart, as the case may be, of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party or parties of such breach.

            (f) NO SHAREHOLDER/CORPORATOR APPROVAL. By either Bancorp or Chart (provided, that the terminating party shall not be in material breach of any of its respective obligations under

Section 7.2 and 7.4) if (i) any approval of the stockholders of Chart required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of Chart's stockholders or at any adjournment or postponement thereof, or, if such meeting of stockholders shall not have been held or shall have been canceled prior to the Expiration Date or (ii) any approval of the Corporators of Bancorp required for the consummation of the Transactions shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of Bancorp's Corporators or at any adjournment or postponement thereof, or, if such meeting of Corporators shall not have been held or shall have been canceled prior to the Expiration Date.

            (g) FAILURE TO RECOMMEND. By Bancorp if, at any time prior to the Chart Meeting, (i) Chart shall have materially breached Section 7.9 or (ii) the Chart Board shall have failed to make its recommendation referred to in Section 7.4, withdrawn such recommendation or modified or changed such recommendation in a manner adverse in any respect to the interests of Bancorp, or (iii) Chart shall have materially breached its obligations to call, give notice of, convene and hold the Chart Meeting in accordance with Section 7.4.

            (h) CERTAIN TENDER OFFERS. By Bancorp, if a Tender Offer is commenced, other than by Bancorp or a Subsidiary thereof, and the Chart Board recommends that the stockholders of Chart tender their shares in such Tender Offer or otherwise fails to recommend that such stockholders reject such Tender Offer.

      9.2. EFFECT OF TERMINATION; EXPENSES.

            (a) In the event of the termination of this Agreement pursuant to
Section 9.1, this Agreement shall forthwith become void (except as set forth in Section 10.1), subject to Sections 9.3 and 9.4, and there shall be no liability on the part of any party hereto, except (i) each party shall remain liable in any action at law or otherwise for any liabilities or damages arising out of its gross negligence or willful breach of any provision of this Agreement, and (ii) as otherwise provided in this Section 9.2 or in Section 9.3 or Section 9.4.

            (b) If:

                  (i) this Agreement is terminated as a result of any breach of a representation, warranty, covenant or other agreement which is caused by the gross negligence or willful or intentional breach of a party hereto, such party shall be liable to the other party for all out-of-pocket costs and expenses, including, without limitation, the reasonable fees and expenses of lawyers, accountants and investment bankers, incurred by such other party in connection with the entering into of this Agreement and the carrying out of any and all acts contemplated hereunder ("EXPENSES"); or

                  (ii) this Agreement is terminated pursuant to Section 9.1(d)
            (other than under circumstances in which a breach of a representation or warranty of Chart or a breach by Chart of one or more covenants in this Agreement has materially adversely affected Bancorp's ability to obtain the necessary votes or to complete the Conversion in a timely manner), then Bancorp shall be liable to Chart for Chart's Expenses; or

                  (iii) Bancorp has not consummated the Conversion by July 15,
            2005 (and was obligated under this Agreement as of immediately prior to such date to use its reasonable best efforts to consummate the Conversion) under circumstances where Section 9.3(a)(i) does not apply, Bancorp shall be liable to Chart for Chart's Expenses; provided that Bancorp shall not be obligated to make any payment under this Section 9.2(b)(iii) under circumstances in which a breach of a representation or warranty of Chart or a breach by Chart of one or more covenants in this Agreement has materially adversely affected Bancorp's ability to complete the Conversion in a timely manner;

            provided, however, that the maximum amount any party shall be liable to pay to the other party for Expenses pursuant to this Section 9.2(b) shall be limited to $500,000. The payment of Expenses is not an exclusive remedy, but is in addition to any other rights or remedies available to the parties hereto (whether at law or in equity) arising out of the gross negligence of a party or willful breach of any provision of this Agreement or under this Agreement.

      9.3. BANCORP SPECIAL PAYMENT.

            (a) PAYMENT EVENTS. As a condition of Chart's willingness to, and in order to induce Chart to, enter into this Agreement, and to reimburse Chart for incurring the damages, costs and expenses related to entering into this Agreement and consummating the transactions contemplated by this Agreement, Bancorp hereby agrees to pay to Chart, as liquidated damages and in lieu of any other rights or remedies under this Agreement, a payment in the amount of $2,300,000 (as such amount may be adjusted pursuant to Section 9.3(d), the "BANCORP SPECIAL PAYMENT") if and only if:

                  (i) Bancorp has failed to consummate the Conversion by July
            15, 2005, as a result of a material failure to perform or comply with any of its covenants or agreements herein; or

                  (ii) Chart has terminated this Agreement in accordance with
            Section 9.1(e) because Bancorp has intentionally or willfully breached any of its representations or warranties herein or intentionally and willfully failed to perform or comply with any of its covenants or agreements herein, in each case to such extent as to permit such termination.

            (b) DURATION OF CHART'S RIGHTS WITH RESPECT TO BANCORP SPECIAL PAYMENT. Notwithstanding any other provision of this Agreement, the provisions of this Section 9.3 shall remain in effect and shall be enforceable by Chart or any successor in interest notwithstanding the expiration or any termination of this Agreement.

            (c) EXCLUSIVITY OF REMEDY. Notwithstanding anything to the contrary set forth in this Agreement, if Bancorp pays or causes to be paid (as required by this agreement) to Chart the Bancorp Special Payment, neither Bancorp nor any Bancorp Subsidiary will have any further obligations or liabilities to Chart with respect to this Agreement or the transactions contemplated by this Agreement.

            (d) ADJUSTMENT TO AMOUNT OF BANCORP SPECIAL PAYMENT. The amount of the Bancorp Special Payment shall be reduced by the amount of any Expenses paid by Bancorp to Chart pursuant to Section 9.2(b).

            (e) PAYMENT REQUIRED. Any payment required under this Section 9.3 will be payable by Bancorp to Chart (by wire transfer of immediately available funds to an account designated by Chart) within five Business Days after demand by Chart.

      9.4. CHART SPECIAL PAYMENT. As a condition of Bancorp's willingness, and in order to induce Bancorp, to enter into this Agreement and to reimburse Bancorp for incurring the damages, costs and expenses related to entering into this Agreement and consummating the transactions contemplated by this Agreement, Chart will pay to Bancorp the sum of $2,300,000 (as such amount may be adjusted pursuant to Section 9.4(f), the "CHART SPECIAL PAYMENT"), if and only if a Payment Event (as hereinafter defined) shall have occurred before the Special Payment Termination Date (as hereinafter defined) determined in accordance with
Section 9.4(c).

            (a) "PAYMENT EVENT" shall mean any of the following events:

                  (i) without Bancorp's prior written consent, Chart or
            shareholders of Chart shall have entered into an agreement to effect, or shall have consummated, a Change in Control Transaction;

                  (ii) This Agreement shall have been terminated by Bancorp
            pursuant to Section 9.1(g) or 9.1(h);

                  (iii) Bancorp shall have terminated this Agreement in
            accordance with Section 9.1(e) because Chart has intentionally or willfully breached any of its representations or warranties herein or intentionally and willfully failed to perform or comply with any of its covenants or agreements herein, in each case to such extent as to permit such termination; or

                  (iv) This Agreement shall have been terminated by either party pursuant to Section 9.1(f)(i).

            (b) A "TIME EXTENSION EVENT" shall mean any of the following events:

                  (i) any person (other than Bancorp or any Bancorp Subsidiary)
            shall have commenced a Tender Offer; or

                  (ii) Any person (other than Bancorp or any Bancorp Subsidiary)
            shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of or has the contractual right to acquire beneficial ownership of, or any "group" (as such term is defined in Section 13(d)(3) of the Exchange Act) shall have been formed which beneficially owns or has the contractual right to acquire beneficial ownership of, 15% or more of the then outstanding shares of Chart Common Stock; or

                  (iii) following an Acquisition Proposal, the holders of Chart
            Common Stock shall
            not have approved this Agreement at the meeting of such stockholders held for the purpose of voting on this Agreement; or

                  (iv) following the occurrence of an Acquisition Proposal:

                        (1) the meeting of Chart stockholders held for the
                  purpose of voting on this Agreement shall not have been held in violation of Chart's obligations set forth in Section 7.4 hereof, or shall have been canceled prior to termination of this Agreement,

                        (2) Chart's Board shall have withdrawn or modified in a
                  manner adverse to Bancorp the recommendation of Chart's Board with respect to this Agreement and the Merger, or

                        (3) Chart shall have willfully or intentionally breached
                  any representation, warranty, covenant or obligation contained in this Agreement and such breach would entitle Bancorp to terminate this Agreement under Section 9.1(e) hereof (without regard to the cure period provided for therein unless such cure is promptly effected without jeopardizing consummation of the Merger pursuant to the terms of this Agreement).

            (c) SPECIAL PAYMENT TERMINATION DATE. The "SPECIAL PAYMENT TERMINATION DATE" shall be the earliest to occur of:

                  (i) The Effective Time of the Merger,

                  (ii) The date that is 12 months after termination or
            expiration of this Agreement following the occurrence of a Time Extension Event;

                  (iii) The date on which the Agreement is terminated in
            accordance with its terms, BUT ONLY IF such termination takes place PRIOR to the occurrence of a Payment Event or a Time Extension Event.

            (d) DURATION OF BANCORP'S RIGHTS WITH RESPECT TO CHART SPECIAL PAYMENT. Notwithstanding any other provision of this Agreement, the provisions of this Section 9.4 shall remain in effect and shall be enforceable by Bancorp or any successor in interest notwithstanding the expiration or any termination of this Agreement.

            (e) EXCLUSIVITY OF REMEDY. Notwithstanding anything to the contrary set forth in this Agreement, if Chart pays or causes to be paid (as required by this agreement) to Bancorp or to Bancorp Bank the Chart Special Payment, neither Chart nor any Chart Subsidiary will have any further obligations or liabilities to Bancorp or Bancorp Bank with respect to this Agreement or the transactions contemplated by this Agreement.

            (f) ADJUSTMENT TO AMOUNT OF CHART SPECIAL PAYMENT. The amount of Chart Special Payment shall be reduced by the amount of any Expenses paid by Chart to Bancorp pursuant to Section 9.2(b).

            (g) EFFECT ON STANDSTILL ARRANGEMENTS. In the event Chart pays to Bancorp the Chart

Special Payment, any standstill provisions contained in the Confidentiality Agreements referred to in Section 7.9 shall terminate.

            (h) PAYMENT REQUIRED. Any payment required under this Section 9.4 will be payable by Chart to Bancorp (by wire transfer of immediately available funds to an account designated by Bancorp) within five Business Days after demand by Bancorp.

                            ARTICLE X. MISCELLANEOUS

      10.1. SURVIVAL. No representations, warranties, agreements and covenants contained in this Agreement shall survive the Effective Time (other than agreements or covenants contained herein that by their express terms are to be performed after the Effective Time, and the Voting Agreements, the Release Agreements, the Consulting Agreements and the Payments Agreements, which shall terminate in accordance with the terms thereof) or the termination of this Agreement if this Agreement is terminated prior to the Effective Time (other than Sections 7.7(c) and 9.4, and, excepting Section 10.12 hereof, this Article X, which shall survive any such termination).

      10.2. WAIVER; AMENDMENT. Prior to the Effective Time, any provision of this Agreement may be (i) waived by the party benefited by the provision or (ii) amended or modified at any time, by an agreement in writing among the parties hereto executed in the same manner as this Agreement, except that after Chart Meeting no amendment shall be made which changes in kind or reduces in amount the Merger Consideration without the further approval of Chart's stockholders.

      10.3. COUNTERPARTS AND FACSIMILE SIGNATURES. This Agreement and the exhibits hereto may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Facsimile execution and delivery of this Agreement and the exhibits hereto by any of the parties shall be legal, valid and binding execution and delivery of such document for all purposes.

      10.4. GOVERNING LAW. This Agreement shall be governed by, and interpreted in accordance with, the laws of The Commonwealth of Massachusetts applicable to contracts made and to be performed entirely within such state.

      10.5. EXPENSES. Except as otherwise provided in Section 9.2, each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants and counsel and, in the case of Bancorp, the registration fee to be paid to the SEC in connection with the Registration Statement, except that expenses of printing the Proxy Statement shall be shared equally between Chart and Bancorp.

      10.6. NOTICES. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

      If to Chart to:

               ChartBank
               295 Weston Street
               Waltham, Massachusetts 02453
               Attention: President & Chief Executive Officer
               Fax:

      With a copy to:

               Goodwin Procter LLP
               Exchange Place
               Boston, Massachusetts 02109
               Attention: William P. Mayer
               Fax: (617) 532-1231

      If to Bancorp to:

               Benjamin Franklin Bancorp, M.H.C.
               58 Main Street
               P.O. Box 309
               Franklin, Massachusetts 02038-0927
               Attention: President & Chief Executive Officer
               Fax: (508) 520-8364

      With a copy to:

               Foley Hoag LLP
               155 Seaport Boulevard
               Boston, Massachusetts 02210
               Attention: Peter W. Coogan
               Fax: (617) 832-7000

      10.7. ENTIRE UNDERSTANDING; NO THIRD PARTY BENEFICIARIES. This Agreement and the other Transaction Documents represent the entire understanding of the parties hereto and thereto with reference to the transactions contemplated hereby and thereby and this Agreement and the other Transaction Documents supersede any and all other oral or written agreements heretofore made. Except for the Indemnified Parties' right to enforce Bancorp's obligation under Section 7.12, which are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives, nothing in this Agreement, expressed or implied, is intended to confer upon any Person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

      10.8. SEVERABILITY. Except to the extent that application of this Section
10.8 would have a Material Adverse Effect on Chart or Bancorp, any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable. In all such cases, the parties shall use their commercially-reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practicable, implements the original purposes and intents of this Agreement.

      10.9. ENFORCEMENT OF THE AGREEMENT. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

      10.10. INTERPRETATION. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of, or Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." References to sections include subsections which are part of the related sections (e.g. a section numbered "Section 5.5(a)" would be part of "Section 5.5" and references to "Section 5.5" would also refer to material contained in the subsection described as "Section 5.5(a)").

      10.11. ASSIGNMENT. No party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other party. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

      10.12. ALTERNATIVE STRUCTURE. Notwithstanding any provision of this Agreement to the contrary, Bancorp may at any time modify the structure of the acquisition of Chart set forth herein, subject to the prior written consent of Chart, which consent shall not be unreasonably withheld or delayed, provided that (i) the Merger Consideration to be paid to the holders of Chart Common Stock is not thereby changed in kind or reduced in amount as a result of such modification, (ii) Chart determines, based upon advice from its tax counsel, that such modification will not adversely affect the tax treatment of Chart's stockholders as a result of receiving the Merger Consideration and (iii) such modification will not materially delay or jeopardize receipt of any required approvals of Governmental Authorities.

              *REMAINDER OF PAGE HAS INTENTIONALLY BEEN LEFT BLANK*

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

                                       BENJAMIN FRANKLIN BANCORP, M.H.C.

                                       By: /s/ Thomas R. Venables
                                           -------------------------------------
                                           Name:  Thomas R. Venables
                                           Title: President and Chief Executive
                                                  Officer

                                       By: /s/ Ronald E. Baron
                                           -------------------------------------
                                           Name:  Ronald E. Baron
                                           Title: Senior Vice President and
                                                  Treasurer

                                       BENJAMIN FRANKLIN SAVINGS BANK

                                       By: /s/ Thomas R. Venables
                                           -------------------------------------
                                           Name:  Thomas R. Venables
                                           Title: President and Chief Executive
                                                  Officer

                                       By: /s/ Ronald E. Baron
                                           -------------------------------------
                                           Name:  Ronald E. Baron
                                           Title: Senior Vice President and
                                                  Treasurer

                                       CHART BANK, A COOPERATIVE BANK

                                       By: /s/ Richard E. Bolton, Jr.
                                           -------------------------------------
                                           Name:  Richard E. Bolton, Jr.
                                           Title: President and Chief Executive
                                                  Officer

                                       By: /s/ Dean L. Kenney
                                           -------------------------------------
                                           Name:  Dean L. Kenney
                                           Title: Treasurer and Chief Financial
                                                  Officer

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